                                                                   Exhibit 10.1



                                  ------------------



                                   LEASE AGREEMENT

                                    By and Between

                       312 MARSHALL AVENUE LIMITED PARTNERSHIP,
                                     as Landlord

                                         and

                           COMPUTER LEARNING CENTERS, INC.
                                      as Tenant




Dated:  April 1, 1996




[TEMPORARY SPACE]


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                                  TABLE OF CONTENTS

LEASE AGREEMENT

EXHIBIT A        --   Plan Showing Premises
EXHIBIT B        --   Schedule of Improvements
EXHIBIT C        --   [Intentionally Omitted]
EXHIBIT D        --   Rules and Regulations
EXHIBIT E        --   Holidays
EXHIBIT F        --   Site Plan
EXHIBIT G        --   Tenant's Sign Plans
EXHIBIT H        --   Janitorial Specifications
EXHIBIT I-1      --   Non-Disturbance Agreement (Lender)
EXHIBIT I-2      --   Non-Disturbance Agreement (Groundlessor)
EXHIBIT J        --   Prime Lease


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                                 LEASE AGREEMENT


          THIS LEASE AGREEMENT (this "Lease") is dated as of the 1st day of April, 1996, by and between 312 MARSHALL AVENUE LIMITED PARTNERSHIP, a Maryland limited partnership ("Landlord"), and COMPUTER LEARNING CENTERS, a Virginia corporation ("Tenant").

                                      RECITALS

          A. Landlord is the owner of the office building (the "Building") located at 312 Marshall Avenue, Laurel, Maryland and owns a leasehold interest in the land upon which it is situated (the "Land").

          B. Tenant desires to lease space in the Building, and Landlord is willing to rent space in the Building to Tenant upon the terms, conditions, covenants and agreements set forth herein.

          NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby covenant and agree as set forth below.

                                      ARTICLE I
                                       PREMISES

          1.1 Landlord hereby leases to Tenant and Tenant hereby rents from Landlord, for the term and upon the terms, conditions, covenants and agreements herein provided, approximately 1,848 square feet of rentable area, located on the first floor of the Building (the "Premises"). The rentable square feet of the Premises shall be determined in accordance with WDCAR standards. The rentable square feet of the Premises includes a core factor reflecting Tenant's use of the common areas. The Premises is outlined on Exhibit A attached hereto and made a part hereof.

          1.2 The lease of the Premises includes the right, together with other tenants of the Building and members of the public and subject to the Rules and Regulations attached hereto as Exhibit D, to use the common and public areas of the Building, but includes no other rights not specifically set forth herein.

          1.3 Landlord agrees to provide Tenant with the non-exclusive use of (10) parking spaces per 1,000 square feet of leased space throughout the initial term and with the same ratio for all expansions and renewals. Said parking shall be at no cost to Tenant and will be made available in the areas marked on the site plan attached hereto as Exhibit F. Between the hours of 7:00 AM and 6:00 PM, Monday through Friday, Tenant will park no more then three (3) cars per 1000 square feet of leased space in the lots marked "A" and "B" and the balance of their cars in the lot marked "C" on the site plan attached hereto as Exhibit F. The parties acknowledge that certain of the parking rights granted to Tenant hereunder pertain to certain property adjacent to the Building and the Land owned by Landlord or an affiliate of Landlord. Landlord represents and warrants that (i) it has the authority to grant such parking rights to Tenant pursuant to the terms of that certain Construction, Operating and Reciprocal Easement Agreement dated April 5, 1963 recorded at Liber 2851, folio 314 among the land records of Prince George's County, Maryland (the "Land Records"), as amended by that certain First Supplement dated June 19, 1964 recorded among the Land Records at Liber 2992, folio 619, that certain Second Supplement dated November 15, 1965 recorded among the Land Records at Liber 3276, folio 157 and that certain Third Supplement dated October 22, 1966 recorded among the Land Records at Liber 3435, folio 517 (as so amended, the "Cross-Easement Agreement"), (ii) that it shall provide to Tenant a true and correct copy of the Cross-Easement Agreement prior to execution hereof, and (iii) that it shall not terminate or modify the Cross-Easement Agreement in any manner which might impair Tenant's parking rights hereunder. Tenant will devise a plan to be approved by the Landlord for enforcement of the parking restrictions set forth in this paragraph. Tenant further agrees to use reasonable efforts to enforce these parking restrictions.

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                                      ARTICLE II
                                         TERM

          2.1 The term of this Lease (the "Lease Term") shall commence on April 1, 1996 (the "Lease Commencement Date") and shall continue for a period of five (5) consecutive years thereafter, unless the Lease Term is terminated earlier in accordance with the provisions of this Lease.

          2.2 For purposes of this Lease, the term "Lease Year" shall mean a period of twelve (12) consecutive months, commencing on the Lease Commencement Date, and each successive twelve (12) month period thereafter; except that if the Lease Commencement Date is a day other than the first day of a month, then the first Lease Year shall commence on the Lease Commencement Date and shall continue for the balance of the month in which the Lease Commencement Date occurs and for a period of twelve (12) calendar months thereafter.

          2.3 Tenant shall have the option to cancel this Lease at the end of any Lease Year, without penalty, provided that (a) Tenant is not then in default hereunder beyond any notice and cure periods and (b) Tenant provides written notice of its exercise of such cancellation right no later than nine
(9) months prior to the termination date.

                                     ARTICLE III
                                      BASE RENT

          3.1 (a) During the Lease Term, Tenant shall pay to Landlord, as annual base rent for the Premises in equal monthly installments, in advance, on the first day of each calendar month during the Term, the amounts set forth below:

               Year      Rental Rate         Amount

               1         $15.00              $2,310.00
               2         $13.00              $2,002.00
               3         $13.39              $2,062.06
               4         $13.79              $2,123.66
               5         $14.21              $2,188.34

               (b) Concurrently with the execution of this Lease, Tenant shall pay to Landlord an amount equal to one (1) monthly installment of the annual base rent payable during the first (1st) Lease Year, which amount shall be credited by Landlord toward the monthly installment of annual base rent payable for the first full calendar month falling within the Lease Term. This amount shall be a non-refundable payment to Landlord in the event
Tenant does not occupy the Premises pursuant to this Lease. If the Lease Commencement Date is a day other than the first day of a month, then annual base rent from the Lease Commencement Date until the first day of the following month shall be prorated on a per diem basis at the rate of one-thirtieth (1/30th) of the monthly installment of annual base rent payable during the first Lease Year, and Tenant shall pay such prorated installment of annual base rent in advance on the Lease Commencement Date.

          3.2 All sums payable by Tenant under this Lease, whether or not stated to be annual base rent or additional rent, shall be paid to Landlord in legal tender of the United States, without notice, setoff, deduction or demand, except as specifically provided for herein, at the address to which notices to Landlord are to be given or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant. If Landlord shall at any time accept rent after it shall have become due and payable, such

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acceptance shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord's rights hereunder.

                                      ARTICLE IV
                            INCREASES IN OPERATING CHARGES

          4.1  Operating Charges.

               (a) As additional rent for the Premises, Tenant shall pay to Landlord Tenant's proportionate share of the amount by which the Operating Charges (as hereinafter defined) incurred by Landlord in the operation of the Building (which term, for the purposes of this Article IV, shall include the Land) during each calendar year falling entirely or partly within the Lease Term exceed the Operating Charges incurred by Landlord in the operation of the Building during the 1996 calendar year (the "Operating Charges Base Amount"). For purposes of determining Operating Charges Base Amount, the following provisions shall apply: (i) to the extent any landscaping, maintenance and/or repair work is covered by any guarantees or warranties, the Operating Charges for each of such items shall be the costs incurred on account thereof during the first full year after such guarantees or warranties have expired; (ii) in the event any maintenance or repair work is deferred during the 1996 calendar year, Operating Costs shall be increased by the costs which Landlord would have incurred in performing such deferred obligations; (iii) to the extent the Lease Commencement Date occurs after June 1, 1996, then the base year shall be the 1997 calendar year; and (iv) Real Estate Taxes included in the Operating Charges Base Amount shall be calculated based upon the Real Estate Taxes for the first full tax year that reflect the occupancy of the Building by Tenant and BG&E and the improvements made to the Building to accommodate Tenant and BG&E. For purposes of this Section, Tenant's proportionate share of increases in Operating Charges shall be that percentage which is equal to a fraction, the numerator of which is the number of square feet of rentable area in the Premises, and the denominator of which is the total rentable area of the Building.

               (b) The Operating Charges shall mean the sum of the costs and expenses reasonably incurred by Landlord in the course of operating, managing, insuring, servicing, repairing, maintaining, and protecting the Building (including, but not limited to, a fair market management fee equal to five percent (5%) of the gross income from the Building), and Real Estate Taxes as defined in Section 4.1(c). All Operating Charges shall be determined according to generally accepted accounting principles which shall be consistently applied. Anything contained herein to the contrary notwithstanding, "Operating Charges" shall not include: (i) expenses for which Landlord is reimbursed (either by an insurer, condemnor, tenant, warrantor or otherwise) to the extent of funds received by Landlord; (ii) expenses incurred in leasing or procuring tenants (including lease commissions, advertising expenses and expenses of renovating space for tenants); (iii) interest or amortization payments on any mortgages or deeds of trust; (iv) net basic rents under ground leases; (v) costs specially billed to and paid by specific tenants; (vi) depreciation or capital improvements costs with respect to the Building, the Land or any equipment, machinery, fixtures or improvements therein, EXCEPT for amortization of the cost of improvements or equipment which are capital in nature and which are installed for the purpose of either reducing Operating Charges of the Building, up to the amount saved as a result of the installation thereof in any Lease Year, or (II) of complying with any laws, ordinances, rules and regulations first taking effect after the Lease Commencement Date (and all of such permitted capital costs shall be amortized on a straight-line basis over the useful life of the capital investment items, such useful life being deemed the longest period permissible by IRS regulations, with only the annual amortized portion being included in Operating Charges for any Lease
Year); (vii) rental or similar payments made in connection with the leasing of any equipment which is considered capital in nature; (viii) compensation paid to officers of Landlord or officers of the management agent who do not perform property management related activities; (ix) the cost of tools, equipment and material used in the initial construction of the Building; (x) costs directly resulting from the gross negligence or willful misconduct of Landlord, its employees, agents, contractors or employees; (xi) costs for any structural maintenance, replacement or redesign; (xii) legal fees and other expenses incurred by Landlord or agents in connection with negotiations or disputes with tenants or prospective tenants for the Building; (xiii) expenses for the correction of defects in Landlord's construction of the Building and/or in its construction of the Improvements; (xiv) allowances, concessions, permits,

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licenses, inspections, and other costs and expenses incurred in the initial build-out of space for tenants (including Tenant), or any cash or other consideration paid by Landlord on account of, with respect to, or in lieu of the initial build-out described above; (xv) Landlord's costs of any services sold or provided to tenants for which Landlord is otherwise reimbursed by Tenant under this Lease or any other tenant: (xvi) expenses in connection with services or other benefits of a type which are not made available to Tenant but which are provided to another tenant or occupant, if any; (xvii) costs incurred due to violation by Landlord or any tenant (other than Tenant) of the terms and conditions of any lease; (xviii) renovation of the Building made necessary by casualty or the exercise of eminent domain; (xix) any compensation paid to clerks, attendants or other persons in commercial concessions operated for profit by Landlord; (xx) increased insurance premiums caused by Landlord's or any tenant's (other than Tenant's) hazardous acts; (xxi) costs arising from the presence of hazardous materials in, about or below the Building or the Land; (xxii) costs incurred for any items to the extent of Landlord's recovery under a manufacturer's, materialmen's, vendor's or contractor's warranty; (xxiii) costs of acquisition of sculpture, paintings or other objects of art; (xxiv) reserves for repairs, maintenance and replacements; (xxv) costs of repairs incurred by reason of condemnation, to the extent Landlord receives compensation therefor through condemnation or similar awards; (xxvi) costs relating to maintaining Landlord's existence, either as a corporation, partnership, trust or other entity; (xxv)
Landlord's general overhead expenses; (xxvi) costs incurred to achieve compliance with any governmental laws, ordinances, rules, regulations or orders enacted prior to the date hereof; (xxvii) any penalties or interest expenses incurred because of Landlord's failure timely to pay any Operating Charges or Taxes; (xxviii) costs of any repairs or improvements to the Building resulting from a fire or other casualty, to the extent such repairs would be covered by the insurance which Landlord is required to procure hereunder and Landlord fails to procure the same; (xxix) accounting fees other than those attributable to reviewing and preparing operating statements for the Building; and (xxx) because the Premises has or will be separately metered for electricity and HVAC usage, and that Tenant will be paying all bills for electricity consumed within the Premises directly to the local utility provider, Operating Charges shall also exclude electric, HVAC and related costs for leased space in the Building (but the reasonable cost of providing electrical and HVAC service to the Common Areas, as reasonably demonstrated by Landlord, shall constitute an Operating Charge). There shall be no duplication of costs or reimbursement. Landlord shall use reasonable efforts to minimize Operating Charges for the Building.

               (c) Real Estate Taxes shall mean (i) all real estate taxes, including general and special assessments, if any, which are imposed upon Landlord or assessed against the Building and/or the Land, (ii) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Building and/or the Land which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by the rents payable by tenants of the Building, and (iii) expenses (including reasonable attorneys' fees) incurred in reviewing, protesting or seeking a reduction of real estate taxes. There shall be excluded from such taxes all income taxes; provided, however, that if at any time during the Lease Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a tax in lieu thereof, including, without limitation, a capital levy or a tax on the gross rents received with respect to the Building or Land, or a federal, state, county, municipal, or other local income or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Land is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term Real Estate Taxes, but only to the extent that the same would be payable if the Building or Land were the only property of Landlord, or otherwise properly allocable to the Land. Landlord covenants to pay all Operating Charges and real property taxes before the same become delinquent. No penalty or interest because of the failure to timely pay any tax shall be included as Real Estate Taxes. In no event shall Real Estate Taxes include any increases attributable to any enlargement, expansion or substantial renovation of the Building or any part thereof. At Tenant's request, Landlord shall contest any assessed valuation of the Building or Land or the amount of any Real Estate Taxes with counsel reasonably acceptable to Tenant; provided that Landlord may elect not to so appeal the assessed value of the Land or Building or the amount of any Real Estate Taxes, in which event
Tenant shall be entitled to appeal the same on Landlord's behalf (and Tenant shall be entitled to recover the cost it incurs in prosecuting any such appeal before any savings generated thereby is passed on to the tenants of the Building). Landlord and its affiliated entities (including Berman Enterprises Limited Partnership) agree to execute such documents as Tenant may

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request in order to enable Tenant to appeal any Real Estate Tax bill or assessment of the Land and/or Building. Reductions in real estate taxes shall reduce the Operating Charges for the applicable Lease Year(s). Landlord's obligation to refund amounts to Tenant on account of any refund of Real Estate Taxes received after the Lease Term has expired, but attributable to periods within the Lease Term, shall survive the expiration or earlier termination of this Lease.

          4.2 If the average occupancy rate for the entire Building during any calendar year is less than ninety-five percent (95%), or if Landlord is not furnishing to any particular tenant or tenants in the Building any services or utilities customarily furnished by Landlord to all tenants in the Building, then the Operating Charges for such calendar year which vary with occupancy levels (such as janitorial charges) shall be deemed to include all additional costs and expenses, as reasonably estimated by Landlord, which would have been incurred during such calendar year if such average occupancy rate had been ninety-five percent (95%) and if Landlord had in fact furnished to all tenants all services and utilities customarily furnished by Landlord to tenants in the Building. Further, the parties agree that, in all events, Operating Charges for the 1996 calendar year shall be grossed-up to reflect costs which would have been incurred had the Building been one hundred percent (100%) leased at all times during such period.

          4.3 Following the expiration of the first Lease Year, Tenant shall make estimated monthly payments to Landlord on account of increases in charges described in Section 4.1 that are expected to be incurred during each calendar year, as reasonably estimated by Landlord. Within approximately ninety (90) days after the expiration of each calendar year, Landlord shall submit to Tenant an itemized statement ("Year-End Statement") of Operating Charges for such calendar year, showing Tenant's proportionate share of the amounts by which the costs and expenses actually incurred during the preceding calendar year exceeded the Operating Charges Base Amount. The Year-End Statement shall (i) include copies of all Real Estate Tax bills, (ii) include a itemized break-down of Operating Charges (including those applicable to the 1996 calendar year and those incurred on account of "controllable" expenses), and
(iii) be certified as true and correct by an officer of Landlord. If such statement indicates that the aggregate amount of Tenant's estimated payments, if any, exceeds Tenant's actual liability, Tenant shall deduct the net overpayment from its next payment or payments of annual base rent, except that in the last Lease Year Landlord shall promptly remit such overpayment to Tenant. If such statement indicates that Tenant's actual liability exceeds the estimated payments, if any, made by Tenant, then Tenant shall pay to Landlord, within fifteen (15) days of the date of Landlord's statement, the amount of such excess as additional rent due hereunder.

          4.4 In the event the Lease Term expires on a day other than the first day or the last day of a calendar year, the increases in the charges described in Section 4.1 to be paid by Tenant for such calendar year shall be a pro rata portion of Tenant's proportionate share thereof for the full calendar year.

          4.5 Landlord will respond to any request for information concerning any Operating Charge statement within thirty (30) days of Tenant's written request. Landlord agrees to retain the books and records substantiating Operating Charges incurred in each Lease Year at Landlord's address for notice for a period of at least three (3) years from the date Landlord submits its annual statement of actual Operating Charges to Tenant. Tenant shall have the right, during business hours and upon reasonable prior notice, to inspect Landlord's books and records relating to Operating Charges and/or to have such books and records audited at Tenant's expense by a certified public accountant or other party designated by Tenant; provided, however, that if any audit that discloses a discrepancy of more than six percent (6%) in the amount of Tenant's proportionate share of Operating Charges for any Lease Year, the cost of the audit shall be paid for by Landlord. Upon final resolution of the matter, any discrepancy shall be promptly corrected by a payment of any shortfall or overpayment to the appropriate party within thirty (30) days after the audit.

          4.6 Anything contained herein to the contrary notwithstanding, in no event shall Tenant's proportionate share of "controllable" Operating Charges increase by more than five percent (5%) in any calendar year. For purposes hereof, "controllable" Operating Charges shall mean all Operating Charges other than Real Estate Taxes, utility charges, insurance premiums and snow removal charges. Further, for purposes of the foregoing calculations, increases in the "repair and maintenance" line item of Operating Charges

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(excluding capital repairs) (i) shall be subject to a cap of eight and one half percent (8.5%) during the second (2nd) Lease Year, (ii) shall be subject to a cap of six and one-half percent (6.5%) during the third (3rd) Lease Year, and (iii) shall thereafter be subject to a five percent (5%) cap calculated on a cumulative, compounding basis, separate and apart from other Operating Charges.


                                      ARTICLE V
                               [INTENTIONALLY OMITTED]


                                      ARTICLE VI
                                   USE OF PREMISES

          6.1 Tenant shall use and occupy the Premises solely for the operation of a technical school with related uses, including training, storage and general office uses (the "Permitted Uses"), and for no other use or purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall not use or occupy the Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance to Landlord or other tenants of the Building. Tenant shall comply with all present and future laws, ordinances (including zoning ordinances and land use requirements), regulations, and orders of the United States of America, the State of Maryland, and any other public or quasi-public authority having jurisdiction over the Premises, concerning Tenant's use and occupancy of the Premises and all machinery, equipment and furnishings therein. It is expressly understood that if any present or future law, ordinance, regulation or order requires an occupancy or use permit for the Premises, Tenant shall obtain such permit at Tenant's own expense and shall promptly deliver a copy thereof to Landlord. Use of the Premises is subject to all covenants, conditions and restrictions of record.

          6.2 Tenant shall pay any business, rent or other taxes that are now or hereafter levied upon Tenant's specific use or occupancy of the Premises, the conduct of Tenant's business at the Premises, or Tenant's equipment or other personal property. In the event that any such taxes are enacted, changed or altered so that any of such taxes are levied against Landlord, or the mode of collection of such taxes is changed so that Landlord is responsible for collection or payment of such taxes, Tenant shall pay any and all such taxes to Landlord upon written demand from Landlord.

          6.3 Tenant shall not use or allow the Premises to be used for the Release, storage, use, treatment, disposal or other handling of any Hazardous Substance, without the prior consent of Landlord. The term "Release" shall have the same meaning as is ascribed to it in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended, ("CERCLA"). The term "Hazardous Substance" means (i) any substance defined as a "hazardous substance" under CERCLA, (ii) petroleum, petroleum products, natural gas, natural gas liquids, liquefied natural gas, and synthetic gas, and (iii) any other substance or material deemed to be hazardous or toxic under any federal, state or local law, code, ordinance or regulation. Nothing herein shall prohibit the transportation to and from, and the use, storage, maintenance and handling within, the Premises of cleaning and copying fluids and other similar substances customarily used in commercial offices, provided: (a) such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted uses and strictly in accordance with applicable laws and the manufacturers' instructions therefor; (b) if any applicable laws require that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense

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for such disposal directly with a qualified and licensed disposal company at a lawful disposal site; and (c) any remaining such substances shall be completely, properly and lawfully removed from the Building and Land by Tenant, at its sole expense, upon expiration or earlier termination of this Lease. Tenant shall: (a) comply with all federal, state, and local laws, codes, ordinances, regulations, permits and licensing conditions governing the Release, discharge, emission, or disposal of any Hazardous Substance and prescribing methods for or other limitations on storing, handling, or otherwise managing Hazardous Substances, (b) at its own expense, promptly contain and remediate any Release of Hazardous Substances arising from or related to Tenant's activities in the Premises, the Building, the Land or the environment and remediate and pay for any resultant damage to property, persons, and/or the environment, (c) give prompt notice to Landlord, and all appropriate regulatory authorities, of any Release of any Hazardous Substance in the Premises, the Building, the Land or the environment arising from or related to Tenant's activities, which Release is not made pursuant to and in conformance with the terms of any permit or license duly issued by appropriate governmental authorities, (d) following any Release, at Landlord's request, retain an independent engineer or other qualified consultant or expert acceptable to Landlord, to conduct, at Tenant's expense, an environmental audit of the Premises and immediate surrounding areas, (e) reimburse Landlord, upon demand, the reasonable cost of any testing for the purpose of ascertaining if there has been any Release of Hazardous Substances in the Premises, if such testing is required by any governmental agency or Landlord's Mortgagee, (f) upon expiration or termination of this Lease, surrender the Premises to Landlord free from the presence and contamination of any Hazardous Substance. Landlord represents and warrants that, to the best of its knowledge, as of the date hereof the Premises, Building and Land are free from Hazardous Substances and comply with all applicable laws,
ordinances, rules and regulations pertaining to the same.   Landlord shall
indemnify, defend and hold Tenant harmless from any loss or damage Tenant may suffer in the event the representation set forth in the immediately preceding sentence is untrue, or in the event any Hazardous Substances are released in the Building or Land as a result of the negligence or willful misconduct of Landlord or its agents or employees.

          6.4 As long as Tenant is not in default hereunder beyond any applicable notice and cure periods, Landlord covenants and agrees that Tenant shall have the exclusive right to conduct computer training and technical school/classroom operations from the Building, and Landlord shall not lease any space in the Building to any party that will engage in any such activities in a manner which is directly competitive with Tenant.

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                                 ARTICLE VII
                          ASSIGNMENT AND SUBLETTING

          7.1 Tenant shall not mortgage or otherwise encumber this Lease or all or any of Tenant's rights hereunder without obtaining the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. Similarly, Tenant shall not assign its rights under this Lease, or sublet all or any portion of the Premises, without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant may sublease or assign any portion of the leased premises to any related entity or affiliate of Tenant, including any entity created on account of a sale, merger, consolidation or other business combination (a "Permitted Transfer") without the Landlord's approval. The consent by Landlord to any assignment, subletting or occupancy shall not be construed as a waiver or release of Tenant from liability for the performance of any covenant or obligation to be performed by Tenant under this Lease, nor shall the collection or acceptance of rent from any assignee, subtenant or occupant constitute a waiver or release of Tenant from any of its liabilities or obligations under this Lease. Landlord's consent to any assignment, subletting or occupancy shall not be construed as relieving Tenant or any assignee, subtenant or occupant from the obligation of obtaining Landlord's prior written consent to any subsequent assignment, or occupancy. For any period during which Tenant is in default hereunder, Tenant hereby assigns to Landlord the rent due from any assignee, subtenant or occupant of Tenant and hereby authorizes each such assignee, subtenant or occupant to pay said rent directly to Landlord. If the rental paid to Tenant on any subletting, assignment or occupancy exceeds the rental payable by Tenant to Landlord hereunder (and if the subleased space does not constitute the entire Premises, the existence of such excess shall be determined on a pro rata basis), all such excess shall be split 50/50 with the Landlord and Tenant. The foregoing calculation shall be made only on any "net profits" realized by Tenant in connection with any assignment or subletting. In connection therewith, any excess payments realized by Tenant shall be offset by any brokerage fees, space fees, or advertising fees, any improvements paid for or allowances or other concessions provided by Tenant to or for the subtenant or assignee, and any other third-party costs actually incurred by Tenant in connection with any subletting or assignment, as well as rental attributable to any period that any space to be sublet or assigned is vacant or under construction. Further, in the case of an assignment, net profits shall include only the consideration paid for the right to assume this Lease, and not any amounts on account of the value of Tenant's business, inventory, good will, equipment, customer lists or other assets.

          7.2 If Tenant is a partnership, any dissolution of Tenant or withdrawal or change, whether voluntary, involuntary or by operation of law, of any general or limited partner or partners of Tenant shall be deemed a voluntary assignment of this Lease and subject to the provisions of Section
7.1. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of any stock or any interest in the capital stock of Tenant, voluntarily, involuntarily or by operation of law, shall be deemed a voluntary assignment of this Lease and subject to the provisions of Section 7.1 (but the foregoing shall not preclude Tenant from engaging in a Permitted Transfer).

          7.3 If, at any time during the Lease Term, Tenant desires to transfer, assign or sublet all or part of the Premises to a party other than a Permitted Transferee, Tenant shall give notice to Landlord in writing ("Tenant's Request Notice") of the identity of the proposed assignee or subtenant and its business, the terms of the proposed assignment or subletting, the commencement date of the proposed assignment or subletting (the "Proposed Sublease Commencement Date"), and the area proposed to be assigned or sublet (the "Proposed Sublet Space"). Tenant shall also transmit therewith the most recent financial statement or other evidence of financial responsibility of such assignee or subtenant and a certification executed by Tenant and such proposed assignee or subtenant stating whether or not any premium or other consideration is being paid for the proposed assignment or sublease. Landlord shall notify Tenant in writing of its decision to approve or reject any request by Tenant to assign or sublet (providing Tenant with the reasonable basis for any such denial) within ten (10) business days of the date of the request, failing which such request shall be deemed approved.

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

          7.4 Tenant agrees to pay to Landlord as additional rent hereunder the reasonable attorneys' fees incurred by Landlord in connection with any request by Tenant for Landlord to give its consent to any assignment, transfer, mortgage, encumbrance, or subletting by Tenant. Any sublease, assignment or other transfer shall, at Landlord's option, be effected on forms reasonably approved by Landlord.

          7.5 Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it will be reasonable for Landlord to withhold its consent in any of the following instances: (i) the proposed assignee or subtenant is not reasonably creditworthy; (ii) the character or reputation, of the proposed subtenant or assignee is inconsistent with the quality of other tenancies in the Building; (iii) Landlord has received from any prior lessor to the proposed assignee or subtenant a negative report concerning such prior lessor's experience with the proposed assignee or subtenant; (iv) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (v) the proposed assignment or sublease will create a vacancy elsewhere in the Building; or (vi) at the time such request is made, Tenant is in default of any obligation under this Lease beyond any applicable notice and cure period.

                                     ARTICLE VIII
                               MAINTENANCE AND REPAIRS

          8.1 Tenant shall keep and maintain the interior, non-structural portions of the Premises and all fixtures and equipment located therein in clean, safe and sanitary condition, shall take good care thereof and make all required repairs thereto, shall suffer no waste or injury thereto, and shall, at the expiration or other termination of the Lease Term, surrender the Premises in the same order and condition in which they were on the Lease Commencement Date, ordinary wear and tear and unavoidable damage by the elements excepted. The foregoing notwithstanding, Landlord shall perform all maintenance and make all repairs and replacements to the Project which are necessary to maintain in good order and repair the base building structure and systems, including the exterior walls, load bearing elements, foundations, pipes, conduits, roof and Common Areas, sprinkler system and other life/safety systems, and the mechanical, electrical, HVAC and plumbing
systems.   All repairs and maintenance required of Landlord pursuant to this
Section or elsewhere in this Lease shall be performed in accordance with standards applicable to comparable office buildings in the Laurel, Maryland area, and performed in a timely and diligent fashion. Landlord represents and warrants that the base building systems serving the Premises (i.e., HVAC units, ductwork, VAV boxes, sprinkler systems, etc.) are in good condition and working order and comply with all applicable laws.

          8.2 Except as otherwise provided in Article XVII hereof, all injury, breakage and damage to the Premises caused by any act or omission of Tenant, or of any agent, employee, subtenant, assignee, contractor, client, guest, family member, licensee, customer or invitee of Tenant, shall be repaired by and at the sole expense of Tenant.

                                      ARTICLE IX
                                     ALTERATIONS

          9.1 The original improvement of the Premises shall be accomplished by Landlord in accordance with the terms of Article XXIV below. It is understood and agreed that Landlord is under no obligation to make any initial structural or other alterations, decorations, additions or improvements in or to the Premises except as provided in Article XXIV of this Lease.

          9.2 Tenant will not make or permit anyone to make any alterations, additions, improvements or other changes (hereinafter referred to collectively as "Alterations"), structural or otherwise, in or to the Premises or the Building, without the prior written consent of Landlord. Landlord's consent to nonstructural Alterations not visible from the exterior of the Premises shall not be unreasonably withheld or delayed. The parties acknowledge that cosmetic improvements and non-structural alterations which do not affect building systems and which cost less than $10,000 in each instance shall not constitute "Alterations" for purposes hereof and may be made by Tenant at any time. When granting its consent, Landlord may impose reasonable conditions, including, without limitation, the approval of plans and specifications, approval of the contractor or other persons who will perform the work, and the obtaining of specified insurance. All Alterations permitted by Landlord pursuant to this Section 9.2 must conform to all laws, regulations and requirements of federal, state and county governments, and any other public or quasi-public authority having jurisdiction over the Premises. Tenant agrees to obtain and deliver to Landlord, prior to the completion of any Alterations, written, unconditional waivers of mechanics' and materialmen's liens against the Premises, the Building and the Land from all proposed contractors, subcontractors, laborers and material suppliers for all work, labor and services to be performed and materials to be furnished in connection with Alterations. If, notwithstanding the foregoing, any mechanics' or materialmen's lien is filed against the Premises, any equipment within the Premises, the Building and/or the Land, for work claimed to have been done for, or materials claimed to have been furnished to, the Premises, such lien shall be discharged by Tenant within twenty (20) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by the filing of a bond acceptable to Landlord. If Tenant shall fail timely to discharge any such mechanics' or materialmen's lien, Landlord may, at its option, discharge such lien without inquiry into the validity thereof and treat the cost thereof (including reasonable attorneys' fees incurred in connection therewith) as additional rent due hereunder, it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging such lien. It is understood and agreed that any Alterations shall be conducted on behalf of Tenant and not on behalf of Landlord. It is further understood and agreed that in the event Landlord shall give its written consent to the making of any Alterations, such written consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises, the Building or the Land to any mechanics' or materialmen's liens which may be filed in connection therewith.

          9.3 Tenant shall indemnify and hold Landlord harmless from and against any all expenses, liens, claims, liabilities and damages (including, without limitation, reasonable attorneys' fees) based on or arising, directly or indirectly, by reason of the making of any Alterations. If any Alterations are made without the prior written consent of Landlord, Landlord shall have the right to remove and correct such Alterations and restore the Premises and the Building to their condition immediately prior thereto, and Tenant shall be liable for all expenses incurred by Landlord in connection therewith. All Alterations to the Premises or the Building made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the end of the Lease Term; provided, however, that if Tenant is not in default under this Lease beyond any notice and cure period, then Tenant shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, all movable or systems furniture, furnishings, fixtures, information or telecommunications systems and equipment installed in the Premises solely at the expense of Tenant, and except that Tenant shall be required to remove all Alterations in the Premises or the Building which Landlord designates in writing for removal at the time its consent to the installation thereof is given to Tenant. All damage and injury to the Premises or the Building caused by such removal shall be repaired by Landlord, at Tenant's sole expense. If such property of Tenant is not removed by Tenant prior to the expiration or earlier termination of this Lease, the same shall become the property of Landlord and shall be surrendered with the Premises as a part thereof; provided, however, that Landlord shall have the right to remove at Tenant's expense such property and any Alteration which Landlord designates in writing for removal.

                                      ARTICLE X
                                SIGNS AND FURNISHINGS

          10.1 No sign, advertisement or notice shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or the interior of the Building except on the directories and the doors of the offices and such other areas as are designated by Landlord, and then only in such place, number, size, color and style as are approved in writing by Landlord. Landlord, at Landlord's expense, shall install building standard signage on Tenant's suite entry door and on the directory board in the Building lobby. All of Tenant's signs that are approved by Landlord shall be installed by Landlord at Tenant's cost and expense. If any sign, advertisement or notice that has not been approved by Landlord is exhibited or installed by Tenant, Landlord shall have the right to remove the same at Tenant's expense.

          10.2 Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment and fixtures contemplated in Tenant's plans for the initial build-out of the Premises, which, if considered necessary by Landlord, shall be installed in such manner as Landlord directs in order to distribute their weight adequately. Subject to the provisions of Section 13.5 below, any and all damage or injury to the Premises or the Building caused by moving the property of Tenant into or out of the Premises, or due to the same being in or upon the Premises, shall be repaired (by Landlord or a contractor selected by Landlord) at the sole cost of Tenant. No furniture, equipment or other bulky matter of any description will be received into the Building or carried in the elevators except as approved by Landlord, and all such furniture, equipment and other bulky matter shall be delivered only through the designated delivery entrance of the Building and the designated freight elevator. All moving of furniture, equipment and other materials shall be under the direct control and supervision of Landlord who shall not, however, be responsible for any damage to or charges for moving the same. Tenant agrees to remove promptly from the sidewalks adjacent to the Building any of Tenant's furniture, equipment or other material there delivered or deposited.

                                      ARTICLE XI
                                  TENANT'S EQUIPMENT

          11.1 Tenant shall not install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to the water system, heating system, plumbing system, air-conditioning system or electrical system of the Premises or the Building, without first obtaining the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. Machines and equipment belonging to Tenant which cause noise, vibration or odors that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Building shall be installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to reduce such noise, vibration and odors to a level satisfactory to Landlord.

                                     ARTICLE XII
                                INSPECTION BY LANDLORD

          12.1 Upon at least 24 hours prior notice, Tenant shall permit Landlord, its agents, mortgagees and representatives, any federal, state, county or municipal officer or representative, and prospective purchasers of interests in the Building or Landlord, to enter the Premises, without charge therefor and without diminution of the rent payable by Tenant, to examine, inspect and protect the Premises and the Building, to make such alterations and/or repairs as in the sole judgment of Landlord may be deemed necessary, or to exhibit the same to prospective tenants during the last six (6) months of the Lease Term. In connection with any such entry, Landlord shall endeavor to minimize the disruption to Tenant's use of the Premises. During the course of any alteration or repair by Landlord in the Premises, Landlord may store within the Premises all necessary materials, tools, supplies and equipment. Nothing in this Section shall be construed as imposing any obligation on Landlord to make any alterations or repairs.

                                     ARTICLE XIII
                                      INSURANCE

          13.1 Anything contained herein to the contrary notwithstanding, Tenant shall not conduct or permit to be conducted any activity, or place any equipment in or about the Premises or the Building, which will in any way increase the rate of fire insurance or other insurance on the Building. If any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable insurance rating organization (or other organization exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions) to be due to any activity or equipment of Tenant in or about the Premises or the Building, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall be liable for the amount of such increase, Tenant shall reimburse Landlord for such amount and any such amount shall be considered additional rent hereunder; in lieu of the foregoing, Tenant may cease such use and pay the ratable cost of any premium increase until it ceases such use. For the purposes of this Section, the term "Building" shall be deemed to include the Land.

          13.2 At all times after the Premises are released to Tenant for construction of its improvements, Tenant shall, at Tenant's expense, obtain and maintain the following insurance:

               (a) public liability insurance in the amounts set forth below naming Landlord and the holder of any Mortgage (as hereinafter defined in Section 21.1) now or hereafter encumbering the Building or the Land as additional insured thereunder; such insurance shall contain an endorsement that said insurance shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any person prior to the occurrence of a loss. No later than the Lease Commencement Date, Tenant shall obtain public liability insurance in minimum amounts of one million dollars ($1,000,000.00) for injury to one (1) person, three million dollars ($3,000,000.00) for injury to more than one (1) person and six hundred thousand dollars ($600,000.00) for damage to property;

               (b) all-risk property insurance covering Tenant's furniture, equipment, fittings, installations, fixtures, supplies and other personal property in an amount equal to the full replacement value; and

               (c) to the extent required by law, worker's compensation or similar in form and amounts required by law.

          13.3 The company or companies writing any insurance which Tenant is required to carry and maintain pursuant to Section 13.2, as well as the form of such insurance, shall at all times be subject to Landlord's reasonable approval and any such company or companies shall be licensed to do business in the State of Maryland. Public liability and all-risk casualty insurance policies evidencing such insurance shall name Landlord and the holder of any Mortgage (as defined in Section 21.1) as additional insured, shall be primary and non-contributory, and shall also contain a provision by which the insurer agrees that such policy shall not be canceled, materially changed or not renewed without at least thirty (30) days advance notice to Landlord or any Mortgagee. The insurance which Tenant is required to carry and maintain pursuant to Section 13.2 shall contain commercially reasonable deductibles. Each such policy, or a certificate thereof, shall be deposited with Landlord by Tenant promptly upon commencement of Tenant's obligation to procure the same and, if requested by Landlord, at least annually thereafter. If Tenant shall fail to perform any of its obligations under Section 13.2 or 13.3, and such failure is not cured within five (5) business days following Tenant receipt of a notice of the same from Landlord, then Landlord may perform the same and the cost of same shall be deemed additional rental and shall be payable upon Landlord's demand.

          13.4 Throughout the term of this Lease, Landlord shall maintain in full force and effect (i) liability insurance in at least twice the amounts set forth in Section 13.2(a) hereinabove and (ii) fire and extended coverage insurance to the extent of at least ninety percent (90%) of the replacement value of the Building, excluding footings and foundations. Landlord may, at its election, obtain such coverages under an umbrella or blanket policy or policies, covering the Building and other Buildings in which Landlord has an interest or which are managed by Landlord's management company. Landlord's insurance policies shall contain commercially reasonable deductibles.

          13.5 In any case in which Tenant shall be obligated to pay to Landlord any loss, cost, damage, liability or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, or the net proceeds which would have been collected if Landlord had procured the insurance required of it hereunder, whether or not actually procured by Landlord. In any case in which Landlord shall be obligated to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord as an offset against the amount thereof the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability or expense OR the maximum amount which would have been collectible had Tenant procured the insurance policies required of it pursuant to this Lease, whether or not actually procured by Tenant. Landlord and Tenant agree that each insurance policy described above, or otherwise covering the Premises, the Building, or personal property, fixtures and equipment located thereon and therein, shall contain a clause or endorsement pursuant to which the insurance companies waive subrogation and consent to a waiver of right of recovery. Landlord and Tenant further agree that each will not make any claim against or seek to recover from the other for any loss, cost, damage, liability, expense or peril covered or required to be covered by such insurance.

                                     ARTICLE XIV
                                SERVICES AND UTILITIES

          14.1 Landlord shall furnish to the Premises conditioned water for heat pumps, fresh air, and hot and cold water. Landlord shall provide after-hours janitorial service, subject to the specifications attached hereto as Exhibit H.) In addition, Landlord shall provide (i) zoned heating, ventilation and air conditioning during the days and hours specified below during the seasons of the year and within the temperature ranges usually furnished in comparable office buildings in the Laurel, Maryland area, and, in all events, but subject to the provisions of Paragraph 12 of the Work Agreement, the HVAC system shall provide cooling sufficient for normal office use (but Tenant shall be responsible to pay all bills for electrical service directly to the provider of such service); (ii) balancing of the HVAC system when necessary in an effort to provide reasonably uniform air temperatures throughout the zones within the Premises; (iii) a directory listing for Tenant, Tenant's employees and other Building tenants in the Building lobby directory; (iv) replacement of light tubes and bulbs for Building standard lighting fixtures; (v) restroom facilities and necessary lavatory supplies, including hot and cold running water at the points of supply, provided for general use, excluding any equipment; and (vi) after-hours access to the Building via an electronic, Kastle-key card or other access control system, and an adequate number of access keys or cards for Tenant's employees. No concierge shall be provided in the Building. The cost of installing separate meters for electrical consumption in the Premises shall be paid for by Landlord. Landlord will also provide elevator service; provided, however, that Landlord shall have the right to remove elevators from service as may be required for moving freight, or for servicing or maintaining the elevators and/or the Building as long as at least one (1) elevator is available for public use. The normal hours of operation of the Building for Tenant will be 7:00 a.m. to 11:00 p.m. on Monday through Friday (excluding the holidays set forth on Exhibit E hereto) and 9:00 a.m. to 1:00 p.m. on Saturday (excluding the holidays set forth on Exhibit E hereto) and such other hours, if any, as Landlord determines. Landlord shall not be obligated to maintain or operate the Building at times other than these hours of operation of the Building unless special arrangements are made in advance by Tenant; provided, however, that Tenant shall have access into the Building at all times. Landlord will furnish all services and utilities required by this Lease only during the normal hours of operation of the Building, unless otherwise specified herein.
 Tenant shall pay all electricity, telephone and power bills separately metered to the Premises, and any other service or material used by, or provided to, Tenant in connection therewith, when due. If Tenant does not pay the same when due, Landlord may pay the same and the amount of such payment shall be deemed Additional Rent which shall be due upon receipt of Landlord's invoice therefor.

          14.2 Anything contained herein to the contrary notwithstanding, in the event Tenant is deprived of electricity, water, HVAC service or any other utility or other service set forth in Section 14.1 above (including, without limitation, HVAC service comporting with the temperature specifications set forth herein on account of matters which Tenant is not responsible for) for a period exceeding three (3) business days, and as a result thereof Tenant is unable to conduct business from the Premises or any portion thereof in its normal and customary manner and without undue hardship, then from and after such third (3rd) business day Tenant shall be entitled to abate its rental and other obligations hereunder as to the Premises or portion thereof which is not usable until such time as the condition is rectified. The provisions of Section 25.19 of this Lease shall not apply with respect to Tenant's rights under this Section.

          14.3 The parties hereto agree to comply with all mandatory energy or water conservation controls and requirements applicable to office buildings that are imposed or instituted by the federal, state, or county governments, including, without limitation, controls on the permitted range of temperature settings in office buildings, and requirements necessitating curtailment of the volume of energy or water consumption or the hours of operation of the Building. Any terms or conditions of this Lease that conflict or interfere with compliance with such controls or requirements shall be suspended for the duration of such controls or requirements. It is further agreed that compliance with such controls or requirements shall not be considered an eviction, actual or constructive, of the Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder.

          14.4 In the event (i) Landlord elects to submeter the Premises for water consumption (which Landlord may do at any time during the Lease Term at its sole cost and expense) and (ii) it is determined that, during any Lease Year or calendar year, Tenant consumes "substantially more" water than other building tenants and typical office building users, measured pursuant to the annual statistics published by BOMA, then Tenant shall reimburse Landlord for all utility charges attributable to such excess water consumption within thirty (30) days after written demand by Landlord (accompanied by copies of water bills for the Building and the Premises and the BOMA standard applicable to such period). For purposes hereof, Tenant's water consumption shall be deemed "substantially more" than that of other office users if it exceeds the per square foot water charges attributable to other tenants in the Building AND the average per square foot water charges for office users published by BOMA by more than ten percent (10%).

          14.5 Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week (subject, however, to the Rules and Regulations attached hereto as Exhibit D). There will be a minimum of one
(1) elevator in operation for Tenant's use outside of the building standard hours.

                                      ARTICLE XV
                                LIABILITY OF LANDLORD

          15.1 Landlord and its employees and agents shall not be liable to Tenant, Tenant's employees, agents, invitees, licensees, customers, clients, family members, assignees, subtenants or guests, or to any other person or entity for any damage (including indirect and consequential damage) injury, loss, compensation or claim arising within the Premises, unless the same is attributable to the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Subject to the foregoing qualification, any goods, property or personal effects stored or placed by Tenant, its employees or agents in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. If any employee of Landlord receives any packages or articles delivered to the Building for Tenant, such employee shall be acting as the agent of Tenant for such purposes and not as the agent of Landlord. For purposes of this Article XV, the term "Building" shall be deemed to include the Land. Notwithstanding the foregoing provisions of this Section 15.1, Landlord shall not be released from liability to Tenant for any injury caused by the willful misconduct or gross negligence of Landlord or its agents, employees or contractors.

          15.2 Subject to the provisions of Article XVII and Section 13.5 hereof, Tenant shall defend, indemnify and hold Landlord harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys' fees) suffered by or claimed against Landlord, directly or indirectly, based on, arising out of or resulting from (i) Tenant's use and occupancy of the Premises or the business conducted by Tenant therein,
(ii) any acts or omissions by Tenant or Tenant's employees, agents, assignees, subtenants, contractors, licensees and invitees, (iii) any breach or default in the performance or observance of Tenant's covenants or obligations under this Lease, including without limitation any failure to surrender the Premises upon the expiration or earlier termination of the Lease Term, or (iv) any entry by Tenant, its employees, agents or contractors
upon the Land prior to the Lease Commencement Date.   Subject to the
provisions of Section 13.5 hereof, Landlord shall indemnify and hold Tenant harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys, fees) suffered by or claimed against Tenant or its agents, employees, representatives, contractors, successors, assigns, licensees and invitees, based on or arising out of (i) Landlord's operation, management or control of the Building, Land and Common Areas, (ii) the acts or omissions of Landlord and its agents, employees and contractors, or (iii) any breach of Landlord's obligations under this Lease.

          15.3 In the event that at any time any Landlord hereunder shall sell or transfer the Building, said landlord shall not be liable to Tenant for any obligations or liabilities based on or arising out of events or conditions occurring on or after the date of such sale or transfer, to the extent the transferee expressly assumes the obligations of Landlord hereunder in writing.

          15.4 Except with respect to Tenant's rights under Sections 14.2, 17.1, 18.1 and 19.7 hereof, in the event that at any time during the Lease Term Tenant shall have a claim against Landlord, Tenant shall not have the right to set off or deduct the amount allegedly owed to Tenant from any rent or other sums payable to Landlord hereunder, it being understood that in such events Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord.

          15.5 Tenant agrees that in the event Tenant or any of Tenant's employees, agents, subtenants, assignees, contractors, clients, guests, family members, licensees, customers or invitees is awarded a money judgment against Landlord, the sole recourse for satisfaction of such judgment shall be limited to execution against the estate and interest of Landlord in the Building and Land (including any insurance or condemnation proceeds and any sale or refinancing proceeds realized at a time when Landlord is in default hereunder); in no event shall any other assets of Landlord or of any partner of Landlord or of any other person or entity be available to satisfy or subject to such judgment, nor shall any partner of Landlord or any other person or entity be held to have any personal liability for satisfaction of any claims or judgments against Landlord and/or any partner of Landlord in such partner's capacity as a partner of Landlord.

                                     ARTICLE XVI
                                RULES AND REGULATIONS

          16.1 Tenant and its agents, employees, invitees, licensees, customers, clients, family members, guests, assignees and subtenants shall at all times abide by and observe the rules and regulations attached hereto as Exhibit D, and all other rules or regulations that Landlord may promulgate from time to time for the operation and maintenance of the Building, provided that, with respect to any new rules and regulations (i) notice thereof is given to Tenant, and (ii) such new rules and regulations shall not increase Tenant's monetary or other obligations under this Lease or conflict with or diminish any of Tenant's rights hereunder. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for the violation of such rules or regulations by any other tenant or its employees, agents, assignees, subtenants, invitees, licensees, customers, clients, family members or guests, but the same shall be enforced in a consistent fashion. If there is any inconsistency between this Lease and the Rules and Regulations set forth in Exhibit D, this Lease shall govern.

                                     ARTICLE XVII
                                DAMAGE OR DESTRUCTION

          17.1 If the Premises or the Building are totally or partially damaged or destroyed from any cause, thereby rendering the Premises totally or partially inaccessible or unusable, Landlord shall (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved) diligently restore and repair the Premises and the Building to substantially the same condition they were in prior to such damage; provided, however, that if in Landlord's judgment (communicated to Tenant within ten (10) days after such damage) the repairs and restoration cannot be completed within one hundred eighty (180) days after the occurrence of such damage (taking into account the time needed for removal of debris, preparation of plans and issuance of all required governmental permits), either Tenant or Landlord shall may terminate this Lease as of the forty-fifth (45th) day after such damage by giving written notice of termination to the other party within thirty (30) days after the occurrence of such damage. If this Lease is terminated pursuant to the preceding sentence, subject to the abatement provisions set forth below, all rent payable hereunder shall be apportioned and paid to the date of termination. If this Lease is not terminated as a result of such damage, then until the repair and restoration of the Premises is substantially complete, Tenant shall be required to pay annual base rent and additional rent only for those portions of the Premises that Tenant is able, in its business judgment, to use while repairs are being made. Landlord shall bear the costs and expenses of repairing and restoring the Premises and the Building. Notwithstanding anything above to the contrary, Landlord shall have the right to terminate this Lease in the event zoning or other applicable laws or regulations do not permit such repair or restoration. Additionally, in the event all damage is not ultimately repaired within such one hundred eighty
(180) period, Tenant shall have the right to terminate this Lease by written notice to Landlord.

          17.2 Notwithstanding anything above to the contrary, if Landlord repairs and restores the Premises as provided in Section 17.1, Landlord shall not be required to repair, restore or replace any decorations, alterations or improvements to the Premises previously made by Tenant or any trade fixtures, furnishings, equipment or personal property belonging to Tenant. It shall be Tenant's sole responsibility to repair and restore all such items.

          17.3 Notwithstanding anything to the contrary contained herein, if there is damage to or a destruction of the Building that exceeds thirty-three percent (33%) of the replacement value of the Building, then, whether or not the Premises are damaged or destroyed, Landlord shall have the right to terminate this Lease by written notice to Tenant. In the event the Lease is terminated pursuant to the provisions of this Section 17, then, in addition to the remedies set forth hereinabove, Landlord shall reimburse Tenant for the unamortized costs of the Tenant Work paid for by Tenant (based upon actual costs determined prior to the expiration of the first Lease Year).

                                    ARTICLE XVIII
                                     CONDEMNATION

          18.1 If the whole or a substantial part (as hereinafter defined) of the Premises, or the use or occupancy of the Premises, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), then this Lease shall terminate on the date title thereto vests in such governmental or quasi-governmental authority, and all rent payable here-under shall be apportioned as of such date. If less than a substantial part of the Premises, or if the use or occupancy of less than a substantial part of the Premises, is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), then this Lease shall continue in full force and effect, except that as of the date title vests in the governmental or quasi-governmental authority Tenant shall not be required to pay annual base rent and additional rent with respect to the portion of the Premises taken or condemned. In addition, in the event as a result of any taking or act of any governmental or quasi-governmental authority access to the Building and Premises is materially and adversely impaired, or Tenant's parking rights are diminished, then (i) for as long as such situation exists Tenant's base rent and additional rental obligations hereunder shall be equitably adjusted to account for such diminution and (ii) in the event such situation continues for more than sixty (60) days, then at any time thereafter until the same is corrected Tenant may terminate this Lease upon thirty (30) days' prior written notice to Landlord. For purposes of this Section 18.1, a substantial part of the Premises shall be considered to have been taken if more than five percent (5%) of the rentable area of the Premises is rendered unusable as a result of such condemnation.

          18.2 All awards, damages and other compensation paid by the condemning authority on account of such taking or condemnation (or sale under threat of such a taking) shall belong to Landlord, and Tenant hereby assigns to Landlord all rights to such awards, damages and compensation. Tenant agrees not to make any claim against the Landlord or the condemning authority for any portion of such award or compensation attributable to damages to the Premises, the value of the unexpired Lease Term, the loss of profits or goodwill. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of furnishings, tenant improvements (including portions of the Tenant Work paid for by Tenant), equipment and trade fixtures installed in the premises at Tenant's expense and for relocation expenses, provided that such claim shall in no way diminish the award or compensation payable to or recoverable by Landlord in connection with such taking or condemnation.

          18.3 Notwithstanding anything to the contrary contained herein, if twenty-five percent (25%) or more of the Land or of the Building is taken, condemned, or sold under threat of such a taking, Landlord shall have the right, in Landlord's sole discretion, to terminate this Lease as of the date title vests in the governmental or quasi-governmental authority. In addition, if twenty-five percent (25%) or more of the Building is taken, condemned or sold under threat of such a taking, and as a consequence thereof the Building will no longer be operated as a first-class office building, then Tenant shall have the right to terminate this Lease as of the date title vests in such authority.

                                     ARTICLE XIX
                                       DEFAULT

          19.1 The occurrence of any of the following shall constitute a default by Tenant under this Lease:

               (a) If Tenant shall fail to pay any payment of annual base rent or additional rent when due, or shall fail to make when due any other payment required by this Lease, and such failure is not cured within five (5) days after Tenant's receipt of written notice from Landlord;

               (b) If Tenant shall violate or fail to perform any other term, condition, covenant or agreement to be performed or observed by Tenant under this Lease, and such failure shall continue for a period of thirty (30) days after Landlord furnishes Tenant with written notice of such violation or failure, except that such thirty (30)-day period shall be extended for such additional period of time as may reasonably be necessary to cure such default, if such default, by its nature, cannot be cured within such thirty
(30)-day period, provided that Tenant commences to cure such default within the initial thirty (30)-day period and is, at all times thereafter, in the process of diligently curing the same;

               (c)  If Tenant shall abandon the Premises;

               (d) An Event of Bankruptcy as specified in Article XX with respect to Tenant, any guarantor of Tenant's obligations under this Lease (a "Guarantor"), or any general partner of Tenant (a "General Partner"); or

               (e)  A dissolution or liquidation of Tenant.

          19.2 If there shall be any default by Tenant under this Lease beyond any applicable notice and cure period, including without limitation any default by Tenant prior to the Lease Commencement Date, Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession and take possession of the Premises and the provisions of this Article XIX shall operate as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Premises being hereby expressly waived. Landlord may relet the Premises or any part thereof (and covenants in good faith to attempt to so relet the Premises and thereby mitigate its damages), alone or together with other premises, for such term(s) (which may be greater or less than the period which otherwise would have constituted the balance of the Lease Term) and on such terms and conditions (which may include market concessions or free rent) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any inability by Landlord to relet the Premises despite its good faith efforts to do so or any failure by Landlord to collect any rent due upon such reletting. Whether or not this Lease is terminated by reason of Tenant's default, Tenant nevertheless shall remain liable for any annual base rent, additional rent or damages which may be due or sustained prior to such default, all reasonable costs, fees and expenses including, but not limited to, reasonable attorneys' fees, brokerage fees, expenses incurred in placing the Premises in rentable condition (per building standard conditions as of the date of execution hereof), and other costs and expenses incurred by Landlord in pursuit of its remedies hereunder. In addition, Tenant shall be liable, at Landlord's option, for either of the following measures of future damages:

               (a) an amount equal to the annual base rent and additional rent which would have become due during the remainder of the Lease Term, less the amount of rental, if any, which Landlord shall receive during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), in which case such damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the date on which the Lease Term would have expired but for Tenant's default. Separate suits or actions may be brought to collect any such damages for any month(s), and such separate suits or actions shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month(s) by similar proceedings, or Landlord may defer any suits or actions until after the expiration of the Lease Term; or

               (b) an amount equal to the difference between (i) the present value (as of the date of Tenant's default) of all annual base rent and additional rent which would have become due during the remainder of the Lease Term, and (ii) the present value of the expected rental income to be realized by Landlord with respect to the Premises over the remainder of the Lease Term, which difference shall be payable to Landlord in one lump sum on demand. For purposes of this Section 19.2(b), "present value" shall be compute by using a discount rate equal to three (3) percentage points above the discount rate then in effect at the Federal Reserve Bank nearest to the Building. The provisions contained in this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease.

          19.3 All rights and remedies of Landlord set forth in this Lease are in addition to all other rights and remedies available to Landlord at law or in equity. All rights and remedies available to Landlord pursuant to this Lease or at law or in equity are expressly declared to be cumulative. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay or failure by Landlord to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default by Tenant hereunder unless such waiver expressly is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

          19.4 If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of the same or of any other covenant, condition or agreement set forth herein, nor of any of Landlord's rights hereunder. Neither the payment by Tenant of a lesser amount than the monthly installment of base rent, additional rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover or do such act, all costs and expenses incurred by Landlord, plus interest thereon at a per annum rate (the "Default Rate) which is three (3) percentage points higher than the prime rate announced from time to time by Nations Bank, from the date incurred by Landlord to the date of payment thereof by Tenant, shall constitute additional rent due hereunder; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law. If Nations Bank ceases to announce a prime rate or announces more than one prime rate, then for purposes of determining the Default Rate, Landlord shall have the right to designate a substitute rate which Landlord deems comparable.

    19.5 If Tenant fails to make any payment of base rent, additional rent or any other sum within five (5) days of the date such payment is due and payable on more than one occasion in any 365 day period, then for each additional late payment occurring within such period Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such payment. In addition, in such event such payment and such late fee shall bear interest at the Default Rate from the date such payment or late fee, respectively, became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law. Such late charge and interest shall constitute additional rent due hereunder.

    19.6 Landlord hereby waives any statutory lien, landlord's lien or other lien or security interest it may have in or upon any personal property of Tenant now or hereafter located in the Premises. Landlord further waives all rights of distraint available under applicable law.

    19.7 Tenant agrees to provide written notice to Landlord and any lender having a lien on the Building or Land (provided such lender so requests of Tenant in writing) in the event Landlord breaches any of its material obligations hereunder. In the event Landlord (or Landlord's lender) shall fail to cure any such breach within thirty (30) days after receipt of written notice from Tenant [or if such breach is not reasonably capable of being cured within thirty (30) days, such additional period as may reasonably be necessary to cure the same with due diligence, not to exceed ninety (90) days without Tenant's consent, which shall not be unreasonably withheld, conditioned or delayed], then Landlord shall be in default hereunder, and Tenant shall be entitled to bring an action for damages or injunctive relief against Landlord. In the event any default by Landlord is not cured within the foregoing cure period, or in the event any emergency repairs to the Premises are needed and Tenant is unable, despite diligent efforts, to contact Landlord by telephone, then, in either of such events, Tenant shall be entitled to take such action as may be commercially reasonable under the circumstance to correct such uncured default and/or make such repairs as are needed to correct the emergency situation, and Landlord shall reimburse Tenant for all costs reasonably incurred in the exercise of such rights within ten (10) days after written demand. In the event Landlord fails fully to reimburse Tenant for the foregoing costs within such ten (10) day period, then Tenant may deduct the amount due and owing from Landlord from its rental obligations next coming due.

                                      ARTICLE XX
                                      BANKRUPTCY

    20.1  The following shall be Events of Bankruptcy under this Lease:

          (a) The appointment of a receiver or custodian for any or all of Tenant's, a Guarantor's or a General Partner's property or assets, or the institution of a foreclosure action upon so material a portion of the real or personal property of Tenant or a Guarantor or a General Partner that Landlord in its discretion concludes that its security under the Lease is materially impaired;

          (b) The filing of a voluntary petition by Tenant, a Guarantor or a General Partner under the provisions of Title 11 of the United States Code (the "Bankruptcy Code"), or under the insolvency laws of any state, district, commonwealth or territory of the United States (the "Insolvency Laws");

          (c) The filing of an involuntary petition against Tenant, a Guarantor or a General Partner as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (i) is not dismissed within sixty (60) days of filing, or (ii) results in the issuance of an order for relief against the debtor; or

          (d) Tenant's, a Guarantor's or a General Partner's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

                                     ARTICLE XXI
                                    SUBORDINATION

    21.1 This Lease shall be subject and subordinate to the lien, provisions, operation and effect of any and all mortgages, deeds of trust, ground leases or other security instruments (collectively, "Mortgages") which may now or hereafter encumber the Building or the Land, to all funds and all indebtedness intended to be secured by such Mortgages, and to all and any renewals, extensions, modifications, recastings or refinancings thereof, provided that such lender enter into a commercially reasonable subordination, attornment and non-disturbance agreement, in a form substantially similar to the agreement attached hereto as Exhibit I-1 (a "Non-Disturbance Agreement"). Landlord represents and warrants that neither the Building nor the Land is encumbered by any mortgages, deeds of trust or other lien instruments. Landlord represents that it leases the Land from Berman Enterprises Limited Partnership (the "Ground Lessor") pursuant to that certain Land Lease dated January 2, 1978 (the "Prime Lease"). Contemporaneous herewith, Ground Lessor has entered into a Non-Disturbance Agreement with Tenant in the form attached hereto as Exhibit I-2. Landlord shall use its best efforts to obtain a non-disturbance agreement similar in form and substance to the agreement attached hereto as Exhibit I-1 or I-2, as applicable from any future mortgagee, groundlessor or beneficiary of any deed of trust with respect to the Premises; however, Tenant shall have no obligation to subordinate its rights hereunder to any mortgagee or groundlessor that does not provide Tenant with a non-disturbance agreement substantially similar to the form of agreement attached as Exhibit I-1 or I-2 hereto, as applicable. The holder of any Mortgage to which this Lease is subordinate shall have the right (subject to any required consents or approvals of the holders of superior Mortgages) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage and Tenant agrees to execute all documents required by such holder in confirmation thereof.

    21.2 In confirmation of the foregoing subordination, Tenant shall, at Landlord's request, promptly execute any requisite or appropriate certificate or other document. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or other document for or on behalf of Tenant. If the Land, the Building or Landlord's interest therein is sold at a foreclosure sale or by deed in lieu of foreclosure, and this Lease is not extinguished upon such sale or by the purchaser following such sale, then, at the request of such purchaser, Tenant shall attorn to such purchaser and shall recognize such purchaser as the landlord under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event any such foreclosure proceeding is prosecuted or completed or in the event of any such sale. Tenant agrees that upon such attornment, such purchaser shall not be (a) bound by any payment of annual base rent or additional rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease but only to the extent such prepayments have been delivered to such purchaser, (b) bound by any amendment of this Lease made without the consent of any lender entering into a Non-Disturbance Agreement with Tenant, (c) liable for damages for any act or omission of any prior landlord other than those of a continuing nature, or (d) subject to any offsets or defenses which Tenant might have against any prior landlord other than those of a continuing nature; provided further, that after succeeding to Landlord's interest under this Lease, such purchaser shall perform in accordance with the terms of this Lease all obligations of Landlord arising after the date such purchaser acquires title to the Land, the Building or Landlord's interest therein. Within five (5) days after request by such purchaser at foreclosure, Tenant shall execute and deliver an instrument or instruments confirming its attornment upon the foregoing terms.

    21.3 If any lender providing construction or permanent financing or any refinancing for the Building requires, as a condition of such financing or refinancing, that modifications to this Lease be obtained, and provided that such modifications (i) are reasonable, (ii) do not adversely affect Tenant's use of the Premises as herein permitted, (iii) do not increase any of Tenant's monetary or other obligations hereunder, (iv) do not adversely affect any of Tenant's rights hereunder and (v) do not decrease any of Landlord's obligations or liabilities hereunder, then Landlord may submit to Tenant a written amendment to this Lease incorporating such required modifications, and Tenant hereby covenants and agrees to execute, acknowledge and deliver such amendments to Landlord within five (5) days of Tenant's receipt thereof.

    21.4 Landlord hereby represents, warrants and covenants that: (i) a true and correct copy of the Prime Lease is attached hereto as Exhibit J (with certain economic terms redacted therefrom); (ii) the Prime Lease is in full force and effect; (iii) neither Landlord nor Tenant are in default under the Prime Lease and no condition exists which, with the passage of time or the giving of notice or both could become a default; (iv) Landlord shall not terminate the Prime Lease, or amend or modify the Prime Lease in any manner which will affect the rights of Tenant hereunder, as long as this Lease remains in full force and effect; and (v) Landlord will provide Tenant with written notices of any default on the part of Landlord or the Ground Lessor under the Prime Lease.

                                     ARTICLE XXII
                                     HOLDING OVER

    22.1 If Tenant shall not immediately surrender the Premises on the date of the expiration of the Lease Term, the rent payable by Tenant hereunder shall be increased to one hundred fifty percent (150%) of the annual base rent, additional rent in effect immediately prior to such termination date. Such rent shall be computed by Landlord on a monthly basis and shall be payable by Tenant on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated by Tenant. Landlord's acceptance of such rent from Tenant shall not in any manner impair or adversely affect Landlord's other rights and remedies hereunder, including, but not limited to, (i) Landlord's right to evict Tenant from the Premises, and (ii) Landlord's right to recover damages pursuant to this Lease and such other damages as are available to Landlord at law or in equity.

                                    ARTICLE XXIII
                                COVENANTS OF LANDLORD

    23.1 Landlord covenants that it has the right to make this Lease for the term aforesaid, and that if Tenant shall pay all rent when due and punctually perform all the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall, during the Lease Term, freely, peaceably and quietly occupy and enjoy the full possession of the Premises without hindrance by Landlord or any party claiming through or under Landlord, subject, however, to the provisions of this Lease, including but not limited to the Rules and Regulations and the provisions of Section 23.2 hereof. Additionally, Landlord hereby represents, warrants and covenants to and with Tenant that, as of the date hereof, on the Lease Commencement Date and during the term hereof, including any extensions and renewals hereof: (i) Landlord has the full right, power and authority to enter into this Lease and to perform each and all of the terms, provisions, covenants, agreements, matters and things herein provided to be performed by Landlord and to execute and deliver all documents provided herein to be executed and delivered by Landlord; (ii) this Lease does not, nor will the performance by Landlord of its obligations hereunder, contravene any provision of any existing law, covenant, indenture or agreement binding upon Landlord or upon the Land and/or the Building; (iii) the signatories of this Lease are authorized to sign this Lease on behalf of Landlord; (v) there is no litigation pending or, to the best of Landlord's knowledge, threatened which may adversely affect the Building, the Land, the Premises or Tenant's interest in the Premises; (iv) there are no suits, judgments or notices from any governmental agency relating to any violation of the health, pollution control, building, fire or zoning laws or regulations relating to the use and maintenance of the Building, the land and the Premises; (vii) the Building and Land are zoned to permit use of the Premises by Tenant as described herein; and (v) the Building does not contain asbestos and complies with all applicable laws, orders, rules and regulations (including the provisions of the American with Disabilities Act). Anything contained herein to the contrary notwithstanding, Landlord shall, at its own expense, comply with all laws, orders, ordinances and regulations of Federal and local authorities and with directions of public rules, recommendations, requirements and regulations of the Board of Fire Underwriters, Landlord's insurance companies and any other organization establishing insurance rates in the geographical area where the Building is located, respecting all matters of condition or maintenance of the Common Areas, the Land and the Building (other than matters pertaining to the use of the Premises by Tenant), including, without limitation, the provisions of the Americans with Disabilities Act, all zoning and other land use laws, and all laws pertaining to Hazardous Substances and indoor air quality.

    23.2 Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant): (i) to change the street address and/or name of the Building; (ii) to erect, use and maintain pipes and conduits in and through the ceilings above Premises; (iii) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building, subject to the exclusive rights granted to Tenant herein; (iv) the exclusive right to use and/or lease the roof areas, and the sidewalks and other exterior areas; (v) the right to resubdivide the Land or to combine the Land with other lands; and (vi) the right to relocate Tenant's non-reserved parking spaces to a comparable location to the location of the initial spaces granted to Tenant herein. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or of Tenant's use or occupancy of the Premises.

    23.3 Tenant acknowledges and agrees that all rights of Tenant to use and occupy the Premises and all rights, terms and conditions of this Lease are in all respects subject to all applicable zoning and land use restrictions, and to all covenants, conditions, and restrictions of record existing on the date hereof (and amendments thereto, provided such amendments do not interfere with Tenant's use of the Premises). Tenant agrees to observe and be bound by each and every covenant and restriction to which the Land is now subject or is hereinafter subjected, insofar as any such covenant or restriction affects the Premises or Tenant's use thereof.

    23.4 Tenant acknowledges and agrees that Landlord shall retain the right to enter into any lot owners' association agreement or cross easement agreement to provide for maintaining, landscaping, insuring, lighting and other operation and enhancement of the common areas of the Building and Land. Landlord agrees to enter into such an agreement only if the terms thereof do not interfere with Tenant's rights or obligations under this Lease or increase any of Tenant's monetary obligations hereunder. If Landlord enters into such an agreement, subject to the foregoing qualifications, Tenant acknowledges and agrees that it shall be bound by the provisions of such agreement, and any breach by Tenant of the terms or provisions of such agreement shall constitute a default under this Lease.

                                     ARTICLE XXIV
                                 TENANT IMPROVEMENTS

    24.1 Tenant agrees to lease the Premises in its "as-is" condition, subject to the obligations of Landlord and Tenant set forth in this Lease (including, without limitation, the provisions of this Article XXIV). The foregoing notwithstanding, Landlord agrees to complete construction of the improvements to the Premises specified in Exhibit B hereto prior to the Lease Commencement Date. Tenant shall reimburse Landlord for the actual third party costs incurred by Landlord in constructing such improvements within thirty
(30) days following the Lease Commencement Date upon presentation of a bill therefor and appropriate invoices. There shall be no supervisory fee charges by Landlord to Tenant for any of the work specified in Exhibit B, other than an eight percent (8%) general contractor's mark-up on all hard costs incurred in connection therewith.

                                     ARTICLE XXV
                                  GENERAL PROVISIONS

    25.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are being acquired by Tenant except as herein expressly set forth.

    25.2 Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.

    25.3 Landlord and Tenant each represents and warrants to the other that other than Barnes Morris Pardoe & Foster, The Stuart Rabkin Company and Ken Duncan (collectively, the "Broker") neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Lease. Landlord and Tenant shall each indemnify and hold the other harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by it or with whom it has dealt, other than the Broker. Landlord shall pay all fees to Broker in connection with this transaction.

    25.4 Tenant agrees, at any time and from time to time, upon not less than ten (10) business days' prior written notice by Landlord, to execute, acknowledge before a Notary Public, and deliver to Landlord and/or any other person or entity designated by Landlord a statement in writing: (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications); (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant; (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying the nature of such default; (iv) stating the address to which notices to Tenant are to be sent; (v) stating that this Lease is subject and subordinate to all Mortgages encumbering the Building or the Land (as long as Tenant receives a Non-Disturbance Agreement); (vi) stating that Tenant has accepted the Premises and that all work thereto has been completed by Landlord (or if such work has not been completed, specifying the incomplete work); and (vii) containing such other customary factual certifications as Landlord may reasonably request. Any such statement delivered by Tenant may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any Mortgagee or prospective Mortgagee of the Building or the Land or of Landlord's interest therein, any prospective assignee any of such Mortgagee or any other person or entity. Tenant acknowledges that time is of the essence to the delivery of such statements by Tenant, and that Tenant's failure or refusal to do so may result in substantial damages to Landlord resulting from, for example, delays suffered by Landlord in obtaining financing or refinancing secured by the Building. Tenant shall be liable for all such damages suffered by Landlord.

    25.5 Landlord and Tenant each hereby waives trial by jury in any action, proceeding, claim or counterclaim brought by either party in connection with any matter arising out of or in any way connected with this Lease, the relationship of landlord and tenant hereunder, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage. Landlord and Tenant each hereby waives any objection to the venue of any action filed by either party in any court situated in Prince George's County, Maryland and each party further waives any right, claim or power, under the doctrine of forum non conveniens or otherwise, to transfer any such action filed by any party in any such court to any other court.

    25.6 All notices or other communications required hereunder shall be in writing and shall be deemed duly given if delivered in person (with receipt therefor), or if sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (i) if to Landlord, Suite 380, 11140 Rockville Pike, Rockville, Maryland 20852, Attn: Gary Berman, (ii) if to Tenant, at 11350 Random Hills Road, Suite 240, Fairfax, Virginia 22030, Attn: Charles L. Cosgrove, Vice President, with a copy to Tucker, Flyer & Lewis, P.C., 1615 L Street, N.W., Washington, D.C. 20036, Attn: Mark D. Jackson, Esq. Notices shall be effective upon receipt or refusal to accept receipt. Either party may change its address for the giving of notices by notice given in accordance with this Section.

    25.7 Each provision of this Lease shall be valid and enforced to the fullest extent permitted by law. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar to such invalid or unenforceable provision, and the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby.

    25.8 Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.

    25.9 The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns, subject to the provisions hereof restricting assignment or subletting by Tenant.

    25.10 This Lease contains and embodies the entire agreement of the parties hereto and supersedes all prior agreements, negotiations and discussions between the parties hereto. Any representation, inducement or agreement that is not contained in this Lease shall not be of any force or effect. This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.

    25.11 This Lease shall be governed by and construed in accordance with the laws of the State of Maryland.

    25.12 Article and section headings are used herein for the convenience of reference and shall not be considered when construing or interpreting this Lease.

    25.13 The submission of an unsigned copy of this document to Tenant for Tenant's consideration does not constitute an offer to lease the Premises or an option to or for the Premises. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

    25.14 Time is of the essence with respect to all obligations under this Lease.

    25.15 This Lease is being executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

    25.16 This Lease shall not be recorded except that upon the request of Landlord, Tenant agrees to execute, in recordable form, a short-form memorandum of this Lease, provided that such memorandum shall not contain any of the specific rental terms set forth herein. Such memorandum may be recorded at Landlord's expense in the land records of Prince George's County, Maryland.

    25.17 Except as otherwise provided in this Lease, any additional rent or other sum owed by Tenant to Landlord, and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be paid by Tenant to Landlord no later than the later of (a) ten (10) days after the date Landlord notifies Tenant of the amount of such additional rent, sum, cost, expense, damage or liability, or

(b) the first day of the first calendar month following the date Landlord so notifies Tenant; provided, however, that if Landlord so notifies Tenant prior to the commencement or after the expiration or earlier termination of the Lease Term, such additional rent, sum, expense, damage or liability shall be paid by Tenant to Landlord not later than ten (10) days after Landlord so notifies Tenant.

    25.18 Any liability of Tenant to Landlord or Landlord to Tenant existing hereunder at the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.

    25.19 In the event Landlord or Tenant is in any way delayed, interrupted or prevented from performing any of its construction or repair obligations under this Lease, and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials, or any other cause beyond such party's reasonable control (whether similar or dissimilar), then the time for performance of the affected obligation(s) shall be excused for the period of the delay and extended for a period equivalent to the period of such delay, interruption or prevention.

    25.20 Tenant agrees to cooperate with Landlord (at no cost, expense or liability to Tenant) in obtaining any permits or licenses necessary or desirable for the use or operation of the Building or the Premises, including without limitation by execution of any applications for such licenses and permits.

    25.21 Tenant agrees to give written notice of any default by Landlord under this Lease to any lender of Landlord secured by the Premises and a reasonable time within which to cure such default prior to Tenant taking any action to remedy such default or cancel the Lease, provided that such lender enters into a Non-Disturbance Agreement with Tenant.

    25.22 Tenant warrants and represents that Tenant's entering into this Lease is a valid and authorized act by the Tenant, which is duly formed and in good standing under the laws of the state of its formation and qualified to do business in the State of Maryland.

    25.23 Unless specifically provided to the contrary herein, all consents or approvals to be granted by either party hereto to the other shall not be unreasonably withheld, conditioned or delayed, and the parties hereto shall at all times act in a commercially reasonable manner.

    25.24 Provided that Tenant is not in Default under the terms and conditions of this Lease, Tenant may, at its own cost, use portions of the Building's roof for the installation of one or more satellite dishes, antennae or similar devices (collectively, the "Roof Devices", and individually, a "Roof Device"); provided that (i) the installation and operation of such Roof Device shall be at Tenant's sole cost and expense (including, without limitation, the cost of any permits therefor), (ii) use of such Roof Device shall be in accordance with the terms of this Section 25.24, (iii) Tenant's right to install a Roof Device shall be subject to there being space available on the Building's roof, (iv) no Roof Device installed by Tenant shall interfere with the reception of any other antennas, satellites or roof devices then located on the Building's roof, and (v) the Roof Device shall be architecturally compatible with the Building and comply with all applicable laws, orders, rules and regulations. If Tenant elects to install a Roof Device, then Tenant shall also have the right to run cabling using the Building's risers and conduits from the Demised Premises to the roof for the purposes. Tenant shall not install or operate any Roof Device without the prior written approval of Landlord, which shall not be unreasonably withheld or delayed. Landlord shall not charge Tenant additional rent for the use of the Building's roof and any Roof Device. Upon prior written notice to Landlord, Tenant shall have access to the Building's roof at reasonable times to install, maintain or repair any Roof Device permitted hereunder. Upon the expiration or sooner termination of this Lease, Tenant shall be required to remove and dispose of such Roof Devices from the Building at its own cost. Tenant shall leave the portion of the roof where any Roof Device was located in good order and repair, and shall cause no damage to any part of the Building, including without limitation the structural components of, or mechanical systems in, the Building.

    25.25 In the event Tenant leases all or any substantial portion of two
(2) or more adjacent floors, Tenant may, at its sole risk, continually use the Building stairs and landings on and between such floors for access to and from such floors. Tenant may also install, at Tenant's expense, but in accordance with all applicable laws, rules and regulations of any governmental authority, carpeting (or other floor covering selected by Tenant) on the stairs and landings, install additional lighting and paint the walls, subject to the Landlord's prior written approval of color and style choices, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord agrees to install, if requested by Tenant and at Tenant's sole expense, appropriate security devices to prevent the doors from being opened in and from the stairwells on such contiguous floors without an appropriate key card. Landlord's cleaning crew shall regularly clean and maintain the stairwells in building-standard fashion, the cost which shall constitute an Operating Charge for all purposes hereof.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on or as of the day and year first above written.


                                  LANDLORD:

WITNESS:                          312 MARSHALL AVENUE LIMITED PARTNERSHIP

- - --------------------------        By:
                                     ------------------------------------------
                                  Its:  General Partner


                                  TENANT:

ATTEST:                           COMPUTER LEARNING CENTERS, INC.

- - -------------------------        By:
                                    -------------------------------------------
                                 Its:
                                     ------------------------------------------

                                      EXHIBIT A

                                PLAN SHOWING PREMISES

                                      EXHIBIT B

                               SCHEDULE OF IMPROVEMENTS



The improvements specified below shall be completed by Landlord prior to the Lease Commencement Date:

                                      EXHIBIT C

                               [INTENTIONALLY OMITTED]

                                      EXHIBIT D

                                RULES AND REGULATIONS


    This Exhibit is attached to and made a part of that Certain Lease Agreement dated as of the 1st day of April, 1996 (the "Lease"), by and between 312 MARSHALL AVENUE LIMITED PARTNERSHIP ("Landlord") and COMPUTER LEARNING CENTERS, INC. ("Tenant"). Unless the context otherwise requires, the terms used in this Exhibit that are defined in the Lease shall have the same meanings as provided in the Lease.

    The following rules and regulations have been formulated for the safety and well-being of all tenants of the Building ("tenants"). Strict adherence to these rules and regulations is necessary to guarantee that every tenant will
enjoy a safe and undisturbed occupancy of its premises in the Building.   Any
continuing violation of these rules and regulations by Tenant shall constitute a default by Tenant under the Lease.

    Landlord may, upon request of any tenant, waive the compliance by such tenant of any of the rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless otherwise agreed to by Landlord,
(iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with these rules and regulations, and (iv) any such waiver by Landlord shall not relieve Tenant from any liability to Landlord for any loss or damage occasioned as a result of Tenant's failure to comply with any rule or regulation.

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, halls and other parts of the Building not exclusively occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from each tenant's premises. Landlord shall have the right to control and operate the public portions of the Building and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to its premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and other public portions or facilities of the Building by other tenants.

2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades or screens (other than those furnished by Landlord) shall be attached to, hung in, or used in connection with any window or door of any tenant's premises, without the prior written consent of Landlord. All awnings, projections, curtains, blinds, shades, screens and other fixtures must be of a quality, type, design and color, and attached in a manner, approved by Landlord.

3. No showcases or other articles shall be placed or allowed to remain in front of or affixed to any part of the exterior of the Building or its windows, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

4. Tenant shall not use the water and wash closets and other plumbing fixtures for any purposes other than those for which they were constructed, and Tenant shall not place any debris, rubbish, rags or other substances therein. All damage resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors, customers, clients, invitees, guests, or licensees, shall have caused the same.

5. No tenant shall move, paint, drill or deface the exterior of the Building or the exterior of any tenant's premises other than to install signs permitted pursuant to the terms of its lease. Tenants shall not construct, maintain, use or operate within their respective premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required as part of a communication system approved in writing by Landlord prior to the installation thereof. No tenant shall construct, maintain, use or operate any such loud speaker or sound system outside of its premises.

6. No tenant shall bring bicycles, vehicles, animals, birds or pets of any kind into the Building. No cooking shall be done or permitted by any tenant on its premises, except for microwave cooking and use of coffee machines by such tenant's employees for their own consumption. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from its premises.

7. No space in the Building shall be used for the sale of goods in the ordinary course of business, or for the sale at auction of merchandise, goods or property of any kind. "Sale of goods in the ordinary course of business" means the sale of goods to the public at large.

8. No tenant shall make any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, whistling, singing, or in any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs of the Building.

9. Tenants shall not bring into or keep in or upon the Building any flammable, combustible or explosive fluid, or chemical substance, except pursuant to the terms of the Lease.

10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in any existing locks or the locking mechanism therein, without Landlord's prior written approval. Tenants shall keep the doors leading to the corridors or main halls closed during business hours except as such doors may be used for ingress or egress. Each tenant shall, upon the termination of its tenancy, restore to the Landlord all keys of stores, offices, storage and toilet rooms either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the replacement cost thereof. Tenant's key system shall be separate from that for the rest of the Building.

11. No tenant shall employ any of Landlord's employees for any purpose whatsoever without Landlord's prior written consent.

12. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management or watchman on duty. Landlord may, at its sole option, require all persons admitted to or leaving the Building during hours other than normal hours of operation of the Building (as set forth in Section 14.1 of the Lease) to register. Each tenant shall be responsible for all persons for whom it authorizes entry into the Building and shall be liable to Landlord for all acts or omissions of such persons.

13. The Premises shall not, at any time, be used for lodging or sleeping or for any immoral or illegal purpose.

14. Each tenant, before closing and leaving its premises at any time, shall see that all windows are closed and all lights turned off.

15. Tenants shall not request Landlord's employees to perform any work or do anything outside of such employees' regular duties without the prior written consent of the management of the Building. The special requirements of tenants will be attended to only upon application to Landlord, and any such special requirements of Tenant shall be billed to Tenant (and paid as additional rent) in accordance with the schedule of charges maintained by Landlord from time to time or at such charge as is agreed upon in advance by Landlord and Tenant.

16. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

17. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for Tenant to the Building.

18. Tenant shall not place any mats, trash or other objects in the public corridors of the Building.

19. Drapes installed by Landlord for the use of Tenant or drapes installed by Tenant, which are visible from the exterior of the Building, must be cleaned by Tenant at least once a year, without notice from Landlord, at Tenant's own expense. Landlord shall have the right to prescribe standards for all curtains, drapes, blinds, shades, screens, lights and ceilings, including without limitation standards designed to give the Building a uniform, attractive appearance. Tenant shall comply with all such standards prescribed by Landlord.

                                       EXHIBIT E

                                       HOLIDAYS



         January 1 - New Year's Day
         Martin Luther King's Birthday
         Presidents' Day
         Memorial Day
         July 4 - Independence Day
         Labor Day
         Columbus Day
         Thanksgiving Day and the day immediately thereafter
         December 25 - Christmas Day

                                      EXHIBIT F

                                      SITE PLAN

                                      EXHIBIT G

                               [INTENTIONALLY OMITTED]

                                      EXHIBIT H

                              JANITORIAL SPECIFICATIONS

                                     EXHIBIT I-1

                              NON-DISTURBANCE AGREEMENT

                                      [Mortgage]

                                     EXHIBIT I-2

                              NON-DISTURBANCE AGREEMENT

                                    [Ground Lease]

                                    EXHIBIT J


                                  PRIME LEASE

ATTORNMENT AND NON-DISTURBANCE AGREEMENT


     THIS ATTORNMENT AND NON-DISTURBANCE AGREEMENT (the "Agreement") is made and entered into as of the 1st day of April, 1996, by and among (i) BERMAN ENTERPRISES LIMITED PARTNERSHIP, a Maryland limited partnership ("Owner"),
(ii) 312 MARSHALL AVENUE LIMITED PARTNERSHIP, a Maryland limited partnership ("Landlord"), and (iii) COMPUTER LEARNING CENTERS, INC., a Virginia corporation (Tenant").

                           W I T N E S S E T H :

     WHEREAS, Owner and Landlord have entered into that certain Land Lease dated January 2, 1978 (as now or hereafter amended, modified or extended, the "Groundlease"), pursuant to which Landlord has leased from Owner the land described in EXHIBIT A attached hereto (the "Land") upon which Landlord has constructed a commercial office building having an address of 312 Marshall Avenue, Laurel, Maryland, containing approximately 114,284 rentable square feet of space (the "Building"); and

     WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement dated April 1, 1996 (as now or hereafter amended, modified or extended, the "Lease"), pursuant to which Landlord has leased to Tenant approximately 16,564 rentable square feet in the Building, which space is referred to herein and in the Lease as the "Premises"; and

     WHEREAS, Tenant wishes to obtain from Owner certain assurances that Tenant's rights under the Lease will be recognized by Owner in the event of a default by Landlord under the Groundlease and a termination thereof; and

     WHEREAS, Owner is willing to provide such assurances to each other upon and subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the above, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

     SUBORDINATION AND ATTORNMENT. The Lease and all of the rights of Tenant thereunder shall be and are hereby declared to be and at all times hereafter shall be and remain subject and subordinate in all respects to the Groundlease and to all renewals, modifications, consolidations, replacements and extensions thereof and all of the rights of the Owner thereunder. Notwithstanding such subordination, Tenant hereby agrees that the Lease shall not terminate in the event of a termination of the Lease; rather, in such event, (i) Tenant agrees to enter into a new direct lease with Owner upon the terms set forth in the Lease (the "New Lease") and (ii) Tenant agrees to attain to and to recognize Owner as Tenant's landlord for the balance of the term of the Lease or New Lease in accordance with the terms and provisions thereof.

     ESTOPPEL. Owner and Landlord hereby agree that the Groundlease has not been modified or amended except as set forth in the recitals above, and that the Groundlease is a complete statement of the agreement of Landlord and Owner with respect to the Land and the Building.

     NON-DISTURBANCE. As long as Tenant is not in default under the Lease beyond any notice and cure period provided therein, Owner agrees that, in the event the Lease is terminated: (a) Tenant's possession of the Premises and Tenant's rights, privileges and obligations under the Lease shall not be disturbed, diminished or interfered with by Owner during the term of the Lease, including any extensions thereof; (b) Owner agrees to enter into the New Lease with Tenant upon all of the terms and conditions set forth in the

Lease; and (c) the Lease (or New Lease) shall continue in full force and effect and shall not be terminated except in accordance with the terms of thereof.

     NOTICES. All notices required or permitted to be given pursuant to this Agreement shall be in writing, be personally delivered or shall be sent postage prepaid, by certified mail, return receipt requested. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been given shall constitute receipt of the notice, demand or request sent. If given to Owner, notices shall be addressed as follows: c/o GDR Management, Inc., 11140 Rockville Pike, Suite 380, Rockville, Maryland 20852, Attention: Gary Berman; if given to Landlord, notices shall be address as follows: c/o GDR Management, Inc., 11140 Rockville Pike, Suite 380, Rockville, Maryland 20852, Attention: Gary Berman; if given to Tenant, notices shall be address as follows: Computer Learning Centers, Inc., 11350 Random Hills Road, Suite 240, Fairfax, Virginia 22030, Attention: Charles
L. Cosgrove. Any party entitled to receive notice there under may designate any other address to the parties hereto in a writing and delivered in accordance with the provisions of this Section 4.

     MISCELLANEOUS. This Agreement may not be amended or modified in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest, and this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     GOVERNING LAW; VENUE. This Agreement shall be construed in accordance with the laws of the State of Maryland.

     IN WITNESS WHEREOF, the parties hereto have caused this Attornment and Non-Disturbance Agreement to be property executed by their duly authorized representatives as of the date first above written.

WITNESS:                               OWNER:

                                       BERMAN ENTERPRISES LIMITED PARTNERSHIP

- - -----------------------------          By:
                                          -------------------------------------
                                       Its:
                                           ------------------------------------


WITNESS:                               LANDLORD:

                                       312 MARSHALL AVENUE LIMITED PARTNERSHIP

- - -----------------------------          By:
                                          -------------------------------------
                                       Its:
                                           ------------------------------------


ATTEST:                                TENANT:

                                       COMPUTER LEARNING CENTERS, INC.

- - -----------------------------          By:
     [Asst.] Secretary                    -------------------------------------
                                       Its:
                                           ------------------------------------

COMMONWEALTH OF VIRGINIA     )
                             )  ss:
COUNTY OF FAIRFAX            )


On this __ day of April, 1996, before me, __________________________________, the undersigned officer, personally appeared _________________________________, who acknowledged himself to be the __________________ of Computer Learning Centers, Inc., a Virginia corporation (the "Corporation), and that in such capacity, and being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of the Corporation as his and its free act and deed.



                                       ----------------------------------------
                                       Notary Public



My commission expires:
                      -----------------




STATE OF MARYLAND            )
                             )  ss:
COUNTY OF MONTGOMERY         )


On this __ day of April, 1996, before me, __________________________________, the undersigned officer, personally appeared _________________________________, who acknowledged himself to be the general partner of Berman Enterprises Limited Partnership, a Maryland limited partnership (the "Partnership"), and that in such capacity, and being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of the Partnership as his and its free act and deed.



                                       ----------------------------------------
                                       Notary Public



My commission expires:
                      -----------------

STATE OF MARYLAND            )
                             )  ss:
COUNTY OF MONTGOMERY         )


On this __ day of April, 1996, before me, __________________________________, the undersigned officer, personally appeared _________________________________, who acknowledged himself to be the general partner of 312 Marshall Avenue Limited Partnership, a Maryland limited partnership (the "Partnership"), and that in such capacity, and being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of the Partnership as his and its free act and deed.



                                       ----------------------------------------
                                       Notary Public



My commission expires:
                      -----------------

                                    EXHIBIT A


                           LEGAL DESCRIPTION OF LAND

                          ---------------------


                             LEASE AGREEMENT

                              By and Between

                 312 MARSHALL AVENUE LIMITED PARTNERSHIP,
                               as Landlord

                                  and

                    COMPUTER LEARNING CENTERS, INC.
                               as Tenant








Dated:  April 1, 1996






[PRIMARY LEASE]


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



                              TABLE OF CONTENTS


LEASE AGREEMENT

EXHIBIT A          --   Plan Showing Premises
EXHIBIT B          --   Work Agreement
EXHIBIT C          --   Form of Certificate
EXHIBIT D          --   Rules and Regulations
EXHIBIT E          --   Holidays
EXHIBIT F          --   Site Plan
EXHIBIT G          --   Tenant's Sign Plans
EXHIBIT H          --   Janitorial Specifications
EXHIBIT I-1        --   Non-Disturbance Agreement (Lender)
EXHIBIT I-2        --   Non-Disturbance Agreement (Groundlessor)
EXHIBIT J          --   Prime Lease





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



                               LEASE AGREEMENT


     THIS LEASE AGREEMENT (this "Lease") is dated as of the 1st day of April, 1996, by and between 312 MARSHALL AVENUE LIMITED PARTNERSHIP, a Maryland limited partnership ("Landlord"), and COMPUTER LEARNING CENTERS, a Virginia corporation ("Tenant").

                                 RECITALS

     A. Landlord is the owner of the office building (the "Building") located at 312 Marshall Avenue, Laurel, Maryland and owns a leasehold interest in the land upon which it is situated (the "Land").

     B. Tenant desires to lease space in the Building, and Landlord is willing to rent space in the Building to Tenant upon the terms, conditions, covenants and agreements set forth herein.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby covenant and agree as set forth below.

                                ARTICLE I
                                PREMISES

     1.1 Landlord hereby leases to Tenant and Tenant hereby rents from Landlord, for the term and upon the terms, conditions, covenants and agreements herein provided, approximately Sixteen Thousand Five Hundred Sixty-Four (16,564) square feet of rentable area, located on the first, second and third floors of the Building (the "Premises"). The rentable square feet of the Premises shall be determined in accordance with WDCAR standards. The parties acknowledge that the square footage calculations set forth above have been prepared by Tenant's architect, and are subject to verification by Landlord's architect. In the event Landlord's architect disagrees with the foregoing calculations, the two (2) architects shall use their best efforts to resolve such discrepancy. In the event the architects agree to adjust the foregoing square footage calculations, the monthly base rental figures set forth in Paragraph 3.1(b) shall also be equitably adjusted (and all such adjustments shall be evidenced in an amendment to this Lease). The rentable square feet of the Premises includes a core factor reflecting Tenant's use of the common areas. The Premises is outlined on Exhibit A attached hereto and made a part hereof.

     1.2 The lease of the Premises includes the right, together with other tenants of the Building and members of the public and subject to the Rules and Regulations attached hereto as Exhibit D, to use the common and public areas of the Building, but includes no other rights not specifically set forth herein.

     1.3  Landlord agrees to provide Tenant with the non-exclusive use of
(10) parking spaces per 1,000 square feet of leased space throughout the initial term and with the same ratio for all expansions and renewals. Said parking shall be at no cost to Tenant and will be made available in the areas marked on the site plan attached hereto as Exhibit F. Between the hours of 7:00 AM and 6:00 PM, Monday through Friday, Tenant will park no more then three (3) cars per 1000 square feet of leased space in the lots marked "A" and "B" and the balance of their cars in the lot marked "C" on the site plan attached hereto as Exhibit F. The parties acknowledge that certain of the parking rights granted to Tenant hereunder pertain to certain property adjacent to the Building and the Land owned by Landlord or an affiliate of Landlord. Landlord represents and warrants that (i) it has the authority to grant such parking rights to Tenant pursuant to the terms of that certain Construction, Operating and Reciprocal Easement Agreement dated April 5, 1963 recorded at Liber 2851, folio 314 among the land records of Prince George's County, Maryland (the "Land Records"), as amended by that certain First Supplement dated June 19, 1964 recorded among the Land Records at Liber 2992, folio 619, that certain Second Supplement dated November 15, 1965 recorded among the

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Land Records at Liber 3276, folio 157 and that certain Third Supplement dated
October 22, 1966 recorded among the Land Records at Liber 3435, folio 517 (as so amended, the "Cross-Easement Agreement"), (ii) that it shall provide to Tenant a true and correct copy of the Cross-Easement Agreement prior to execution hereof, and (iii) that it shall not terminate or modify the Cross-Easement Agreement in any manner which might impair Tenant's parking rights hereunder. Tenant will devise a plan to be approved by the Landlord for enforcement of the parking restrictions set forth in this paragraph. Tenant further agrees to use reasonable efforts to enforce these parking restrictions. As a part of the foregoing, Landlord shall provide ten (10) reserved spaces as noted on Exhibit F, which shall be marked as reserved for Tenant with appropriate signage.

                                 ARTICLE II
                                    TERM

     2.1 The term of this Lease (the "Lease Term") shall commence on the Lease Commencement Date, as determined pursuant to Section 2.2 hereof, and shall continue for a period of ten (10) consecutive years thereafter, unless the Lease Term is terminated earlier in accordance with the provisions of this Lease; provided, however, that if the Lease Commencement Date is a day other than the first day of a month, then the Lease Term shall commence on the Lease Commencement Date and shall continue for the balance of the month in which the Lease Commencement Date occurs and for a period of the aforesaid number of consecutive years thereafter, unless the Lease Term is terminated earlier in accordance with the provisions of this Lease.

     2.2 The Lease Commencement Date shall be the earlier to occur of (a) the day after the date on which the work and materials to be provided pursuant to Article XXIV hereof ("Tenant Work") is "substantially complete", as defined in Exhibit B hereto, and Tenant shall have obtained a certificate of occupancy for the Premises (provided that the Tenant Work shall be deemed substantially complete notwithstanding the failure to obtain a certificate of occupancy in the event such failure is attributable to matters pertaining to Tenant's use and occupancy of the Premises and not to the Tenant Work); or
(b) ninety (90) days following the date that the condition precedent set forth in Paragraph 25.26 below is either satisfied or waived by Tenant and all building permits for the Tenant Work have been issued (but in no event shall the Lease Commitment Date be earlier than June 1, 1996). Notwithstanding the foregoing, if Landlord is delayed in completing construction of the Premises as a result of any "Tenant Delay" (as defined in Paragraph 10 of Exhibit B), then for purposes of determining the Lease Commencement Date, the Premises shall be deemed to have been substantially complete on the date determined in accordance with Paragraph 10 of Exhibit B. The foregoing notwithstanding, no Tenant Delay shall exist unless and until Landlord has notified Tenant in writing that an event which could, if uncured, give rise to a Tenant Delay has occurred and Tenant fails to correct such occurrence (if validly noted) within three (3) business days of its receipt of such notice; provided that the foregoing shall not apply with respect to any delays attributable to change orders initiated and approved by Tenant and/or Tenant's failure to meet the deadlines set forth herein for development and approval of the plans and specifications for the Tenant Work. Additionally, the total number of days of Tenant Delay shall be offset by the number of days of delay attributable to the acts of omissions of Landlord or its contractors, architects, representatives, licensees and agents, so that Tenant shall only be responsible for the number of net days of delay attributable to it, if any.

     2.3 Promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall execute a certificate, in the form attached hereto as Exhibit C, which certificate shall set forth the Lease Commencement Date and the date upon which the initial term of this Lease will expire.

     2.4 It is presently anticipated that the Premises will be ready for occupancy by Tenant on or about ninety (90) days following the date that the conditions precedent set forth in Section 25.26 below are either satisfied or waived by Tenant and all building permits for the Tenant Work have been issued; provided, however, that if Landlord does not deliver possession of the Premises by such date, Landlord shall not have any liability whatsoever to Tenant on account of such failure to deliver possession of the Premises to Tenant and this

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

Lease shall not be rendered void or voidable as a result of such delay, except as otherwise expressly provided herein. The foregoing notwithstanding, in the event Tenant selects Landlord's proposed contractor as the general contractor for the Tenant Work, and the Tenant Work is not substantially complete within ninety (90) days following the date Tenant instructs Landlord to proceed with such work, then, Tenant's obligation to pay Interim Rent shall cease after the expiration of such ninety (90) day period. Further, in the event Tenant selects Landlord's contractor as the general contractor for the Tenant Work and such work is not substantially complete within two hundred seventy (270) days following the date Tenant instructs Landlord to proceed with the same, then Tenant may terminate this Lease by written notice to Landlord. The provisions of Section 25.19 below shall not apply to Tenant's rights under this paragraph.

     2.5 For purposes of this Lease, the term "Lease Year" shall mean a period of twelve (12) consecutive months, commencing on the Lease Commencement Date, and each successive twelve (12) month period thereafter; except that if the Lease Commencement Date is a day other than the first day of a month, then the first Lease Year shall commence on the Lease Commencement Date and shall continue for the balance of the month in which the Lease Commencement Date occurs and for a period of twelve (12) calendar months thereafter.

     2.6 Provided that Tenant is not in default hereunder beyond any notice and cure period at the time of exercise, Tenant shall have the right and option, by giving notice as set forth below, to extend and renew the term of this Lease for two (2) additional terms of five (5)- years each (the "Option to Renew") beginning on the day immediately following expiration of the initial term hereof (the "Renewal Term") and upon the same terms and conditions as the original term of this Lease. Notwithstanding the foregoing, Landlord shall not be required to grant or provide any rent waivers, allowances or improvements with respect to the Renewal Term, and Tenant shall not be entitled to any additional renewal terms subsequent to the Renewal Term. If Tenant desires to exercise the Option to Renew, Tenant shall give Landlord written notice thereof at least nine (9) months prior to the expiration of the initial Lease Term or the first Renewal Term, as applicable. In the event of any earlier termination of this Lease, or if Tenant shall fail to timely exercise the aforesaid Option to Renew then and in such event, all rights of Tenant to the Renewal Term hereof shall be of no further force or effect. The annual base rent for first Lease Year of any Renewal Term shall be equal to the rent in the prior year multiplied by 1.03. For each succeeding Lease Year during such Renewal Term the base rent will increase by three percent (3%).

     2.7 Tenant shall have the option to cancel this Lease at the end of the seventy-second (72nd) month of the Term provided:

          a) Tenant is not then in default hereunder beyond any notice and cure periods.

          b) Tenant provides written notice no later than nine (9) months prior to the aforesaid termination date.

          c) Tenant pays to Landlord a termination payment equal to $12.00 per square foot. Said payment to be made no later than the end of the seventy-second (72nd) month of the Term.

Tenant's failure to timely pay the termination payment to Landlord shall render Tenant's election to cancel this Lease null and void.

     2.8 (a) At all times during the initial Lease Term and any Renewal Term, and provided the Tenant is not in default hereunder beyond any applicable notice and cure period, Tenant shall have an option and right of first refusal to lease all space on the third (3rd) and fourth (4th) floors of the Building (such space being collectively referred to as "Expansion Space") on the same terms and provisions then in effect under the Lease, in minimum increments of at least 5,000 rentable square feet (to the extent available on the applicable floor), except that the monthly base rent for the Expansion Space shall be equal to the base rent currently being paid by Tenant. Further, in the event Tenant leases any Expansion Space during the first Lease Year, the Allowance for the Expansion Space shall be calculated on the basis off $22.00 per rentable square foot; for Expansion Space leased in subsequent Lease Years, the Allowance shall be reduced by $2.20 per rentable square foot per year. No Allowance shall be provided for Expansion Space leased during any Renewal Term.

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
          (b) At any time any Expansion Space is unleased, Tenant may, by written notice to Landlord, exercise its option to lease the same, in minimum increments of at least 5,000 rentable square feet (to the extent available on the applicable floor) upon the terms set forth herein. In addition, in the event Landlord obtains a written offer or letter of intent from a prospective tenant to lease all or any part of that portion of the Expansion Space located on the third (3rd) floor of the Building, or a serious written or oral expression of interest by a bona-fide prospective tenant to lease portions of the fourth (4th) floor Expansion Space (in either case, an "Offer"), and Landlord desires to enter into discussions with respect to such Offer, then Landlord shall promptly notify Tenant. Upon receipt of such notice Tenant shall have ten (10) days in which to notify Landlord in writing exercising Tenant's right to lease such Expansion Space. The foregoing notwithstanding, in the event the Offer is for more than 5,000 rentable square feet of space, Tenant shall only be required to lease 5,000 rentable square feet of space if it exercises its expansion option in connection with such Offer (but Tenant may, at its election, lease all of the space subject to the Offer). Further, in the event (i) less than 5,000 rentable square feet of space remains to be leased on the third (3rd) or fourth (4th) floors of the Building, (ii) an Offer is made for less than all of such available space on either floor and (iii) Landlord advises Tenant of the foregoing circumstances at the time it presents the Offer to Tenant, then, by exercising its expansion option with respect to such Offer, Tenant will be deemed to have elected to lease all of the available space on such floor (not to exceed 5,000 rentable square feet of space). The right to lease any Expansion Space shall, at Landlord's election, be null and void if Tenant is in default under the Lease beyond any applicable notice and cure periods at the date Landlord notifies Tenant of the availability of the Expansion Space or at any time thereafter and prior to commencement of the lease for such Expansion Space.

          (c) If Tenant exercises the right to lease the Expansion Space provided herein, in order to confirm the leasing of such Expansion Space to Tenant (and promptly after Landlord has prepared same), the parties may execute a mutually agreed-upon amendment to the Lease. Such amendment shall provide for a sixty (60) day period to develop plans and specifications for the improvements Tenant desires Landlord to make to the Expansion Space and a period of ninety (90) days thereafter for Landlord to construct the same.

          (d) In the event Tenant exercises its right to lease Expansion Space herein, Tenant's pro rata share shall be proportionately increased to account for the increase in the rentable area of the Premises.

          (e) If Tenant does not exercise its right to lease any Expansion Space or does not respond to the Landlord's written notice that the space is available within the ten (10) day period specified above, then Landlord may lease such space to the proposed tenant under the Offer without further notification to the Tenant; provided, however, that if such space again becomes available for lease at any time during the Lease Term (whether on one more occasions), Tenant's option rights hereunder shall again apply.
Anything contained herein to the contrary notwithstanding, Landlord agrees that (i) it shall attempt to lease all other space in the Building prior to leasing the remainder of the third (3rd) floor of the Building, and (ii) in the event the remainder of the third (3rd) floor is leased to a third party during the first three (3) Lease Years, then Tenant may nevertheless exercise its right to lease such space at any time prior to the expiration of the third (3rd) Lease Year (notwithstanding that Tenant may have opted not to exercise that right when an Offer for such space was first presented to Tenant); provided further, that Tenant may also elect to lease such space at any time following the third (3rd) Lease Year as long as it agrees to be responsible for the cost of relocating the then-occupant of such space or terminating its lease (it being the intent hereof that such relocation and/or termination costs shall be borne by Landlord if Tenant exercises its option during the first three (3) Lease Years). In connection with the provisions of clause (ii) above, Landlord covenants to include a provision in the lease with the third floor tenant permitting Landlord either to relocate such tenant or to terminate its lease in the event Tenant elects to lease such space pursuant to the terms set forth above.

          (f) In the event Landlord leases all or any material portion of the fourth (4th) floor to another party after Tenant has elected not to lease such space, Landlord shall extend Tenant's expansion rights regarding such space to an additional 15,000 square feet of contiguous space in the Building, as designated by Landlord (less any portion of the 4th floor leased by Tenant).

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

                                 ARTICLE III
                                  BASE RENT

     3.1 (a) Commencing upon the date this Lease is executed by each of Landlord and Tenant (the "Execution Date") through and including the Lease Comment Date (e.g., the "License Period", as defined in such Section), Tenant shall pay to Landlord minimum rent (hereinafter referred to as "Interim Rent") in the amount of Ten Thousand and No/100 Dollars ($10,000.00) per month. If the Execution Date is a date other than the first day of a month, then the Interim Rent from the Execution Date until the first day of the following month shall be prorated on a per diem basis. In the event Tenant terminates this Lease pursuant to its rights under Section 25.26 below, then Tenant's obligation on account of Interim Rent shall cease as of the date of such termination. In the event Tenant does not so terminate the Lease and the condition precedent set forth in Section 25.26 is either satisfied or waived, then Tenant shall be entitled to a rental abatement in an amount equal to the total Interim Rent paid by Tenant. Twenty percent (20%) of the foregoing abatement shall be applied against Tenant's rental obligations first coming due hereunder at the commencement of each of the fourth (4th), fifth (5th), sixth (6th), seventh (7th) and eighth (8th) Lease Years (and the same shall continue in each of such Lease Years until the full twenty percent (20%) of the total Interim Rent paid by Tenant has been fully recouped during such Lease Year).

          (b) During the Lease Term, Tenant shall pay to Landlord, as annual base rent for the Premises in equal monthly installments, in advance, on the first day of each calendar month during the Term, the amounts set forth below:

      Year     Rental Rate            Amount

       1         $15.00              $20,705.00
       2         $15.45              $21,326.15
       3         $15.91              $21,961.10
       4         $16.39              $22,623.66
       5         $16.88              $23,300.03
       6         $17.39              $24,004.00
       7         $17.91              $24,721.77
       8         $18.45              $25,467.15
       9         $19.00              $26,226.33
      10         $19.57              $27,013.12

The base rent set forth above reflects an annual increase of three percent (3%) per year during the initial Lease Term, and this increase shall also apply to any Renewal Terms.

          (c) Concurrently with the execution of this Lease, Tenant shall pay to Landlord an amount equal to one (1) monthly installment of the annual base rent payable during the first (1st) Lease Year, which amount shall be credited by Landlord toward the monthly installment of annual base rent payable for the first full calendar month falling within the Lease Term.
This amount shall be a non-refundable payment to Landlord in the event Tenant does not occupy the Premises pursuant to this Lease. If the Lease Commencement Date is a day other than the first day of a month, then annual base rent from the Lease Commencement Date until the first day of the following month shall be prorated on a per diem basis at the rate of one-thirtieth (1/30th) of the monthly installment of annual base rent payable during the first Lease Year, and Tenant shall pay such prorated installment of annual base rent in advance on the Lease Commencement Date.

     3.2 All sums payable by Tenant under this Lease, whether or not stated to be annual base rent or additional rent, shall be paid to Landlord in legal tender of the United States, without notice, setoff, deduction or demand, except as specifically provided for herein,

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at the address to which notices to Landlord are to be given or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant. If Landlord shall at any time accept rent after it shall have become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord's rights hereunder.

                                  ARTICLE IV
                        INCREASES IN OPERATING CHARGES

     4.1  Operating Charges.

          (a) As additional rent for the Premises, Tenant shall pay to Landlord Tenant's proportionate share of the amount by which the Operating Charges (as hereinafter defined) incurred by Landlord in the operation of the Building (which term, for the purposes of this Article IV, shall include the Land) during each calendar year falling entirely or partly within the Lease Term exceed the Operating Charges incurred by Landlord in the operation of the Building during the 1996 calendar year (the "Operating Charges Base Amount"). For purposes of determining Operating Charges Base Amount, the following provisions shall apply: (i) to the extent any landscaping, maintenance and/or repair work is covered by any guarantees or warranties, the Operating Charges for each of such items shall be the costs incurred on account thereof during the first full year after such guarantees or warranties have expired; (ii) in the event any maintenance or repair work is deferred during the 1996 calendar year, Operating Costs shall be increased by the costs which Landlord would have incurred in performing such deferred obligations; (iii) to the extent the Lease Commencement Date occurs after June 1, 1996, then the base year shall be the 1997 calendar year; and (iv) Real Estate Taxes included in the Operating Charges Base Amount shall be calculated based upon the Real Estate Taxes for the first full tax year that reflect the occupancy of the Building by Tenant and BG&E and the improvements made to the Building to accommodate Tenant and BG&E. For purposes of this Section, Tenant's proportionate share of increases in Operating Charges shall be that percentage which is equal to a fraction, the numerator of which is the number of square feet of rentable area in the Premises, and the denominator of which is the total rentable area of the Building.

          (b) The Operating Charges shall mean the sum of the costs and expenses reasonably incurred by Landlord in the course of operating, managing, insuring, servicing, repairing, maintaining, and protecting the Building (including, but not limited to, a fair market management fee equal to five percent (5%) of the gross income from the Building), and Real Estate Taxes as defined in Section 4.1(c). All Operating Charges shall be determined according to generally accepted accounting principles which shall be consistently applied. Anything contained herein to the contrary notwithstanding, "Operating Charges" shall not include: (i) expenses for which Landlord is reimbursed (either by an insurer, condemnor, tenant, warrantor or otherwise) to the extent of funds received by Landlord; (ii) expenses incurred in leasing or procuring tenants (including lease commissions, advertising expenses and expenses of renovating space for tenants); (iii) interest or amortization payments on any mortgages or deeds of trust; (iv) net basic rents under ground leases; (v) costs specially billed to and paid by specific tenants; (vi) depreciation or capital improvements costs with respect to the Building, the Land or any equipment, machinery, fixtures or improvements therein, EXCEPT for amortization of the cost of improvements or equipment which are capital in nature and which are installed for the purpose of either reducing Operating Charges of the Building, up to the amount saved as a result of the installation thereof in any Lease Year, or (II) of complying with any laws, ordinances, rules and regulations first taking effect after the Lease Commencement Date (and all of such permitted capital costs shall be amortized on a straight-line basis over the useful life of the capital investment items, such useful life being deemed the longest period permissible by IRS regulations, with only the annual amortized portion being included in Operating Charges for any Lease
Year); (vii) rental or similar payments made in connection with the leasing of any equipment which is considered capital in nature; (viii) compensation paid to officers of Landlord or officers of the management agent who do not perform property management related activities; (ix) the cost of tools, equipment and material used in the initial construction of the Building; (x) costs directly resulting from the gross negligence or willful misconduct of Landlord, its employees, agents, contractors or

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

employees; (xi) costs for any structural maintenance, replacement or redesign; (xii) legal fees and other expenses incurred by Landlord or agents in connection with negotiations or disputes with tenants or prospective tenants for the Building; (xiii) expenses for the correction of defects in Landlord's construction of the Building and/or in its construction of the Improvements;
(xiv) allowances, concessions, permits, licenses, inspections, and other costs and expenses incurred in the initial build-out of space for tenants (including Tenant), or any cash or other consideration paid by Landlord on account of, with respect to, or in lieu of the initial build-out described above; (xv) Landlord's costs of any services sold or provided to tenants for which Landlord is otherwise reimbursed by Tenant under this Lease or any other tenant: (xvi) expenses in connection with services or other benefits of a type which are not made available to Tenant but which are provided to another tenant or occupant, if any; (xvii) costs incurred due to violation by Landlord or any tenant (other than Tenant) of the terms and conditions of any lease; (xviii) renovation of the Building made necessary by casualty or the exercise of eminent domain; (xix) any compensation paid to clerks, attendants or other persons in commercial concessions operated for profit by Landlord; (xx) increased insurance premiums caused by Landlord's or any tenant's (other than Tenant's) hazardous acts; (xxi) costs arising from the presence of hazardous materials in, about or below the Building or the Land; (xxii) costs incurred for any items to the extent of Landlord's recovery under a manufacturer's, materialmen's, vendor's or contractor's warranty; (xxiii) costs of acquisition of sculpture, paintings or other objects of art; (xxiv) reserves for repairs, maintenance and replacements;
(xxv) costs of repairs incurred by reason of condemnation, to the extent Landlord receives compensation therefor through condemnation or similar awards;
(xxvi) costs relating to maintaining Landlord's existence, either as a corporation, partnership, trust or other entity; (xxv) Landlord's general overhead expenses; (xxvi) costs incurred to achieve compliance with any governmental laws, ordinances, rules, regulations or orders enacted prior to the date hereof; (xxvii) any penalties or interest expenses incurred because of Landlord's failure timely to pay any Operating Charges or Taxes; (xxviii) costs of any repairs or improvements to the Building resulting from a fire or other casualty, to the extent such repairs would be covered by the insurance which Landlord is required to procure hereunder and Landlord fails to procure the same; (xxix) accounting fees other than those attributable to reviewing and preparing operating statements for the Building; and (xxx) because the Premises has or will be separately metered for electricity and HVAC usage, and that Tenant will be paying all bills for electricity consumed within the Premises directly to the local utility provider, Operating Charges shall also exclude electric, HVAC and related costs for leased space in the Building (but the reasonable cost of providing electrical and HVAC service to the Common Areas, as reasonably demonstrated by Landlord, shall constitute an Operating Charge). There shall be no duplication of costs or reimbursement. Landlord shall use reasonable efforts to minimize Operating Charges for the Building.

          (c) Real Estate Taxes shall mean (i) all real estate taxes, including general and special assessments, if any, which are imposed upon Landlord or assessed against the Building and/or the Land, (ii) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Building and/or the Land which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by the rents payable by tenants of the Building, and (iii) expenses (including reasonable attorneys' fees) incurred in reviewing, protesting or seeking a reduction of real estate taxes. There shall be excluded from such taxes all income taxes; provided, however, that if at any time during the Lease Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a tax in lieu thereof, including, without limitation, a capital levy or a tax on the gross rents received with respect to the Building or Land, or a federal, state, county, municipal, or other local income or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Land is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term Real Estate Taxes, but only to the extent that the same would be payable if the Building or Land were the only property of Landlord, or otherwise properly allocable to the Land. Landlord covenants to pay all Operating Charges and real property taxes before the same become delinquent. No penalty or interest because of the failure to timely pay any tax shall be included as Real Estate Taxes. In no event shall Real Estate Taxes include any increases attributable to any enlargement, expansion or substantial renovation of the Building or any part thereof. At Tenant's request, Landlord shall contest any assessed valuation of the Building or Land or the amount of any Real Estate Taxes with counsel reasonably acceptable to Tenant; provided that Landlord may elect not to so appeal the assessed value of the Land or Building or the amount of any Real Estate Taxes, in which event Tenant shall be entitled to appeal the same on Landlord's behalf (and Tenant shall be entitled to recover the cost it incurs in prosecuting any such appeal before any savings generated thereby is passed on to the tenants of the Building).

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Landlord and its affiliated entities (including Berman Enterprises Limited
Partnership) agree to execute such documents as Tenant may request in order to enable Tenant to appeal any Real Estate Tax bill or assessment of the Land and/or Building. Reductions in real estate taxes shall reduce the Operating Charges for the applicable Lease Year(s). Landlord's obligation to refund amounts to Tenant on account of any refund of Real Estate Taxes received after the Lease Term has expired, but attributable to periods within the Lease Term, shall survive the expiration or earlier termination of this Lease.

     4.2 If the average occupancy rate for the entire Building during any calendar year is less than ninety-five percent (95%), or if Landlord is not furnishing to any particular tenant or tenants in the Building any services or utilities customarily furnished by Landlord to all tenants in the Building, then the Operating Charges for such calendar year which vary with occupancy levels (such as janitorial charges) shall be deemed to include all additional costs and expenses, as reasonably estimated by Landlord, which would have been incurred during such calendar year if such average occupancy rate had been ninety-five percent (95%) and if Landlord had in fact furnished to all tenants all services and utilities customarily furnished by Landlord to tenants in the Building. Further, the parties agree that, in all events, Operating Charges for the 1996 calendar year shall be grossed-up to reflect costs which would have been incurred had the Building been one hundred percent (100%) leased at all times during such period.

     4.3 Following the expiration of the first Lease Year, Tenant shall make estimated monthly payments to Landlord on account of increases in charges described in Section 4.1 that are expected to be incurred during each calendar year, as reasonably estimated by Landlord. Within approximately ninety (90) days after the expiration of each calendar year, Landlord shall submit to Tenant an itemized statement ("Year-End Statement") of Operating Charges for such calendar year, showing Tenant's proportionate share of the amounts by which the costs and expenses actually incurred during the preceding calendar year exceeded the Operating Charges Base Amount. The Year-End Statement shall (i) include copies of all Real Estate Tax bills,
(ii) include a itemized break-down of Operating Charges (including those applicable to the 1996 calendar year and those incurred on account of "controllable" expenses), and (iii) be certified as true and correct by an officer of Landlord. If such statement indicates that the aggregate amount of Tenant's estimated payments, if any, exceeds Tenant's actual liability, Tenant shall deduct the net overpayment from its next payment or payments of annual base rent, except that in the last Lease Year Landlord shall promptly remit such overpayment to Tenant. If such statement indicates that Tenant's actual liability exceeds the estimated payments, if any, made by Tenant, then Tenant shall pay to Landlord, within fifteen (15) days of the date of Landlord's statement, the amount of such excess as additional rent due hereunder.

     4.4 In the event the Lease Term expires on a day other than the first day or the last day of a calendar year, the increases in the charges described in Section 4.1 to be paid by Tenant for such calendar year shall be a pro rata portion of Tenant's proportionate share thereof for the full calendar year.

     4.5 Landlord will respond to any request for information concerning any Operating Charge statement within thirty (30) days of Tenant's written request. Landlord agrees to retain the books and records substantiating Operating Charges incurred in each Lease Year at Landlord's address for notice for a period of at least three (3) years from the date Landlord submits its annual statement of actual Operating Charges to Tenant. Tenant shall have the right, during business hours and upon reasonable prior notice, to inspect Landlord's books and records relating to Operating Charges and/or to have such books and records audited at Tenant's expense by a certified public accountant or other party designated by Tenant; provided, however, that if any audit that discloses a discrepancy of more than six percent (6%) in the amount of Tenant's proportionate share of Operating Charges for any Lease Year, the cost of the audit shall be paid for by Landlord. Upon final resolution of the matter, any discrepancy shall be promptly corrected by a payment of any shortfall or overpayment to the appropriate party within thirty (30) days after the audit.

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     4.6  Anything contained herein to the contrary notwithstanding, in no event shall Tenant's proportionate share of "controllable" Operating Charges increase by more than five percent (5%) in any calendar year. For purposes hereof, "controllable" Operating Charges shall mean all Operating Charges other than Real Estate Taxes, utility charges, insurance premiums and snow removal charges. Further, for purposes of the foregoing calculations, increases in the "repair and maintenance" line item of Operating Charges (excluding capital repairs) (i) shall be subject to a cap of eight and one half percent (8.5%) during the second (2nd) Lease Year, (ii) shall be subject to a cap of six and one-half percent (6.5%) during the third (3rd) Lease Year, and (iii) shall thereafter be subject to a five percent (5%) cap calculated on a cumulative, compounding basis, separate and apart from other Operating Charges.

                                    ARTICLE V
                                 SECURITY DEPOSIT

     5.1 Security Deposit. Upon the execution of this Lease, Tenant shall pay to Landlord a security deposit equal to two (2) months rent in the amount of Forty-One Thousand Four Hundred Ten and no/100 Dollars ($41,410.00) (the "Security Deposit"). In the event that the Tenant is not in default at the end of the fifth (5th) Lease Year beyond any notice and cure period, Landlord agrees to refund one (1) months Security Deposit. In no instance shall the amount of such Security Deposit be considered a measure of liquidated damages. All or any part of the Security Deposit may be applied by Landlord in total or partial satisfaction of any default by Tenant. The application of all or any part of the Security Deposit to any obligation or default of Tenant under this Lease shall not deprive Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord. If all or any part of the Security Deposit is applied to an obligation of Tenant under this Lease, then Landlord shall have the right to call upon Tenant to restore the Security Deposit to its original amount by giving notice to Tenant and Tenant shall immediately restore the Security Deposit by payment thereof to Landlord. The Security Deposit shall be held by Landlord without liability for interest; and Landlord shall be entitled to full use of the Security Deposit and shall not be required to keep it in a segregated account or escrow. It is understood and agreed that should Landlord convey its interest under the Lease, the Security Deposit shall be turned over by Landlord to Landlord's grantee or transferee, and upon such delivery of the Security Deposit, Tenant hereby release Landlord herein named of any and all liability with respect to the Security Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee, and it is further understood and agreed that this provision shall also apply to any subsequent grantees and transferee. Landlord will return the balance of the Security Deposit, not previously applied as provided herein, within thirty (30) days after the expiration of the Lease Term.

                                  ARTICLE VI
                               USE OF PREMISES

     6.1 Tenant shall use and occupy the Premises solely for the operation of a technical school with related uses, including training, storage and general office uses (the "Permitted Uses"), and for no other use or purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall not use or occupy the Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance to Landlord or other tenants of the Building. Tenant shall comply with all present and future laws, ordinances (including zoning ordinances and land use requirements), regulations, and orders of the United States of America, the State of Maryland, and any other public or quasi-public authority having jurisdiction over the Premises, concerning Tenant's use and occupancy of the Premises and all machinery, equipment and furnishings therein. It is expressly understood that if any present or future law, ordinance, regulation or order requires an occupancy or use permit for the Premises, Tenant shall obtain such permit at Tenant's own expense and shall promptly deliver a copy thereof to Landlord (subject, in all events, to the provisions regarding the initial certificate of occupancy for the Premises set forth in Section 2.2. above). Use of the Premises is subject to all covenants, conditions and restrictions of record.

     6.2 Tenant shall pay any business, rent or other taxes that are now or hereafter levied upon Tenant's specific use or occupancy of the Premises, the conduct of Tenant's business at the Premises, or Tenant's equipment or other personal property. In the event

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that any such taxes are enacted, changed or altered so that any of such taxes are levied against Landlord, or the mode of collection of such taxes is changed so that Landlord is responsible for collection or payment of such taxes, Tenant shall pay any and all such taxes to Landlord upon written demand from Landlord.

     6.3 Tenant shall not use or allow the Premises to be used for the Release, storage, use, treatment, disposal or other handling of any Hazardous Substance, without the prior consent of Landlord. The term "Release" shall have the same meaning as is ascribed to it in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended, ("CERCLA"). The term "Hazardous Substance" means (i) any substance defined as a "hazardous substance" under CERCLA, (ii) petroleum, petroleum products, natural gas, natural gas liquids, liquefied natural gas, and synthetic gas, and (iii) any other substance or material deemed to be hazardous or toxic under any federal, state or local law, code, ordinance or regulation. Nothing herein shall prohibit the transportation to and from, and the use, storage, maintenance and handling within, the Premises of cleaning and copying fluids and other similar substances customarily used in commercial offices, provided: (a) such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted uses and strictly in accordance with applicable laws and the manufacturers' instructions therefor; (b) if any applicable laws require that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site; and (c) any remaining such substances shall be completely, properly and lawfully removed from the Building and Land by Tenant, at its sole expense, upon expiration or earlier termination of this Lease. Tenant shall: (a) comply with all federal, state, and local laws, codes, ordinances, regulations, permits and licensing conditions governing the Release, discharge, emission, or disposal of any Hazardous Substance and prescribing methods for or other limitations on storing, handling, or otherwise managing Hazardous Substances,
(b) at its own expense, promptly contain and remediate any Release of Hazardous Substances arising from or related to Tenant's activities in the Premises, the Building, the Land or the environment and remediate and pay for any resultant damage to property, persons, and/or the environment, (c) give prompt notice to Landlord, and all appropriate regulatory authorities, of any Release of any Hazardous Substance in the Premises, the Building, the Land or the environment arising from or related to Tenant's activities, which Release is not made pursuant to and in conformance with the terms of any permit or license duly issued by appropriate governmental authorities, (d) following any Release, at Landlord's request, retain an independent engineer or other qualified consultant or expert acceptable to Landlord, to conduct, at Tenant's expense, an environmental audit of the Premises and immediate surrounding areas, (e) reimburse Landlord, upon demand, the reasonable cost of any testing for the purpose of ascertaining if there has been any Release of Hazardous Substances in the Premises, if such testing is required by any governmental agency or Landlord's Mortgagee, (f) upon expiration or termination of this Lease, surrender the Premises to Landlord free from the presence and contamination of any Hazardous Substance. Landlord represents and warrants that, to the best of its knowledge, as of the date hereof the Premises, Building and Land are free from Hazardous Substances and comply with all applicable laws, ordinances, rules and regulations pertaining to the
same.   Landlord shall indemnify, defend and hold Tenant harmless from any loss or damage Tenant may suffer in the event the representation set forth in the immediately preceding sentence is untrue, or in the event any Hazardous Substances are released in the Building or Land as a result of the negligence or willful misconduct of Landlord or its agents or employees.

     6.4 As long as Tenant is not in default hereunder beyond any applicable notice and cure periods, Landlord covenants and agrees that Tenant shall have the exclusive right to conduct computer training and technical school/classroom operations from the Building, and Landlord shall not lease any space in the Building to any party that will engage in any such activities in a manner which is directly competitive with Tenant.

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                                 ARTICLE VII
                          ASSIGNMENT AND SUBLETTING

     7.1 Tenant shall not mortgage or otherwise encumber this Lease or all or any of Tenant's rights hereunder without obtaining the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. Similarly, Tenant shall not assign its rights under this Lease, or sublet all or any portion of the Premises, without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant may sublease or assign any portion of the leased premises to any related entity or affiliate of Tenant, including any entity created on account of a sale, merger, consolidation or other business combination (a "Permitted Transfer") without the Landlord's approval. The consent by Landlord to any assignment, subletting or occupancy shall not be construed as a waiver or release of Tenant from liability for the performance of any covenant or obligation to be performed by Tenant under this Lease, nor shall the collection or acceptance of rent from any assignee, subtenant or occupant constitute a waiver or release of Tenant from any of its liabilities or obligations under this Lease. Landlord's consent to any assignment, subletting or occupancy shall not be construed as relieving Tenant or any assignee, subtenant or occupant from the obligation of obtaining Landlord's prior written consent to any subsequent assignment, or occupancy. For any period during which Tenant is in default hereunder, Tenant hereby assigns to Landlord the rent due from any assignee, subtenant or occupant of Tenant and hereby authorizes each such assignee, subtenant or occupant to pay said rent directly to Landlord. If the rental paid to Tenant on any subletting, assignment or occupancy exceeds the rental payable by Tenant to Landlord hereunder (and if the subleased space does not constitute the entire Premises, the existence of such excess shall be determined on a pro rata basis), all such excess shall be split 50/50 with the Landlord and Tenant. The foregoing calculation shall be made only on any "net profits" realized by Tenant in connection with any assignment or subletting. In connection therewith, any excess payments realized by Tenant shall be offset by any brokerage fees, space fees, or advertising fees, any improvements paid for or allowances or other concessions provided by Tenant to or for the subtenant or assignee, and any other third-party costs actually incurred by Tenant in connection with any subletting or assignment, as well as rental attributable to any period that any space to be sublet or assigned is vacant or under construction. Further, in the case of an assignment, net profits shall include only the consideration paid for the right to assume this Lease, and not any amounts on account of the value of Tenant's business, inventory, good will, equipment, customer lists or other assets.

     7.2 If Tenant is a partnership, any dissolution of Tenant or withdrawal or change, whether voluntary, involuntary or by operation of law, of any general or limited partner or partners of Tenant shall be deemed a voluntary assignment of this Lease and subject to the provisions of Section 7.1. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of any stock or any interest in the capital stock of Tenant, voluntarily, involuntarily or by operation of law, shall be deemed a voluntary assignment of this Lease and subject to the provisions of Section 7.1 (but the foregoing shall not preclude Tenant from engaging in a Permitted Transfer).

     7.3 If, at any time during the Lease Term, Tenant desires to transfer, assign or sublet all or part of the Premises to a party other than a Permitted Transferee, Tenant shall give notice to Landlord in writing ("Tenant's Request Notice") of the identity of the proposed assignee or subtenant and its business, the terms of the proposed assignment or subletting, the commencement date of the proposed assignment or subletting (the "Proposed Sublease Commencement Date"), and the area proposed to be assigned or sublet (the "Proposed Sublet Space"). Tenant shall also transmit therewith the most recent financial statement or other evidence of financial responsibility of such assignee or subtenant and a certification executed by Tenant and such proposed assignee or subtenant stating whether or not any premium or other consideration is being paid for the proposed assignment or sublease. Landlord shall notify Tenant in writing of its decision to approve or reject any request by Tenant to assign or sublet (providing Tenant with the reasonable basis for any such denial) within ten (10) business days of the date of the request, failing which such request shall be deemed approved.

     7.4 Tenant agrees to pay to Landlord as additional rent hereunder the reasonable attorneys' fees incurred by Landlord in connection with any request by Tenant for Landlord to give its consent to any assignment, transfer, mortgage, encumbrance, or subletting by Tenant. Any sublease, assignment or other transfer shall, at Landlord's option, be effected on forms reasonably approved by Landlord.

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

     7.5 Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it will be reasonable for Landlord to withhold its consent in any of the following instances: (i) the proposed assignee or subtenant is not reasonably creditworthy; (ii) the character or reputation, of the proposed subtenant or assignee is inconsistent with the quality of other tenancies in the Building; (iii) Landlord has received from any prior lessor to the proposed assignee or subtenant a negative report concerning such prior lessor's experience with the proposed assignee or subtenant; (iv) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (v) the proposed assignment or sublease will create a vacancy elsewhere in the Building; or (vi) at the time such request is made, Tenant is in default of any obligation under this Lease beyond any applicable notice and cure period.

                                  ARTICLE VIII
                             MAINTENANCE AND REPAIRS

     8.1 Tenant shall keep and maintain the interior, non-structural portions of the Premises and all fixtures and equipment located therein in clean, safe and sanitary condition, shall take good care thereof and make all required repairs thereto, shall suffer no waste or injury thereto, and shall, at the expiration or other termination of the Lease Term, surrender the Premises in the same order and condition in which they were on the Lease Commencement Date, ordinary wear and tear and unavoidable damage by the elements excepted. The foregoing notwithstanding, Landlord shall perform all maintenance and make all repairs and replacements to the Project which are necessary to maintain in good order and repair the base building structure and systems, including the exterior walls, load bearing elements, foundations, pipes, conduits, roof and Common Areas, sprinkler system and other life/safety systems, and the mechanical,
electrical, HVAC and plumbing systems.   All repairs and maintenance required of
Landlord pursuant to this Section or elsewhere in this Lease shall be performed in accordance with standards applicable to comparable office buildings in the Laurel, Maryland area, and performed in a timely and diligent fashion. Landlord represents and warrants that the base building systems serving the Premises (i.e., HVAC units, ductwork, VAV boxes, sprinkler systems, etc.) are in good condition and working order and comply with all applicable laws.

     8.2 Except as otherwise provided in Article XVII hereof, all injury, breakage and damage to the Premises caused by any act or omission of Tenant, or of any agent, employee, subtenant, assignee, contractor, client, guest, family member, licensee, customer or invitee of Tenant, shall be repaired by and at the sole expense of Tenant.

                                   ARTICLE IX
                                   ALTERATIONS

     9.1 The original improvement of the Premises shall be accomplished by Landlord and/or Tenant in accordance with the terms of Article XXIV below and Exhibit B attached hereto. It is understood and agreed that Landlord is under no obligation to make any initial structural or other alterations, decorations, additions or improvements in or to the Premises except as set forth in Exhibit B or as otherwise provided in Article XXIV of this Lease.

     9.2 Tenant will not make or permit anyone to make any alterations, additions, improvements or other changes (hereinafter referred to collectively as "Alterations"), structural or otherwise, in or to the Premises or the Building, without the prior written consent of Landlord. Landlord's consent to nonstructural Alterations not visible from the exterior of the Premises shall not be unreasonably withheld or delayed. The parties acknowledge that cosmetic improvements and non-structural alterations which do not affect building systems and which cost less than $10,000 in each instance shall not constitute "Alterations" for purposes hereof and may be made by Tenant at any time. When granting its consent, Landlord may impose reasonable conditions, including, without limitation, the approval of plans and


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specifications, approval of the contractor or other persons who will perform the work, and the obtaining of specified insurance. All Alterations permitted by Landlord pursuant to this Section 9.2 must conform to all laws, regulations and requirements of federal, state and county governments, and any other public or quasi-public authority having jurisdiction over the Premises. Tenant agrees to obtain and deliver to Landlord, prior to the completion of any Alterations, written, unconditional waivers of mechanics' and materialmen's liens against the Premises, the Building and the Land from all proposed contractors, subcontractors, laborers and material suppliers for all work, labor and services to be performed and materials to be furnished in connection with Alterations.
If, notwithstanding the foregoing, any mechanics' or materialmen's lien is filed against the Premises, any equipment within the Premises, the Building and/or the Land, for work claimed to have been done for, or materials claimed to have been furnished to, the Premises, such lien shall be discharged by Tenant within twenty (20) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by the filing of a bond acceptable to Landlord. If Tenant shall fail timely to discharge any such mechanics' or materialmen's lien, Landlord may, at its option, discharge such lien without inquiry into the validity thereof and treat the cost thereof (including reasonable attorneys' fees incurred in connection therewith) as additional rent due hereunder, it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging such lien. It is understood and agreed that any Alterations, other than those made by Landlord pursuant to Exhibit B, shall be conducted on behalf of Tenant and not on behalf of Landlord. It is further understood and agreed that in the event Landlord shall give its written consent to the making of any Alterations, such written consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises, the Building or the Land to any mechanics' or materialmen's liens which may be filed in connection therewith.

     9.3 Tenant shall indemnify and hold Landlord harmless from and against any all expenses, liens, claims, liabilities and damages (including, without limitation, reasonable attorneys' fees) based on or arising, directly or indirectly, by reason of the making of any Alterations. If any Alterations are made without the prior written consent of Landlord, Landlord shall have the right to remove and correct such Alterations and restore the Premises and the Building to their condition immediately prior thereto, and Tenant shall be liable for all expenses incurred by Landlord in connection therewith. All Alterations to the Premises or the Building made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the end of the Lease Term; provided, however, that if Tenant is not in default under this Lease beyond any notice and cure period, then Tenant shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, all movable or systems furniture, furnishings, fixtures, information or telecommunications systems and equipment installed in the Premises solely at the expense of Tenant, and except that Tenant shall be required to remove all Alterations in the Premises or the Building which Landlord designates in writing for removal at the time its consent to the installation thereof is given to Tenant. All damage and injury to the Premises or the Building caused by such removal shall be repaired by Landlord, at Tenant's sole expense. If such property of Tenant is not removed by Tenant prior to the expiration or earlier termination of this Lease, the same shall become the property of Landlord and shall be surrendered with the Premises as a part thereof; provided, however, that Landlord shall have the right to remove at Tenant's expense such property and any Alteration which Landlord designates in writing for removal.

                                    ARTICLE X
                              SIGNS AND FURNISHINGS

     10.1 No sign, advertisement or notice shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or the interior of the Building except on the directories and the doors of the offices and such other areas as are designated by Landlord, and then only in such place, number, size, color and style as are approved in writing by Landlord. Landlord, at Landlord's expense, shall install building standard signage on Tenant's suite entry door and on the directory board in the Building lobby. Landlord hereby consents to the installation by Tenant of the monument and first floor facade signs described in Exhibit G hereto (as to size, materials and color) in the location or locations depicted in such Exhibit, subject to compliance with all applicable laws and provided that the signage proposed by Tenant will not legally preclude Landlord from installing a sign on the top floor of the Building's facade for the benefit of another tenant in the Building. All of Tenant's signs that are approved by Landlord shall be installed by Landlord at Tenant's cost and expense. If any sign,

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advertisement or notice that has not been approved by Landlord is exhibited or installed by Tenant, Landlord shall have the right to remove the same at Tenant's expense.

     10.2 Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment and fixtures contemplated in Tenant's plans for the initial build-out of the Premises, which, if considered necessary by Landlord, shall be installed in such manner as Landlord directs in order to distribute their weight adequately. Subject to the provisions of Section 13.5 below, any and all damage or injury to the Premises or the Building caused by moving the property of Tenant into or out of the Premises, or due to the same being in or upon the Premises, shall be repaired (by Landlord or a contractor selected by Landlord) at the sole cost of Tenant. No furniture, equipment or other bulky matter of any description will be received into the Building or carried in the elevators except as approved by Landlord, and all such furniture, equipment and other bulky matter shall be delivered only through the designated delivery entrance of the Building and the designated freight elevator. All moving of furniture, equipment and other materials shall be under the direct control and supervision of Landlord who shall not, however, be responsible for any damage to or charges for moving the same. Tenant agrees to remove promptly from the sidewalks adjacent to the Building any of Tenant's furniture, equipment or other material there delivered or deposited.

                                   ARTICLE XI
                               TENANT'S EQUIPMENT

     11.1 Tenant shall not install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to the water system, heating system, plumbing system, air-conditioning system or electrical system of the Premises or the Building, without first obtaining the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. Machines and equipment belonging to Tenant which cause noise, vibration or odors that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Building shall be installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to reduce such noise, vibration and odors to a level satisfactory to Landlord.

                                   ARTICLE XII
                             INSPECTION BY LANDLORD

     12.1 Upon at least 24 hours prior notice, Tenant shall permit Landlord, its agents, mortgagees and representatives, any federal, state, county or municipal officer or representative, and prospective purchasers of interests in the Building or Landlord, to enter the Premises, without charge therefor and without diminution of the rent payable by Tenant, to examine, inspect and protect the Premises and the Building, to make such alterations and/or repairs as in the sole judgment of Landlord may be deemed necessary, or to exhibit the same to prospective tenants during the last six (6) months of the Lease Term. In connection with any such entry, Landlord shall endeavor to minimize the disruption to Tenant's use of the Premises. During the course of any alteration or repair by Landlord in the Premises, Landlord may store within the Premises all necessary materials, tools, supplies and equipment. Nothing in this Section shall be construed as imposing any obligation on Landlord to make any alterations or repairs.

                                  ARTICLE XIII
                                    INSURANCE

     13.1 Anything contained herein to the contrary notwithstanding, Tenant shall not conduct or permit to be conducted any activity, or place any equipment in or about the Premises or the Building, which will in any way increase the rate of fire insurance or other insurance on the Building. If any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the


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applicable insurance rating organization (or other organization exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions) to be due to any activity or equipment of Tenant in or about the Premises or the Building, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall be liable for the amount of such increase, Tenant shall reimburse Landlord for such amount and any such amount shall be considered additional rent hereunder; in lieu of the foregoing, Tenant may cease such use and pay the ratable cost of any premium increase until it ceases such use. For the purposes of this Section, the term "Building" shall be deemed to include the Land.

     13.2 At all times after the Premises are released to Tenant for construction of its improvements, Tenant shall, at Tenant's expense, obtain and maintain the following insurance:

          (a) public liability insurance in the amounts set forth below naming Landlord and the holder of any Mortgage (as hereinafter defined in Section 21.1) now or hereafter encumbering the Building or the Land as additional insured thereunder; such insurance shall contain an endorsement that said insurance shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any person prior to the occurrence of a loss. No later than the Lease Commencement Date, Tenant shall obtain public liability insurance in minimum amounts of one million dollars ($1,000,000.00) for injury to one (1) person, three million dollars ($3,000,000.00) for injury to more than one (1) person and six hundred thousand dollars ($600,000.00) for damage to property;

          (b) all-risk property insurance covering Tenant's furniture, equipment, fittings, installations, fixtures, supplies and other personal property in an amount equal to the full replacement value; and

          (c) to the extent required by law, worker's compensation or similar in form and amounts required by law.

     13.3 The company or companies writing any insurance which Tenant is required to carry and maintain pursuant to Section 13.2, as well as the form of such insurance, shall at all times be subject to Landlord's reasonable approval and any such company or companies shall be licensed to do business in the State of Maryland. Public liability and all-risk casualty insurance policies evidencing such insurance shall name Landlord and the holder of any Mortgage (as defined in Section 21.1) as additional insured, shall be primary and non-contributory, and shall also contain a provision by which the insurer agrees that such policy shall not be canceled, materially changed or not renewed without at least thirty (30) days advance notice to Landlord or any Mortgagee. The insurance which Tenant is required to carry and maintain pursuant to Section
13.2 shall contain commercially reasonable deductibles. Each such policy, or a certificate thereof, shall be deposited with Landlord by Tenant promptly upon commencement of Tenant's obligation to procure the same and, if requested by Landlord, at least annually thereafter. If Tenant shall fail to perform any of its obligations under Section 13.2 or 13.3, and such failure is not cured within five (5) business days following Tenant receipt of a notice of the same from Landlord, then Landlord may perform the same and the cost of same shall be deemed additional rental and shall be payable upon Landlord's demand.

     13.4 Throughout the term of this Lease, Landlord shall maintain in full force and effect (i) liability insurance in at least twice the amounts set forth in Section 13.2(a) hereinabove and (ii) fire and extended coverage insurance to the extent of at least ninety percent (90%) of the replacement value of the Building, including the original Tenant Work, but excluding footings and foundations. Landlord may, at its election, obtain such coverages under an umbrella or blanket policy or policies, covering the Building and other Buildings in which Landlord has an interest or which are managed by Landlord's management company. Landlord's insurance policies shall contain commercially reasonable deductibles.

     13.5 In any case in which Tenant shall be obligated to pay to Landlord any loss, cost, damage, liability or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, or the net proceeds which would have been collected if Landlord had procured the insurance required of it hereunder, whether or not actually procured by Landlord. In any case in which Landlord


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shall be obligated to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord as an offset against the amount thereof the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability or expense OR the maximum amount which would have been collectible had Tenant procured the insurance policies required of it pursuant to this Lease, whether or not actually procured by Tenant. Landlord and Tenant agree that each insurance policy described above, or otherwise covering the Premises, the Building, or personal property, fixtures and equipment located thereon and therein, shall contain a clause or endorsement pursuant to which the insurance companies waive subrogation and consent to a waiver of right of recovery. Landlord and Tenant further agree that each will not make any claim against or seek to recover from the other for any loss, cost, damage, liability, expense or peril covered or required to be covered by such insurance.

                                   ARTICLE XIV
                             SERVICES AND UTILITIES

     14.1 Landlord shall furnish to the Premises conditioned water for heat pumps, fresh air, and hot and cold water. Landlord shall provide after-hours janitorial service, subject to the specifications attached hereto as Exhibit H.) In addition, Landlord shall provide (i) zoned heating, ventilation and air conditioning during the days and hours specified below during the seasons of the year and within the temperature ranges usually furnished in comparable office buildings in the Laurel, Maryland area, and, in all events, but subject to the provisions of Paragraph 12 of the Work Agreement, the existing HVAC system (not supplemented by the additional units and improvements to be installed by Tenant as part of the Tenant Work) are sufficient to provide a constant temperature of 75 degrees (plus or minus 2 degrees) FDB in all portions of the Premises during the cooling season and a constant temperature of 72 degrees (plus or minus 2 degrees) FDB in all portions of the Premises during the heating season, and Landlord shall take steps to reduce any excessive noise levels produced by the existing system to levels reasonably acceptable to Tenant (and the provisions of this paragraph shall be subject to the terms set forth in Paragraph 12 of the Work Agreement), but Tenant shall be responsible to pay all bills for electrical service directly to the provider of such service; (ii) balancing of the HVAC system when necessary in an effort to provide reasonably uniform air temperatures throughout the zones within the Premises; (iii) a directory listing for Tenant, Tenant's employees and other Building tenants in the Building lobby directory; (iv) replacement of light tubes and bulbs for Building standard lighting fixtures; (v) restroom facilities and necessary lavatory supplies, including hot and cold running water at the points of supply, provided for general use, excluding any equipment; and (vi) after-hours access to the Building via an electronic, Kastle-key card or other access control system, and an adequate number of access keys or cards for Tenant's employees. No concierge shall be provided in the Building. The cost of installing separate meters for electrical consumption in the Premises shall be paid for by Landlord, separate and apart from any Allowances provided for herein. Landlord will also provide elevator service; provided, however, that Landlord shall have the right to remove elevators from service as may be required for moving freight, or for servicing or maintaining the elevators and/or the Building as long as at least one (1) elevator is available for public use. The normal hours of operation of the Building for Tenant will be 7:00 a.m. to 11:00 p.m. on Monday through Friday (excluding the holidays set forth on Exhibit E hereto) and 9:00 a.m. to 1:00 p.m. on Saturday (excluding the holidays set forth on Exhibit E hereto) and such other hours, if any, as Landlord determines. Landlord shall not be obligated to maintain or operate the Building at times other than these hours of operation of the Building unless special arrangements are made in advance by Tenant; provided, however, that Tenant shall have access into the Building at all times. Landlord will furnish all services and utilities required by this Lease only during the normal hours of operation of the Building, unless otherwise specified herein. Tenant shall pay all electricity, telephone and power bills separately metered to the Premises, and any other service or material used by, or provided to, Tenant in connection therewith, when due. If Tenant does not pay the same when due, Landlord may pay the same and the amount of such payment shall be deemed Additional Rent which shall be due upon receipt of Landlord's invoice therefor.

     14.2 Anything contained herein to the contrary notwithstanding, in the event Tenant is deprived of electricity, water, HVAC service or any other utility or other service set forth in Section 14.1 above (including, without limitation, HVAC service comporting with the


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temperature specifications set forth herein on account of matters which Tenant is not responsible for) for a period exceeding three (3) business days, and as a result thereof Tenant is unable to conduct business from the Premises or any portion thereof in its normal and customary manner and without undue hardship, then from and after such third (3rd) business day Tenant shall be entitled to abate its rental and other obligations hereunder as to the Premises or portion thereof which is not usable until such time as the condition is rectified. The provisions of Section 25.19 of this Lease shall not apply with respect to Tenant's rights under this Section.

     14.3 The parties hereto agree to comply with all mandatory energy or water conservation controls and requirements applicable to office buildings that are imposed or instituted by the federal, state, or county governments, including, without limitation, controls on the permitted range of temperature settings in office buildings, and requirements necessitating curtailment of the volume of energy or water consumption or the hours of operation of the Building. Any terms or conditions of this Lease that conflict or interfere with compliance with such controls or requirements shall be suspended for the duration of such controls or requirements. It is further agreed that compliance with such controls or requirements shall not be considered an eviction, actual or constructive, of the Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder.

     14.4 In the event (i) Landlord elects to submeter the Premises for water consumption (which Landlord may do at any time during the Lease Term at its sole cost and expense) and (ii) it is determined that, during any Lease Year or calendar year, Tenant consumes "substantially more" water than other building tenants and typical office building users, measured pursuant to the annual statistics published by BOMA, then Tenant shall reimburse Landlord for all utility charges attributable to such excess water consumption within thirty (30) days after written demand by Landlord (accompanied by copies of water bills for the Building and the Premises and the BOMA standard applicable to such period). For purposes hereof, Tenant's water consumption shall be deemed "substantially more" than that of other office users if it exceeds the per square foot water charges attributable to other tenants in the Building AND the average per square foot water charges for office users published by BOMA by more than ten percent (10%).

     14.5 Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week (subject, however, to the Rules and Regulations attached hereto as Exhibit D). There will be a minimum of one (1) elevator in operation for Tenant's use outside of the building standard hours.

                                   ARTICLE XV
                              LIABILITY OF LANDLORD

     15.1 Landlord and its employees and agents shall not be liable to Tenant, Tenant's employees, agents, invitees, licensees, customers, clients, family members, assignees, subtenants or guests, or to any other person or entity for any damage (including indirect and consequential damage) injury, loss, compensation or claim arising within the Premises, unless the same is attributable to the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Subject to the foregoing qualification, any goods, property or personal effects stored or placed by Tenant, its employees or agents in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. If any employee of Landlord receives any packages or articles delivered to the Building for Tenant, such employee shall be acting as the agent of Tenant for such purposes and not as the agent of Landlord. For purposes of this Article XV, the term "Building" shall be deemed to include the Land. Notwithstanding the foregoing provisions of this Section 15.1, Landlord shall not be released from liability to Tenant for any injury caused by the willful misconduct or gross negligence of Landlord or its agents, employees or contractors.

     15.2 Subject to the provisions of Article XVII and Section 13.5 hereof, Tenant shall defend, indemnify and hold Landlord harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys' fees) suffered by or claimed against Landlord, directly or indirectly, based on, arising out of or resulting from (i) Tenant's use and occupancy of the Premises or the business conducted by Tenant therein, (ii) any acts or omissions by Tenant or Tenant's employees, agents, assignees, subtenants, contractors,


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licensees and invitees, (iii) any breach or default in the performance or observance of Tenant's covenants or obligations under this Lease, including without limitation any failure to surrender the Premises upon the expiration or earlier termination of the Lease Term, or (iv) any entry by Tenant, its employees, agents or contractors upon the Land prior to the Lease Commencement Date. Subject to the provisions of Section 13.5 hereof, Landlord shall indemnify and hold Tenant harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys, fees) suffered by or claimed against Tenant or its agents, employees, representatives, contractors, successors, assigns, licensees and invitees, based on or arising out of (i) Landlord's operation, management or control of the Building, Land and Common Areas, (ii) the acts or omissions of Landlord and its agents, employees and contractors, or (iii) any breach of Landlord's obligations under this Lease.

     15.3 In the event that at any time any Landlord hereunder shall sell or transfer the Building, said landlord shall not be liable to Tenant for any obligations or liabilities based on or arising out of events or conditions occurring on or after the date of such sale or transfer, to the extent the transferee expressly assumes the obligations of Landlord hereunder in writing.

     15.4 Except with respect to Tenant's rights under Sections 14.2, 17.1, 18.1 and 19.7 hereof, in the event that at any time during the Lease Term Tenant shall have a claim against Landlord, Tenant shall not have the right to set off or deduct the amount allegedly owed to Tenant from any rent or other sums payable to Landlord hereunder, it being understood that in such events Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord.

     15.5 Tenant agrees that in the event Tenant or any of Tenant's employees, agents, subtenants, assignees, contractors, clients, guests, family members, licensees, customers or invitees is awarded a money judgment against Landlord, the sole recourse for satisfaction of such judgment shall be limited to execution against the estate and interest of Landlord in the Building and Land (including any insurance or condemnation proceeds and any sale or refinancing proceeds realized at a time when Landlord is in default hereunder); in no event shall any other assets of Landlord or of any partner of Landlord or of any other person or entity be available to satisfy or subject to such judgment, nor shall any partner of Landlord or any other person or entity be held to have any personal liability for satisfaction of any claims or judgments against Landlord and/or any partner of Landlord in such partner's capacity as a partner of Landlord.

                                   ARTICLE XVI
                              RULES AND REGULATIONS

     16.1 Tenant and its agents, employees, invitees, licensees, customers, clients, family members, guests, assignees and subtenants shall at all times abide by and observe the rules and regulations attached hereto as Exhibit D, and all other rules or regulations that Landlord may promulgate from time to time for the operation and maintenance of the Building, provided that, with respect to any new rules and regulations (i) notice thereof is given to Tenant, and (ii) such new rules and regulations shall not increase Tenant's monetary or other obligations under this Lease or conflict with or diminish any of Tenant's rights hereunder. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for the violation of such rules or regulations by any other tenant or its employees, agents, assignees, subtenants, invitees, licensees, customers, clients, family members or guests, but the same shall be enforced in a consistent fashion. If there is any inconsistency between this Lease and the Rules and Regulations set forth in Exhibit D, this Lease shall govern.

                                  ARTICLE XVII
                              DAMAGE OR DESTRUCTION



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     17.1 If the Premises or the Building are totally or partially damaged or destroyed from any cause, thereby rendering the Premises totally or partially inaccessible or unusable, Landlord shall (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved) diligently restore and repair the Premises and the Building to substantially the same condition they were in prior to such damage; provided, however, that if in Landlord's judgment (communicated to Tenant within ten (10) days after such damage) the repairs and restoration cannot be completed within one hundred eighty (180) days after the occurrence of such damage (taking into account the time needed for removal of debris, preparation of plans and issuance of all required governmental permits), either Tenant or Landlord shall may terminate this Lease as of the forty-fifth (45th) day after such damage by giving written notice of termination to the other party within thirty (30) days after the occurrence of such damage. If this Lease is terminated pursuant to the preceding sentence, subject to the abatement provisions set forth below, all rent payable hereunder shall be apportioned and paid to the date of termination. If this Lease is not terminated as a result of such damage, then until the repair and restoration of the Premises is substantially complete, Tenant shall be required to pay annual base rent and additional rent only for those portions of the Premises that Tenant is able, in its business judgment, to use while repairs are being made. Landlord shall bear the costs and expenses of repairing and restoring the Premises (including the initial Tenant Work) and the Building. Notwithstanding anything above to the contrary, Landlord shall have the right to terminate this Lease in the event zoning or other applicable laws or regulations do not permit such repair or restoration. Additionally, in the event all damage is not ultimately repaired within such one hundred eighty (180) period, Tenant shall have the right to terminate this Lease by written notice to Landlord.

     17.2 Notwithstanding anything above to the contrary, if Landlord repairs and restores the Premises as provided in Section 17.1, Landlord shall not be required to repair, restore or replace any decorations, alterations or improvements to the Premises previously made by Tenant (other than the initial improvements made pursuant to the provisions of Article XXIV and Exhibit B hereto) or any trade fixtures, furnishings, equipment or personal property belonging to Tenant. It shall be Tenant's sole responsibility to repair and restore all such items.

     17.3 Notwithstanding anything to the contrary contained herein, if there is damage to or a destruction of the Building that exceeds thirty-three percent (33%) of the replacement value of the Building, then, whether or not the Premises are damaged or destroyed, Landlord shall have the right to terminate this Lease by written notice to Tenant. In the event the Lease is terminated pursuant to the provisions of this Section 17, then, in addition to the remedies set forth hereinabove, Landlord shall reimburse Tenant for the unamortized costs of the Tenant Work paid for by Tenant (based upon actual costs determined prior to the expiration of the first Lease Year).

                                  ARTICLE XVIII
                                  CONDEMNATION

     18.1 If the whole or a substantial part (as hereinafter defined) of the Premises, or the use or occupancy of the Premises, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), then this Lease shall terminate on the date title thereto vests in such governmental or quasi-governmental authority, and all rent payable here-under shall be apportioned as of such date. If less than a substantial part of the Premises, or if the use or occupancy of less than a substantial part of the Premises, is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), then this Lease shall continue in full force and effect, except that as of the date title vests in the governmental or quasi-governmental authority Tenant shall not be required to pay annual base rent and additional rent with respect to the portion of the Premises taken or condemned. In addition, in the event as a result of any taking or act of any governmental or quasi-governmental authority access to the Building and Premises is materially and adversely impaired, or Tenant's parking rights are diminished, then (i) for as long as such situation exists Tenant's base rent and additional rental obligations hereunder shall be equitably adjusted to account for such diminution and (ii) in the event such situation continues for more than sixty
(60) days, then at any time thereafter until the same is corrected Tenant may terminate this Lease upon thirty


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(30) days' prior written notice to Landlord.  For purposes of this Section 18.1, a substantial part of the Premises shall be considered to have been taken if more than five percent (5%) of the rentable area of the Premises is rendered unusable as a result of such condemnation.

     18.2 All awards, damages and other compensation paid by the condemning authority on account of such taking or condemnation (or sale under threat of such a taking) shall belong to Landlord, and Tenant hereby assigns to Landlord all rights to such awards, damages and compensation. Tenant agrees not to make any claim against the Landlord or the condemning authority for any portion of such award or compensation attributable to damages to the Premises, the value of the unexpired Lease Term, the loss of profits or goodwill. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of furnishings, tenant improvements (including portions of the Tenant Work paid for by Tenant), equipment and trade fixtures installed in the premises at Tenant's expense and for relocation expenses, provided that such claim shall in no way diminish the award or compensation payable to or recoverable by Landlord in connection with such taking or condemnation.

     18.3 Notwithstanding anything to the contrary contained herein, if twenty-five percent (25%) or more of the Land or of the Building is taken, condemned, or sold under threat of such a taking, Landlord shall have the right, in Landlord's sole discretion, to terminate this Lease as of the date title vests in the governmental or quasi-governmental authority. In addition, if twenty-five percent (25%) or more of the Building is taken, condemned or sold under threat of such a taking, and as a consequence thereof the Building will no longer be operated as a first-class office building, then Tenant shall have the right to terminate this Lease as of the date title vests in such authority.

                                   ARTICLE XIX
                                     DEFAULT

     19.1 The occurrence of any of the following shall constitute a default by Tenant under this Lease:

          (a) If Tenant shall fail to pay any payment of annual base rent or additional rent when due, or shall fail to make when due any other payment required by this Lease, and such failure is not cured within five (5) days after Tenant's receipt of written notice from Landlord;

          (b) If Tenant shall violate or fail to perform any other term, condition, covenant or agreement to be performed or observed by Tenant under this Lease, and such failure shall continue for a period of thirty (30) days after Landlord furnishes Tenant with written notice of such violation or failure, except that such thirty (30)-day period shall be extended for such additional period of time as may reasonably be necessary to cure such default, if such default, by its nature, cannot be cured within such thirty (30)-day period, provided that Tenant commences to cure such default within the initial thirty (30)-day period and is, at all times thereafter, in the process of diligently curing the same;

          (c)  If Tenant shall abandon the Premises;

          (d) An Event of Bankruptcy as specified in Article XX with respect to Tenant, any guarantor of Tenant's obligations under this Lease (a "Guarantor"), or any general partner of Tenant (a "General Partner"); or

          (e)  A dissolution or liquidation of Tenant.

     19.2 If there shall be any default by Tenant under this Lease beyond any applicable notice and cure period, including without limitation any default by Tenant prior to the Lease Commencement Date, Landlord shall have the right, at its sole option, to terminate this


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Lease.  In addition, with or without terminating this Lease, Landlord may re-
enter, terminate Tenant's right of possession and take possession of the Premises and the provisions of this Article XIX shall operate as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Premises being hereby expressly waived. Landlord may relet the Premises or any part thereof (and covenants in good faith to attempt to so relet the Premises and thereby mitigate its damages), alone or together with other premises, for such term(s) (which may be greater or less than the period which otherwise would have constituted the balance of the Lease Term) and on such terms and conditions (which may include market concessions or free rent) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any inability by Landlord to relet the Premises despite its good faith efforts to do so or any failure by Landlord to collect any rent due upon such reletting. Whether or not this Lease is terminated by reason of Tenant's default, Tenant nevertheless shall remain liable for any annual base rent, additional rent or damages which may be due or sustained prior to such default, all reasonable costs, fees and expenses including, but not limited to, reasonable attorneys' fees, brokerage fees, expenses incurred in placing the Premises in rentable condition (per building standard conditions as of the date of execution hereof), and other costs and expenses incurred by Landlord in pursuit of its remedies hereunder.
In addition, Tenant shall be liable, at Landlord's option, for either of the following measures of future damages:

          (a) an amount equal to the annual base rent and additional rent which would have become due during the remainder of the Lease Term, less the amount of rental, if any, which Landlord shall receive during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), in which case such damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the date on which the Lease Term would have expired but for Tenant's default. Separate suits or actions may be brought to collect any such damages for any month(s), and such separate suits or actions shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month(s) by similar proceedings, or Landlord may defer any suits or actions until after the expiration of the Lease Term; or

          (b) an amount equal to the difference between (i) the present value (as of the date of Tenant's default) of all annual base rent and additional rent which would have become due during the remainder of the Lease Term, and (ii) the present value of the expected rental income to be realized by Landlord with respect to the Premises over the remainder of the Lease Term, which difference shall be payable to Landlord in one lump sum on demand. For purposes of this
Section 19.2(b), "present value" shall be compute by using a discount rate equal to three (3) percentage points above the discount rate then in effect at the Federal Reserve Bank nearest to the Building. The provisions contained in this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease.

     19.3 All rights and remedies of Landlord set forth in this Lease are in addition to all other rights and remedies available to Landlord at law or in equity. All rights and remedies available to Landlord pursuant to this Lease or at law or in equity are expressly declared to be cumulative. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay or failure by Landlord to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default by Tenant hereunder unless such waiver expressly is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

     19.4 If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of the same or of any other covenant, condition or agreement set forth herein, nor of any of Landlord's rights hereunder. Neither the payment by Tenant of a lesser amount than the monthly installment of base rent, additional rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right

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to recover or do such act, all costs and expenses incurred by Landlord, plus interest thereon at a per annum rate (the "Default Rate) which is three (3) percentage points higher than the prime rate announced from time to time by Nations Bank, from the date incurred by Landlord to the date of payment thereof by Tenant, shall constitute additional rent due hereunder; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law.
If Nations Bank ceases to announce a prime rate or announces more than one prime rate, then for purposes of determining the Default Rate, Landlord shall have the right to designate a substitute rate which Landlord deems comparable.

     19.5 If Tenant fails to make any payment of base rent, additional rent or any other sum within five (5) days of the date such payment is due and payable on more than one occasion in any 365 day period, then for each additional late payment occurring within such period Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such payment. In addition, in such event such payment and such late fee shall bear interest at the Default Rate from the date such payment or late fee, respectively, became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law. Such late charge and interest shall constitute additional rent due hereunder.

     19.6 Landlord hereby waives any statutory lien, landlord's lien or other lien or security interest it may have in or upon any personal property of Tenant now or hereafter located in the Premises. Landlord further waives all rights of distraint available under applicable law.

     19.7 Tenant agrees to provide written notice to Landlord and any lender having a lien on the Building or Land (provided such lender so requests of Tenant in writing) in the event Landlord breaches any of its material obligations hereunder. In the event Landlord (or Landlord's lender) shall fail to cure any such breach within thirty (30) days after receipt of written notice from Tenant [or if such breach is not reasonably capable of being cured within thirty (30) days, such additional period as may reasonably be necessary to cure the same with due diligence, not to exceed ninety (90) days without Tenant's consent, which shall not be unreasonably withheld, conditioned or delayed], then Landlord shall be in default hereunder, and Tenant shall be entitled to bring an action for damages or injunctive relief against Landlord. In the event any default by Landlord is not cured within the foregoing cure period, or in the event any emergency repairs to the Premises are needed and Tenant is unable, despite diligent efforts, to contact Landlord by telephone, then, in either of such events, Tenant shall be entitled to take such action as may be commercially reasonable under the circumstance to correct such uncured default and/or make such repairs as are needed to correct the emergency situation, and Landlord shall reimburse Tenant for all costs reasonably incurred in the exercise of such rights within ten (10) days after written demand. In the event Landlord fails fully to reimburse Tenant for the foregoing costs within such ten (10) day period, then Tenant may deduct the amount due and owing from Landlord from its rental obligations next coming due.

                                   ARTICLE XX
                                   BANKRUPTCY

     20.1 The following shall be Events of Bankruptcy under this Lease:

          (a) The appointment of a receiver or custodian for any or all of Tenant's, a Guarantor's or a General Partner's property or assets, or the institution of a foreclosure action upon so material a portion of the real or personal property of Tenant or a Guarantor or a General Partner that Landlord in its discretion concludes that its security under the Lease is materially impaired;


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          (b)  The filing of a voluntary petition by Tenant, a Guarantor or a
General Partner under the provisions of Title 11 of the United States Code (the "Bankruptcy Code"), or under the insolvency laws of any state, district, commonwealth or territory of the United States (the "Insolvency Laws");

          (c) The filing of an involuntary petition against Tenant, a Guarantor or a General Partner as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (i) is not dismissed within sixty (60) days of filing, or (ii) results in the issuance of an order for relief against the debtor; or

          (d) Tenant's, a Guarantor's or a General Partner's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

                                   ARTICLE XXI
                                  SUBORDINATION

     21.1 This Lease shall be subject and subordinate to the lien, provisions, operation and effect of any and all mortgages, deeds of trust, ground leases or other security instruments (collectively, "Mortgages") which may now or hereafter encumber the Building or the Land, to all funds and all indebtedness intended to be secured by such Mortgages, and to all and any renewals, extensions, modifications, recastings or refinancings thereof, provided that such lender enter into a commercially reasonable subordination, attornment and non-disturbance agreement, in a form substantially similar to the agreement attached hereto as Exhibit I-1 (a "Non-Disturbance Agreement"). Landlord represents and warrants that neither the Building nor the Land is encumbered by any mortgages, deeds of trust or other lien instruments. Landlord represents that it leases the Land from Berman Enterprises Limited Partnership (the "Ground Lessor") pursuant to that certain Land Lease dated June 2, 1978 (the "Prime Lease"). Contemporaneous herewith, Ground Lessor has entered into a Non-Disturbance Agreement with Tenant in the form attached hereto as Exhibit I-2. Landlord shall use its best efforts to obtain a non-disturbance agreement similar in form and substance to the agreement attached hereto as Exhibit I-1 or I-2, as applicable, from any future mortgagee, groundlessor or beneficiary of any deed of trust with respect to the Premises; however, Tenant shall have no obligation to subordinate its rights hereunder to any mortgagee or groundlessor that does not provide Tenant with a non-disturbance agreement substantially similar to the form of agreement attached as Exhibit I-1 or I-2 hereto, as applicable. The holder of any Mortgage to which this Lease is subordinate shall have the right (subject to any required consents or approvals of the holders of superior Mortgages) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage and Tenant agrees to execute all documents required by such holder in confirmation thereof.

     21.2 In confirmation of the foregoing subordination, Tenant shall, at Landlord's request, promptly execute any requisite or appropriate certificate or other document. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or other document for or on behalf of Tenant. If the Land, the Building or Landlord's interest therein is sold at a foreclosure sale or by deed in lieu of foreclosure, and this Lease is not extinguished upon such sale or by the purchaser following such sale, then, at the request of such purchaser, Tenant shall attorn to such purchaser and shall recognize such purchaser as the landlord under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event any such foreclosure proceeding is prosecuted or completed or in the event of any such sale. Tenant agrees that upon such attornment, such purchaser shall not be (a) bound by any payment of annual base rent or additional rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease but only to the extent such prepayments have been delivered to such purchaser, (b) bound by any amendment of this Lease made without the consent of any lender entering into a Non-Disturbance Agreement with Tenant, (c) liable for damages for any act or omission of any prior landlord other than those of a continuing nature, or (d) subject to any offsets or defenses which Tenant might have against any prior landlord other than those of a continuing nature; provided further, that after succeeding to Landlord's interest under this Lease, such purchaser shall perform in accordance with the terms of this Lease all


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obligations of Landlord arising after the date such purchaser acquires title to the Land, the Building or Landlord's interest therein. Within five (5) days after request by such purchaser at foreclosure, Tenant shall execute and deliver an instrument or instruments confirming its attornment upon the foregoing terms.

     21.3 If any lender providing construction or permanent financing or any refinancing for the Building requires, as a condition of such financing or refinancing, that modifications to this Lease be obtained, and provided that such modifications (i) are reasonable, (ii) do not adversely affect Tenant's use of the Premises as herein permitted, (iii) do not increase any of Tenant's monetary or other obligations hereunder, (iv) do not adversely affect any of Tenant's rights hereunder and (v) do not decrease any of Landlord's obligations or liabilities hereunder, then Landlord may submit to Tenant a written amendment to this Lease incorporating such required modifications, and Tenant hereby covenants and agrees to execute, acknowledge and deliver such amendments to Landlord within five (5) days of Tenant's receipt thereof.

     21.4 Landlord hereby represents, warrants and covenants that: (i) a true and correct copy of the Prime Lease is attached hereto as Exhibit J (with certain economic terms redacted therefrom); (ii) the Prime Lease is in full force and effect; (iii) neither Landlord nor Tenant are in default under the Prime Lease and no condition exists which, with the passage of time or the giving of notice or both could become a default; (iv) Landlord shall not terminate the Prime Lease, or amend or modify the Prime Lease in any manner which will affect the rights of Tenant hereunder, as long as this Lease remains in full force and effect; and (v) Landlord will provide Tenant with written notices of any default on the part of Landlord or the Ground Lessor under the Prime Lease.

                                  ARTICLE XXII
                                  HOLDING OVER

     22.1 If Tenant shall not immediately surrender the Premises on the date of the expiration of the Lease Term, the rent payable by Tenant hereunder shall be increased to one hundred fifty percent (150%) of the annual base rent, additional rent in effect immediately prior to such termination date. Such rent shall be computed by Landlord on a monthly basis and shall be payable by Tenant on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated by Tenant. Landlord's acceptance of such rent from Tenant shall not in any manner impair or adversely affect Landlord's other rights and remedies hereunder, including, but not limited to, (i) Landlord's right to evict Tenant from the Premises, and (ii) Landlord's right to recover damages pursuant to this Lease and such other damages as are available to Landlord at law or in equity.

                                  ARTICLE XXIII
                              COVENANTS OF LANDLORD

     23.1 Landlord covenants that it has the right to make this Lease for the term aforesaid, and that if Tenant shall pay all rent when due and punctually perform all the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall, during the Lease Term, freely, peaceably and quietly occupy and enjoy the full possession of the Premises without hindrance by Landlord or any party claiming through or under Landlord, subject, however, to the provisions of this Lease, including but not limited to the Rules and Regulations and the provisions of Section 23.2 hereof. Additionally, Landlord hereby represents, warrants and covenants to and with Tenant that, as of the date hereof, on the Lease Commencement Date and during the term hereof, including any extensions and renewals hereof: (i) Landlord has the full right, power and authority to enter into this Lease and to perform each and all of the terms, provisions, covenants, agreements, matters and things herein provided to be performed by Landlord and to execute and deliver all documents provided herein to be executed and delivered by Landlord; (ii) this Lease does not, nor will the performance by Landlord of its obligations hereunder, contravene any provision of any existing law, covenant, indenture or agreement binding upon Landlord or upon the Land and/or the Building; (iii) the


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signatories of this Lease are authorized to sign this Lease on behalf of
Landlord; (v) there is no litigation pending or, to the best of Landlord's knowledge, threatened which may adversely affect the Building, the Land, the Premises or Tenant's interest in the Premises; (iv) there are no suits, judgments or notices from any governmental agency relating to any violation of the health, pollution control, building, fire or zoning laws or regulations relating to the use and maintenance of the Building, the land and the Premises;
(vii) the Building and Land are zoned to permit use of the Premises by Tenant as described herein; and (v) the Building does not contain asbestos and complies with all applicable laws, orders, rules and regulations (including the provisions of the American with Disabilities Act). Anything contained herein to the contrary notwithstanding, Landlord shall, at its own expense, comply with all laws, orders, ordinances and regulations of Federal and local authorities and with directions of public rules, recommendations, requirements and regulations of the Board of Fire Underwriters, Landlord's insurance companies and any other organization establishing insurance rates in the geographical area where the Building is located, respecting all matters of condition or maintenance of the Common Areas, the Land and the Building (other than matters pertaining to the use of the Premises by Tenant), including, without limitation, the provisions of the Americans with Disabilities Act, all zoning and other land use laws, and all laws pertaining to Hazardous Substances and indoor air quality.

     23.2 Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant): (i) to change the street address and/or name of the Building; (ii) to erect, use and maintain pipes and conduits in and through the ceilings above Premises; (iii) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building, subject to the exclusive rights granted to Tenant herein; (iv) the exclusive right to use and/or lease the roof areas, and the sidewalks and other exterior areas; (v) the right to resubdivide the Land or to combine the Land with other lands; and (vi) the right to relocate Tenant's non-reserved parking spaces to a comparable location to the location of the initial spaces granted to Tenant herein. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or of Tenant's use or occupancy of the Premises.

     23.3 Tenant acknowledges and agrees that all rights of Tenant to use and occupy the Premises and all rights, terms and conditions of this Lease are in all respects subject to all applicable zoning and land use restrictions, and to all covenants, conditions, and restrictions of record existing on the date hereof (and amendments thereto, provided such amendments do not interfere with Tenant's use of the Premises). Tenant agrees to observe and be bound by each and every covenant and restriction to which the Land is now subject or is hereinafter subjected, insofar as any such covenant or restriction affects the Premises or Tenant's use thereof.

     23.4 Tenant acknowledges and agrees that Landlord shall retain the right to enter into any lot owners' association agreement or cross easement agreement to provide for maintaining, landscaping, insuring, lighting and other operation and enhancement of the common areas of the Building and Land. Landlord agrees to enter into such an agreement only if the terms thereof do not interfere with Tenant's rights or obligations under this Lease or increase any of Tenant's monetary obligations hereunder. If Landlord enters into such an agreement, subject to the foregoing qualifications, Tenant acknowledges and agrees that it shall be bound by the provisions of such agreement, and any breach by Tenant of the terms or provisions of such agreement shall constitute a default under this Lease.


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                                  ARTICLE XXIV
                               TENANT IMPROVEMENTS

     24.1 Tenant agrees to lease the Premises in its "as-is" condition, subject to the obligations of Landlord and Tenant set forth in this Lease (including, without limitation, the provisions of this Article XXIV and the provisions of the Work Agreement attached hereto as Exhibit B). Landlord agrees to provide a construction allowance equal to $22.00 per rentable square foot of leased space (the "Allowance") for the improvements Tenant desires to make to the Premises (the "Tenant Work"). The Allowance is inclusive of all architectural, MEP plans, fees and permitting. In the event the cost to construct the space per the Tenant's plans and specifications exceeds the Allowance, Tenant agrees to provide the additional cost to complete the space. The Lease shall not include any contingency regarding the Landlord's obtaining or applying for financing to pay for the Tenant improvements. In order to keep the paper work to a minimum, the Tenant proposes to pay the architectural and MEP plans cost up-front, with the Landlord to reimburse Tenant for said costs from the Allowance. The Landlord reserves the right to approve all final working drawings and cost estimates, the general contractor, the architect and other professional consultants and to inspect the work in progress; Landlord's approval shall not be unreasonably withheld or delayed. All heating, ventilating, and air-conditioning to be designed and installed by Maloney Aire. Additionally, Tenant agrees that (i) installation or modification of fire alarm systems shall be performed by Landlord's fire alarm contractor and (ii) all demolition work shall be performed by Landlord or its general contractor as long the price quoted for performing such work is competitive. The Work Agreement attached hereto as Exhibit B sets forth additional terms and conditions with respect to the construction of the Tenant Work.

     24.2 Tenant shall prepare its own space plans and working drawings. Tenant shall select contractors, who will be mutually agreed upon by Tenant and Landlord to participate in the bidding process. Landlord may suggest certain contractors who will be considered by Tenant. Tenant may bid the project's construction and shall select the contractor through a sealed bidding process which Tenant shall control, and Landlord shall approve and enter into a construction contract with the contractor Tenant selects. There shall be no supervisory fee charges by Landlord to Tenant for any Tenant Work.

                                   ARTICLE XXV
                               GENERAL PROVISIONS

     25.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are being acquired by Tenant except as herein expressly set forth.

     25.2 Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.

     25.3 Landlord and Tenant each represents and warrants to the other that other than Barnes Morris Pardoe & Foster, The Stuart Rabkin Company and Ken Duncan (collectively, the "Broker") neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Lease. Landlord and Tenant shall each indemnify and hold the other harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by it or with whom it has dealt, other than the Broker. Landlord shall pay all fees to Broker in connection with this transaction.

     25.4 Tenant agrees, at any time and from time to time, upon not less than ten (10) business days' prior written notice by Landlord, to execute, acknowledge before a Notary Public, and deliver to Landlord and/or any other person or entity designated by Landlord a statement in writing: (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the


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Lease is in full force and effect as modified and stating the modifications);
(ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant; (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying the nature of such default; (iv) stating the address to which notices to Tenant are to be sent; (v) stating that this Lease is subject and subordinate to all Mortgages encumbering the Building or the Land (as long as Tenant receives a Non-Disturbance Agreement); (vi) stating that Tenant has accepted the Premises and that all work thereto has been completed by Landlord (or if such work has not been completed, specifying the incomplete work); and (vii) containing such other customary factual certifications as Landlord may reasonably request. Any such statement delivered by Tenant may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any Mortgagee or prospective Mortgagee of the Building or the Land or of Landlord's interest therein, any prospective assignee any of such Mortgagee or any other person or entity. Tenant acknowledges that time is of the essence to the delivery of such statements by Tenant, and that Tenant's failure or refusal to do so may result in substantial damages to Landlord resulting from, for example, delays suffered by Landlord in obtaining financing or refinancing secured by the Building. Tenant shall be liable for all such damages suffered by Landlord.

     25.5 Landlord and Tenant each hereby waives trial by jury in any action, proceeding, claim or counterclaim brought by either party in connection with any matter arising out of or in any way connected with this Lease, the relationship of landlord and tenant hereunder, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage. Landlord and Tenant each hereby waives any objection to the venue of any action filed by either party in any court situated in Prince George's County, Maryland and each party further waives any right, claim or power, under the doctrine of forum non conveniens or otherwise, to transfer any such action filed by any party in any such court to any other court.

     25.6 All notices or other communications required hereunder shall be in writing and shall be deemed duly given if delivered in person (with receipt therefor), or if sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (i) if to Landlord, Suite 380, 11140 Rockville Pike, Rockville, Maryland 20852, Attn: Gary Berman, (ii) if to Tenant, at 11350 Random Hills Road, Suite 240, Fairfax, Virginia 22030, Attn:
Charles L. Cosgrove, Vice President, with a copy to Tucker, Flyer & Lewis, P.C., 1615 L Street, N.W., Washington, D.C. 20036, Attn: Mark D. Jackson, Esq. Notices shall be effective upon receipt or refusal to accept receipt. Either party may change its address for the giving of notices by notice given in accordance with this Section.

     25.7 Each provision of this Lease shall be valid and enforced to the fullest extent permitted by law. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar to such invalid or unenforceable provision, and the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby.

     25.8 Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.

     25.9 The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns, subject to the provisions hereof restricting assignment or subletting by Tenant.

     25.10 This Lease contains and embodies the entire agreement of the parties hereto and supersedes all prior agreements, negotiations and discussions between the parties hereto. Any representation, inducement or agreement that is not contained in this Lease shall not be of any force or effect. This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.

     25.11 This Lease shall be governed by and construed in accordance with the laws of the State of Maryland.


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     25.12 Article and section headings are used herein for the convenience of reference and shall not be considered when construing or interpreting this Lease.

     25.13 The submission of an unsigned copy of this document to Tenant for Tenant's consideration does not constitute an offer to lease the Premises or an option to or for the Premises. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

     25.14 Time is of the essence with respect to all obligations under this Lease.

     25.15 This Lease is being executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

     25.16 This Lease shall not be recorded except that upon the request of Landlord, Tenant agrees to execute, in recordable form, a short-form memorandum of this Lease, provided that such memorandum shall not contain any of the specific rental terms set forth herein. Such memorandum may be recorded at Landlord's expense in the land records of Prince George's County, Maryland.

     25.17 Except as otherwise provided in this Lease, any additional rent or other sum owed by Tenant to Landlord, and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be paid by Tenant to Landlord no later than the later of (a) ten (10) days after the date Landlord notifies Tenant of the amount of such additional rent, sum, cost, expense, damage or liability, or (b) the first day of the first calendar month following the date Landlord so notifies Tenant; provided, however, that if Landlord so notifies Tenant prior to the commencement or after the expiration or earlier termination of the Lease Term, such additional rent, sum, expense, damage or liability shall be paid by Tenant to Landlord not later than ten (10) days after Landlord so notifies Tenant.

     25.18 Any liability of Tenant to Landlord or Landlord to Tenant existing hereunder at the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.

     25.19 In the event Landlord or Tenant is in any way delayed, interrupted or prevented from performing any of its construction or repair obligations under this Lease, and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials, or any other cause beyond such party's reasonable control (whether similar or dissimilar), then the time for performance of the affected obligation(s) shall be excused for the period of the delay and extended for a period equivalent to the period of such delay, interruption or prevention.

     25.20 Tenant agrees to cooperate with Landlord (at no cost, expense or liability to Tenant) in obtaining any permits or licenses necessary or desirable for the use or operation of the Building or the Premises, including without limitation by execution of any applications for such licenses and permits.

     25.21 Tenant agrees to give written notice of any default by Landlord under this Lease to any lender of Landlord secured by the Premises and a reasonable time within which to cure such default prior to Tenant taking any action to remedy such default or cancel the Lease, provided that such lender enters into a Non-Disturbance Agreement with Tenant.

     25.22 Tenant warrants and represents that Tenant's entering into this Lease is a valid and authorized act by the Tenant, which is duly formed and in good standing under the laws of the state of its formation and qualified to do business in the State of Maryland.


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     25.23 Unless specifically provided to the contrary herein, all consents or approvals to be granted by either party hereto to the other shall not be unreasonably withheld, conditioned or delayed, and the parties hereto shall at all times act in a commercially reasonable manner.

     25.24 Provided that Tenant is not in Default under the terms and conditions of this Lease, Tenant may, at its own cost, use portions of the Building's roof for the installation of one or more satellite dishes, antennae or similar devices (collectively, the "Roof Devices", and individually, a "Roof Device"); provided that (i) the installation and operation of such Roof Device shall be at Tenant's sole cost and expense (including, without limitation, the cost of any permits therefor), (ii) use of such Roof Device shall be in accordance with the terms of this Section 25.24, (iii) Tenant's right to install a Roof Device shall be subject to there being space available on the Building's roof, (iv) no Roof Device installed by Tenant shall interfere with the reception of any other antennas, satellites or roof devices then located on the Building's roof, and (v) the Roof Device shall be architecturally compatible with the Building and comply with all applicable laws, orders, rules and regulations. If Tenant elects to install a Roof Device, then Tenant shall also have the right to run cabling using the Building's risers and conduits from the Demised Premises to the roof for the purposes. Tenant shall not install or operate any Roof Device without the prior written approval of Landlord, which shall not be unreasonably withheld or delayed. Landlord shall not charge Tenant additional rent for the use of the Building's roof and any Roof Device. Upon prior written notice to Landlord, Tenant shall have access to the Building's roof at reasonable times to install, maintain or repair any Roof Device permitted hereunder. Upon the expiration or sooner termination of this Lease, Tenant shall be required to remove and dispose of such Roof Devices from the Building at its own cost. Tenant shall leave the portion of the roof where any Roof Device was located in good order and repair, and shall cause no damage to any part of the Building, including without limitation the structural components of, or mechanical systems in, the Building.

     25.25 In the event Tenant leases all or any substantial portion of two
(2) or more adjacent floors, Tenant may, at its sole risk, continually use the Building stairs and landings on and between such floors for access to and from such floors. Tenant may also install, at Tenant's expense, but in accordance with all applicable laws, rules and regulations of any governmental authority, carpeting (or other floor covering selected by Tenant) on the stairs and landings, install additional lighting and paint the walls, subject to the Landlord's prior written approval of color and style choices, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord agrees to install, if requested by Tenant and at Tenant's sole expense, appropriate security devices to prevent the doors from being opened in and from the stairwells on such contiguous floors without an appropriate key card. Landlord's cleaning crew shall regularly clean and maintain the stairwells in building-standard fashion, the cost which shall constitute an Operating Charge for all purposes hereof.

     25.26 Anything contained herein to the contrary notwithstanding, this Lease and Tenant's obligations hereunder are expressly subject to and conditioned upon Tenant receipt of a preliminary license to operate a vocational school from the applicable State and County education authorities within three hundred (300) days of the Execution Date (the "License Period"). In the event such condition is not satisfied or waived by Tenant in writing on or prior to the expiration of the License Period, or in the event Tenant's application is rejected prior to the expiration of such period, then at any time prior to the expiration of such period Tenant may (i) terminate this Lease by written notice to Landlord, whereupon Landlord shall return all security and rental deposits to Tenant and thereafter no party hereto shall have any further rights, obligations or liability hereunder or (ii) Tenant may unilaterally elect, by written notice to Landlord, to extend the License Period for up to six (6) consecutive additional periods of thirty (30) days each. In addition, in the event the foregoing condition precedent is not satisfied or waived prior to the expiration of the initial three hundred (300) day License Period, then Landlord may elect, by written notice given to Tenant within five (5) days after the expiration of such period, to terminate this Lease, whereupon Landlord shall return all security and rental deposits to Tenant and thereafter no party hereto shall have any further rights or obligations hereunder. The foregoing notwithstanding, following any termination of the Lease pursuant to this Section 25.26, Tenant shall reimburse Landlord for any design or construction costs authorized by Tenant in writing and actually incurred by Landlord within thirty (30) days of a request therefor by Landlord, accompanied by invoices and appropriate back-up documentation.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on or as of the day and year first above written.


                                       LANDLORD:

WITNESS:                               312 MARSHALL AVENUE LIMITED PARTNERSHIP

- - -----------------------------          By:
                                          -------------------------------------
                                       Its:  General Partner



                                       TENANT:

ATTEST:                                COMPUTER LEARNING CENTERS, INC.

- - -----------------------------          By:
                                          -------------------------------------
                                       Its:
                                           ------------------------------------

                                    EXHIBIT A

                              PLAN SHOWING PREMISES

                                      EXHIBIT B

                                    WORK AGREEMENT


    1. TENANT WORK. Subject to the terms and conditions of this Work Agreement and Article XXIV of the Lease, the Tenant Work shall be constructed substantially in accordance with final architectural plans and specifications to be agreed upon by the parties pursuant to the procedures set forth hereinbelow.

    2. APPOINTMENT OF ARCHITECT AND ENGINEER. Tenant hereby appoints Eiger Consulting, Inc. (the "Architect") as the architect, and hereby appoints Schmidt & Stacey, Inc. (the "Engineer") as the engineer, who will prepare any and all architectural drawings, plans and specifications necessary for the Tenant Work. The fees of the Architect and Engineer shall be paid by Landlord from the Allowance". Landlord shall furnish the Architect and the Engineer with copies of all as-built plans and specifications with respect to the Building to enable them to complete their respective portions of such drawings, plans and specifications.

    3. PRELIMINARY PLAN. Within forty-five (45) days after the Execution Date, the Architect and the Engineer shall prepare a set of preliminary drawings, plans and specifications for the Tenant Work (the "Preliminary Plans"). The Preliminary Plans shall describe, in such detail as may be necessary to enable contractors to bid, price and complete the work described in the Preliminary Plans, at a minimum, the following: (i) Tenant's plans for the configuration of the Premises, including without limitation, space allocation and partition layout, finishes and "built-ins"; (ii) information with respect to Tenant's requirements pertaining to the electrical, mechanical, HVAC, telephone, plumbing, lighting and similar systems servicing the Building, heat generating equipment and power requirements, computer facilities (equipment, power and heat output) and energy management systems (if any); (iii) Tenant's power and telephone layout, kitchen layout with equipment schedules, general lighting plans, receptacle plans, ceiling plans and wiring plans; and (iv) any other special requirements of Tenant with respect to the completion of the Premises.

    4. COST ESTIMATES. Within ten (10) business days of Landlord's receipt of the Preliminary Plans, Landlord or its designated contractor shall provide Tenant with (i) a list of its objections, modifications, deletions or qualifications to the Preliminary Plans (but Landlord agrees that it shall not unreasonably withhold its consent to any Tenant Work), (ii) a written good-faith estimate of the "Total Cost" (as define in Paragraph 9(a) below) of completing the Tenant Work described in the Preliminary Plans, subject to any such objections, modifications, deletions or qualifications, and (iii) a schedule of items constituting "long-lead" items (as defined below). For purposes hereof, the term "long-lead" items shall mean any items or material element thereof which Landlord believes, due to long-lead time for fabrication or delivery, will not be available at the Premises in time to be completed or installed prior to the originally scheduled Lease Commencement Date.

    5. FINAL PLANS. Tenant shall have five (5) business days from receipt of Landlord's cost estimate and its list of objections, modifications, deletions or qualifications to (a) substitute materials to eliminate any long-lead items and
(b) cause the Architect and the Engineer to prepare final drawings, plans, and specifications (the "Plans"), based on the Preliminary Plans but conforming to Landlord's objections, modifications, deletions or qualifications, which shall provide the information and detail required by clauses (i) through (iv) of Paragraph 4 above. No drawings, plans or specifications shall be deemed to be the final Plans until approved by Landlord and Tenant in writing. Upon final approval of the Plans by Landlord and Tenant, Tenant shall submit the same for approval by the appropriate governmental authorities; provided, however, that Tenant shall not be required to procure any approvals or permits unless and until the condition precedent set forth in Section 25.26 of the Lease is satisfied.

    6. PERFORMANCE; GENERAL CONTRACTOR. Construction of the Tenant Work shall be performed in a good and workmanlike manner. All contractors for the construction of the Tenant Work shall be licensed in the State of Maryland and carry insurance coverages satisfactory to Landlord, in its reasonable discretion. The general contract for the Tenant Work shall be bid to at least three (3) contractors.

Tenant shall have the right to propose at least two (2) of the bidding contractors, and Landlord shall have the right to propose one (1) of the bidding contractors. Subcontracts shall also be subject to competitive bidding, unless Tenant elects to direct a particular contract to a particular subcontractor or vendor. The bidding process shall be "open book", in which, prior to commencing work and awarding any subcontracts, the selected general contractor shall submit a list of detailed prices (itemized to set forth all pertinent information with respect to each bid, such as profit, overhead, general conditions, contingencies, etc.) for Tenant's approval sufficient to allow for Tenant's review and comment and subsequent modification. In the event Tenant selects Landlord's general contractor as the contractor for the Tenant Work, Landlord shall enter into a contract with such contractor for the work and shall oversee and supervise the same. In the event Tenant does not select Landlord's general contractor as the contractor for the Tenant Work, Tenant shall enter into a contract with the selected contractor for the work and shall oversee and supervise the same. Landlord shall, in all events, warrant all Tenant Work against defect for a period of at least one (1) year, and shall assign to Tenant all warranties and guarantees it may receive with respect to any portion of the Tenant Work.

    7. CHANGE ORDERS. Tenant shall have the right to request changes in Tenant Work, provided that the cost of performing the changes shall constitute a part of the Total Costs. Any such change shall be initiated by the Architect and approved by Landlord and the general contractor as a change order on American Institute of Architects ("AIA") forms and in accordance with AIA procedures. No change shall be permitted without the prior written consent of Landlord, which shall not be unreasonably withheld. Landlord shall not be permitted to make any changes to the Plans without the prior written consent of Tenant.

    8. INSPECTIONS. In the event Tenant does not select Landlord's general contractor as the contractor for the Tenant Work, Tenant and its contractors shall have full access to the Premises at all time for the purposes of prosecuting such work. In the event Tenant selects Landlord's general contractor as the contractor for the Tenant Work, upon reasonable prior notice, Tenant shall have the right to inspect the Tenant Work during the course of construction, provided that Tenant shall not disrupt or interfere with such construction and provided further that all such inspections shall be at Tenant's sole risk, and Landlord shall have no liability to Tenant for any injury or damage to Tenant or Tenant's agents, employees or contractors occurring in the course of such inspections. Further, in such event, Tenant shall have the right, at all times prior to the Lease Commencement Date, to enter the Premises, or to cause its contractors to enter the Premises, for the purpose of taking measurements, installing telecommunication, fiberoptics and computer lines, installing its fixtures and systems furniture and performing other items of work, provided that all of such work shall be coordinated in advance with Landlord's contractor (who shall accommodate Tenant to the extent reasonably feasible) and shall not unreasonably interfere with Landlord's construction of the Tenant Work. Tenant shall have the right (without charge) to the use of the Building's risers and conduits for purposes of running cabling, wiring and fiberoptics for purposes of connecting telecommunications, computer and similar equipment, and Tenant shall have no obligation to remove such cabling, wiring or fiberoptics at the conclusion of the term.

    9.   USE OF ALLOWANCE.

    (a) In the event Tenant selects Landlord's general contractor as the contractor for the Tenant Work, during the course of construction the Allowance shall be deemed reduced by the "Total Cost" incurred or paid by Landlord in constructing the Tenant Work. For purposes hereof, the term "Total Cost" shall mean the following costs which may be paid or incurred by Landlord in connection with the construction of the Tenant Work: (i) all fees authorized by Tenant in writing to be paid to the Architect and the Engineer and any consultants retained by either of such parties in connection with space planning costs and the costs of preparing architectural and engineering plans and specifications;
(ii) if Tenant so elects, move-related expenses, including the installation of telephone and computer cables or the acquisition of furniture or equipment;
(iii) the agreed upon fixed fee payable to the Landlord's general contractor for profit and overhead, plus the actual, reasonable and competitive cost of performing the final cleaning and other so-called "general conditions" work; and
(iv) all sums paid to the subcontractors, suppliers, manufacturers and other parties furnishing labor, material or services in connection with the construction of the Tenant Work under subcontracts approved by Tenant. No other costs which may be incurred by Landlord in connection with the construction of the Tenant Work shall be paid for from the Allowance or paid for by Tenant, whether directly or indirectly, in any other manner. In no event shall the Total Cost include costs attributable to overtime work; concealed conditions; failure by Landlord, its general contractor or any subcontractors to perform; any "force majeure" or other events giving rise to additional payments under any general contact or any subcontract; abatement of any asbestos, if any; or any costs incurred because portions of the Building do not comply with any laws, ordinances, rules or regulations. In addition, Landlord agrees to complete the "Base Building Shell" work described in SCHEDULE 1 attached to this Work Agreement at its sole cost and expense.

    (b) In the event Tenant selects Landlord's general contractor as the contractor for the Tenant Work, Landlord shall provide Tenant with monthly reports detailing the Total Cost incurred during the prior month. Each monthly report shall also detail the total amount of the Allowance which has been utilized.

    (c) In the event Tenant selects Landlord's general contractor as the contractor for the Tenant Work, when and if the Total Cost of constructing the Tenant Work exceeds the Allowance, Tenant shall be responsible for payment, on a monthly basis, of all such excess costs (the "Excess Costs"). Tenant shall fund the Excess Costs on a monthly basis within five (5) business days following its receipt from Landlord of (i) a disbursement request therefor, (ii) lien waivers from the general contractor constructing the Tenant Work with respect to the amount so requested and (ii) a certification from the Architect that the work for which payment is being requested has been satisfactorily completed.

    (d) In the event Tenant does not select Landlord's general contractor as the contractor for the Landlord's Work, then Landlord shall remit portions of the Allowance to Tenant (together with any costs incurred by Tenant on account of Base Building Shell work or other costs not includable within the definition of "Total Cost" set forth herein) on a monthly basis within five (5) business days following its receipt from Tenant of (i) a disbursement request therefor,
(ii) lien waivers from the general contractor constructing the Tenant Work with respect to the amount requested and (iii) a certification from the Architect that the work for which payment is being requested has been satisfactorily completed.

    (e) In the event the Allowance is not fully utilized in connection with the construction of the Tenant Work, Tenant shall be entitled to deduct any such unutilized amounts against its rental obligations next coming due.

    10. SUBSTANTIAL COMPLETION. The Tenant Work shall be conclusively deemed "substantially complete" when the Architect certifies that the same has been substantially completed in accordance with the Final Plans so as to enable Tenant to lawfully occupy the Premises. The Premises shall not be deemed to be unavailable if minor details of construction, decoration or mechanical adjustments remain to be done to the Premises. Even if the Premises is not deemed to be substantially complete, the Lease Commencement Date shall not be postponed if Landlord shall be delayed in substantially completing the Tenant Work as a result of (i) the Preliminary Plans or Final Plans not being prepared and/or approved by Tenant or its agents by the dates set forth in herein; (ii) Tenant's request for changes, alterations or additions in drawings, plans and specifications; or (iii) Tenant's request for materials, finishes or installations constituting long-lead items (the foregoing events constituting "Tenant Delay" for all purposes of this Lease). Tenant Delay shall, in all events, be calculated in accordance with the provisions of Section 2.2 of the Lease.

    11. PUNCHLIST. In the event Tenant selects Landlord's general contractor as the contractor for the Tenant Work, Landlord shall notify Tenant in writing fifteen (15) days in advance of the date it reasonably expects the Tenant Work to be substantially complete. In addition, in such event, Landlord shall notify Tenant in writing when it believes the Tenant Work is substantially complete, and shall afford Tenant the opportunity to walk-through the Premises and Common Areas in order to create a punchlist of items which have not been completed in accordance with the Plans and the provision hereof. Landlord shall use its best efforts to complete all punchlist items within thirty (30) days after creation of the punchlist. If Landlord fails to complete any punch-list items within such thirty (30) day period, then Tenant may correct such items itself and offset the costs it incurs in connection therewith against its rental obligations hereunder. Neither substantial completion of the Tenant Work nor completion of any punch-list items shall relieve Landlord of its obligation to repair defective or non-conforming work or any latent defects in the Premises.

    12. HVAC PROVISIONS. Landlord represents and warrants that the existing base building HVAC system serving the Premises (including, without limitation, heat pumps, chillers, diffuses and ductwork) is, or shall be on or prior to the Lease Commencement Date, in good working order and condition. The cost of any repairs or maintenance to the existing system needed to bring such system into good working order shall be borne by Landlord as a part of the Base Building Shell work. As part of the Tenant Work, Tenant will be installing supplemental heating and cooling units serving each of Tenant's classrooms/labs and making certain other modifications to the existing HVAC system. The exact specifications for the supplemental units and other improvements to the existing HVAC system shall be specified by Tenant in the Plans, and shall not be altered. The parties agree to cause the HVAC subcontractor to warrant that the HVAC system installed pursuant to the Plans will meet the performance standards set forth in Section 14.1 of the Lease for a period of at least one (1) year from the Lease Commencement Date. In the event that the HVAC system fails to comply with the ASHRAE standards and/or temperature parameters set forth in Section
14.1 of the Lease on account of (i) the Landlord's failure (if Landlord's contractor is the general contractor for the Tenant Work) to install the HVAC-related improvements in the manner specified in the Plans or pursuant to the manufacturer's instructions and specifications, (ii) the failure to properly balance the HVAC system or (iii) any matter pertaining to the base building HVAC system existing as of the date hereof, then Landlord shall be responsible for correcting such failure and the services-interruption provisions set forth in
Section 14.2 of the Lease shall apply; PROVIDED, HOWEVER, in the event any such failure is attributable to a defect in the supplemental HVAC units or related improvements installed pursuant to the Plans, then Landlord shall correct such failure at Tenant's expense. Landlord agrees to assign to Tenant all of its rights in any and all warranties of the HVAC system from all manufacturers, suppliers, contractors and subcontractors during the term of the Lease. Tenant shall be responsible for maintaining, repairing and (if Tenant's deems it necessary) replacing the supplemental units installed pursuant to the Plans throughout the Lease Term; Landlord shall be responsible for the repair, maintenance and replacement of the base building HVAC system throughout the Lease Term.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Agreement as of April 1, 1996.


LANDLORD:                              TENANT:

312 MARSHALL AVENUE                    COMPUTER LEARNING CENTERS, INC.
LIMITED PARTNERSHIP

By:                                    By:
   ------------------------------         -------------------------------------
Its:                                   Its:
    -----------------------------          ------------------------------------

                                      EXHIBIT C

                                       FORM OF

                                     CERTIFICATE


    This Exhibit is attached to and made a part of that certain Lease Agreement dated as of the ___ day of ________, 1996 (the "Lease"), by and between 312 MARSHALL AVENUE LIMITED PARTNERSHIP ("Landlord") and COMPUTER LEARNING CENTERS, INC. ("Tenant"). The terms used in this Exhibit that are defined in the Lease shall have the same meanings as provided in the Lease. The Certificate to be executed by Landlord and Tenant pursuant to Section 2.3 of the Lease shall provide as follows:

         "This Certificate is being provided pursuant to the terms and provisions of that certain lease agreement dated ___________ __, 1996 (the "Lease"), between 312 MARSHALL AVENUE LIMITED PARTNERSHIP and COMPUTER LEARNING CENTERS, INC. The parties to the Lease desire to confirm that the following terms which are defined in the Lease shall have the meanings set forth below for all purposes in the Lease:

    1.   The Lease Commencement Date is _________________.

    2. The initial Lease Term of the Lease shall expire on __________, ______ (subject to early termination by Tenant as set forth in Section
         2.7 of the Lease).

  Attached to this Certificate is evidence of payment of premiums for all insurance required pursuant to Section 13.2 of the Lease."


LANDLORD:                              TENANT:

312 MARSHALL AVENUE                    COMPUTER LEARNING CENTERS, INC.
LIMITED PARTNERSHIP

By:                                    By:
   ------------------------------         -------------------------------------
Its:                                   Its:
    -----------------------------          ------------------------------------

                                      EXHIBIT D

                                RULES AND REGULATIONS


    This Exhibit is attached to and made a part of that Certain Lease Agreement dated as of the 1st day of April, 1996 (the "Lease"), by and between 312 MARSHALL AVENUE LIMITED PARTNERSHIP ("Landlord") and COMPUTER LEARNING CENTERS, INC. ("Tenant"). Unless the context otherwise requires, the terms used in this Exhibit that are defined in the Lease shall have the same meanings as provided in the Lease.

    The following rules and regulations have been formulated for the safety and well-being of all tenants of the Building ("tenants"). Strict adherence to these rules and regulations is necessary to guarantee that every tenant will
enjoy a safe and undisturbed occupancy of its premises in the Building.   Any
continuing violation of these rules and regulations by Tenant shall constitute a default by Tenant under the Lease.

    Landlord may, upon request of any tenant, waive the compliance by such tenant of any of the rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless otherwise agreed to by Landlord,
(iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with these rules and regulations, and (iv) any such waiver by Landlord shall not relieve Tenant from any liability to Landlord for any loss or damage occasioned as a result of Tenant's failure to comply with any rule or regulation.

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, halls and other parts of the Building not exclusively occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from each tenant's premises. Landlord shall have the right to control and operate the public portions of the Building and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to its premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and other public portions or facilities of the Building by other tenants.

2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades or screens (other than those furnished by Landlord) shall be attached to, hung in, or used in connection with any window or door of any tenant's premises, without the prior written consent of Landlord. All awnings, projections, curtains, blinds, shades, screens and other fixtures must be of a quality, type, design and color, and attached in a manner, approved by Landlord.

3. No showcases or other articles shall be placed or allowed to remain in front of or affixed to any part of the exterior of the Building or its windows, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

4. Tenant shall not use the water and wash closets and other plumbing fixtures for any purposes other than those for which they were constructed, and Tenant shall not place any debris, rubbish, rags or other substances therein. All damage resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors, customers, clients, invitees, guests, or licensees, shall have caused the same.

5. No tenant shall move, paint, drill or deface the exterior of the Building or the exterior of any tenant's premises other than to install signs permitted pursuant to the terms of its lease. Tenants shall not construct, maintain, use or operate within their respective premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required as part of a communication system approved in writing by Landlord prior to the installation thereof. No tenant shall construct, maintain, use or operate any such loud speaker or sound system outside of its premises.

6. No tenant shall bring bicycles, vehicles, animals, birds or pets of any kind into the Building. No cooking shall be done or permitted by any tenant on its premises, except for microwave cooking and use of coffee machines by such tenant's employees for their own consumption. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from its premises.

7. No space in the Building shall be used for the sale of goods in the ordinary course of business, or for the sale at auction of merchandise, goods or property of any kind. "Sale of goods in the ordinary course of business" means the sale of goods to the public at large.

8. No tenant shall make any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, whistling, singing, or in any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs of the Building.

9. Tenants shall not bring into or keep in or upon the Building any flammable, combustible or explosive fluid, or chemical substance, except pursuant to the terms of the Lease.

10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in any existing locks or the locking mechanism therein, without Landlord's prior written approval. Tenants shall keep the doors leading to the corridors or main halls closed during business hours except as such doors may be used for ingress or egress. Each tenant shall, upon the termination of its tenancy, restore to the Landlord all keys of stores, offices, storage and toilet rooms either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the replacement cost thereof. Tenant's key system shall be separate from that for the rest of the Building.

11. No tenant shall employ any of Landlord's employees for any purpose whatsoever without Landlord's prior written consent.

12. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management or watchman on duty. Landlord may, at its sole option, require all persons admitted to or leaving the Building during hours other than normal hours of operation of the Building (as set forth in Section 14.1 of the Lease) to register. Each tenant shall be responsible for all persons for whom it authorizes entry into the Building and shall be liable to Landlord for all acts or omissions of such persons.

13. The Premises shall not, at any time, be used for lodging or sleeping or for any immoral or illegal purpose.

14. Each tenant, before closing and leaving its premises at any time, shall see that all windows are closed and all lights turned off.

15. Tenants shall not request Landlord's employees to perform any work or do anything outside of such employees' regular duties without the prior written consent of the management of the Building. The special requirements of tenants will be attended to only upon application to Landlord, and any such special requirements of Tenant shall be billed to Tenant (and paid as additional rent) in accordance with the schedule of charges maintained by Landlord from time to time or at such charge as is agreed upon in advance by Landlord and Tenant.

16. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

17. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for Tenant to the Building.

18. Tenant shall not place any mats, trash or other objects in the public corridors of the Building.

19. Drapes installed by Landlord for the use of Tenant or drapes installed by Tenant, which are visible from the exterior of the Building, must be cleaned by Tenant at least once a year, without notice from Landlord, at Tenant's own expense. Landlord shall have the right to prescribe standards for all curtains, drapes, blinds, shades, screens, lights and ceilings, including without limitation standards designed to give the Building a uniform, attractive appearance. Tenant shall comply with all such standards prescribed by Landlord.

                                      EXHIBIT E

                                       HOLIDAYS


         January 1 - New Year's Day
         Martin Luther King's Birthday
         Presidents' Day
         Memorial Day
         July 4 - Independence Day
         Labor Day
         Columbus Day
         Thanksgiving Day and the day immediately thereafter
         December 25 - Christmas Day

                                      EXHIBIT F

                                      SITE PLAN

                                      EXHIBIT G

                                 TENANT'S SIGN PLANS

                 [TO BE PROVIDED BY TENANT FOLLOWING LEASE EXECUTION]

                                      EXHIBIT H

                              JANITORIAL SPECIFICATIONS

                                     EXHIBIT I-1

                              NON-DISTURBANCE AGREEMENT

                                      (MORTGAGE)

                                     EXHIBIT I-2

                              NON-DISTURBANCE AGREEMENT

                                    (GROUND LEASE)

                                      EXHIBIT J

                                    GROUND LEASE